Exhibit 4.9

Share Purchase Agreement

entered into by and between

Ultrapar Participações S.A.

and

TEREFTÁLICOS INDÚSTRIA E PARTICIPAÇÕES LTDA.

and

INDORAMA VENTURES SPAIN SOCIEDAD LIMITADA

and, as consenting intervener and subject to certain obligations in accordance herewith,

Oxiteno S.A. – Indústria e Comércio

Oxiteno USA, LLC

Oxiteno Mexico S.A., de C.V.

and

Oxiteno Uruguay S.A.

and, as consenting interveners and guarantors of all of Buyers’ obligations in accordance herewith,

INDORAMA VENTURES PUBLIC COMPANY LIMITED; and

INDORAMA VENTURES POLÍMEROS S.A.

on

August 15, 2021

** ** **

 SHARE PURCHASE AGREEMENT

This instrument is made by and between,

(a)  Ultrapar Participações S.A., a corporation duly organized and existing under the laws of the Federative Republic of Brazil, with head office at Avenida Brigadeiro Luís Antônio No. 1343, 9th floor, Bela Vista, 01317-910, São Paulo/SP, Brazil, enrolled with CNPJ under No. 33,256,439/0001-39 (“Seller”), herein represented according to its bylaws; and

(b)  TEREFTÁLICOS INDÚSTRIA E PARTICIPAÇÕES LTDA., a limited liability company duly organized and existing under the laws of the Federative Republic of Brazil, with head office at Fazenda São Francisco s/n°, parte I, 13140-971, Paulínia/SP, Brazil, enrolled with CNPJ under No. 62.411.707/0001-48 (“TIP”), herein represented by its representatives according to its articles of incorporation;

(c)  INDORAMA VENTURES SPAIN SOCIEDAD LIMITADA, a limited liability company duly organized and existing under the laws of Spain, with head office at Poligono Industrial Guadarranque, S/N, 11360 San Roque, Cadiz, Spain, enrolled with CNPJ under No. 30.279.489/0001-43, herein represented by its representatives according to its articles of incorporation (“IVS” and, together with TIP, the “Buyers”);

(Seller and Buyers are hereafter referred collectively as the “Parties”, and individually as a “Party”)

And, as consenting interveners and subject to certain obligations in accordance herewith,

(d)  Oxiteno S.A. – Indústria e Comércio, a corporation duly organized and existing under the laws of the Federative Republic of Brazil, with head office at Avenida Brigadeiro Luís Antônio No. 1343, 7th floor, part A, suite 6, Bela Vista, CEP 01317-910, São Paulo/SP, Brazil, enrolled with CNPJ under No. 62,545,686/0001-53 (“Company”), herein represented according to its bylaws;

(e)  OXITENO USA, LLC, a company with head office at 3200 Southwest Freeway, Suite 1200, Houston, Texas, 77027, USA (“Oxiteno US”), herein represented by its representatives according to its articles of incorporation;

(f)  OXITENO MEXICO S.A., DE C.V., a corporation duly organized and existing under the laws of México as per notarial instrument 97,863 dated August 7, 2003, executed before Mr. Cecilio Gonzalez Marquez, Notary Public 151 for the Federal District (today Mexico City), recorded in the Registry of Commerce of said city under commerce file 311,695 (“Oxiteno Mexico”), herein represented according to its bylaws; and

(g)  OXITENO URUGUAY S.A., a corporation duly organized and existing under the laws of Uruguay as per Single Tax Registry of the General Tax Directorate No. 210001020013, with head office at Carmino Carlos A López, No. 5940, Montevidéu, Uruguay (“Oxiteno Uruguay” and, jointly with Oxiteno US, Oxiteno Mexico and Oxiteno Uruguay, the “Intervening Companies”), herein represented according to its bylaws;

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And, as consenting interveners and guarantors of all of Buyers’ obligations in accordance herewith,

(h)  INDORAMA VENTURES PUBLIC COMPANY LIMITED, a public company duly organized and existing under the laws of Thailand, with head office at 75/102 Ocean Tower 2, 37th Floor, Asoke Road, Klongtoey Nuer, Wattana, Bangkok 10110, Thailand (“IVPCL”), herein represented by its representatives according to its bylaws; and

(i)  INDORAMA VENTURES POLÍMEROS S.A., a corporation duly organized and existing under the laws of the Federative Republic of Brazil, with head office at Rodovia PE-60, Km 10 – Engenho Massangana, SUAPE, TDR – Sul S/Nº, Complexo Industrial Portuário, 55590-000, Ipojuca/PE, Brazil enrolled with CNPJ under No. 07.079.511/0001-90 (“IVP” and, jointly with IVPCL, the “Guarantors”), herein represented by its representatives according to its bylaws;

Whereas:

  The Company and its subsidiaries are engaged in the business of manufacturing, exporting and importing chemical and petrochemical products, including ethylene oxide and other petroleum derivatives;
  Seller is, and will be at Closing (without giving effect to the shares to be issued under the Capital Increase), the legal owner of 100% of the total issued and outstanding common shares of the Company, with no par value (“Shares”);
  Seller wishes to approve a capital increase of the Company;
  Seller wishes to sell all the Shares; and
  Subject to the right of first refusal in favor of Seller’s shareholders provided in article 253, I and II, of the Corporation Law, Buyers wish to (a) subscribe for all the new Shares of the Company (with the characteristics set forth in Schedule A hereof), to be issued pursuant to the Capital Increase, as defined in Section 4.2(a) below) that are not subscribed for pursuant to the above mentioned right of first refusal (the “Available New Shares”), and (b) acquire all the existing Shares that are not acquired pursuant to the above mentioned right of first refusal (the “Available Existing Shares”).

Now, Therefore, the Parties enter into this Share Purchase Agreement (“Agreement”), on the following terms and conditions:

1.  Definitions and Interpretation

1.1.  Definitions. As used in this Agreement, terms written with the initial letter in the upper case have the meaning given to them in Schedule 1.1.

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1.2.  Interpretation. The Parties agree that: (a) the headings and titles of the provisions of this Agreement are for convenience of reference only and do not limit or affect the meaning of the sections, subsections or items to which they apply; (b) whenever required by the context, the definitions contained in this Agreement apply in both the singular and the plural, and the neuter gender shall include the masculine and feminine genders, and vice-versa, and the masculine gender shall include the feminine, and vice versa; (c) references to any Laws, documents or instruments shall include all amendments, changes, substitutions, consolidations and supplements thereto, unless this Agreement expressly states otherwise; (d) unless otherwise expressly established in this Agreement, references to Sections, subsections, items, and Schedules are to Sections, subsections, items, and Schedules of this Agreement; references to this Agreement shall include the provisions of all of its Sections and Schedules; and the information disclosed in any specific Schedule of this Agreement shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding Section of this Agreement, except to the extent that such information is cross-referenced in another Section or Schedule; (e) unless otherwise expressly established in this Agreement, all references to either of the Parties include its successors, beneficiaries, representatives and permitted assigns of any kind; (f) as used in this Agreement, the word “including” and like words and expressions, followed by any statement, term, or general subject matter shall not be interpreted so as to limit the immediately following statement, term, or general subject matter, but instead shall be treated as a reference to all other things and matters that could reasonably fall within the scope of the statement, term, or general subject matter, as if it had been accompanied by the expression “for the purposes of illustration”; (g) the words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (h) whenever a Portuguese term is used in this Agreement, the Portuguese term shall prevail over the corresponding English term; (i) unless otherwise provided herein, all references to a fixed time of a day shall mean São Paulo, local time, observing, if applicable, the local daylight saving time (DST); (j) the computation of a time period hereunder (including expressed in Business Days) shall be made in accordance with article 132 of the Brazilian Civil Code. Unless otherwise provided herein, all periods of time shall be calculated in calendar days; and (k) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

2.  Investment; Purchase and Sale; and Price

2.1.  Investment; Purchase and Sale. Subject to the satisfaction or waiver of the Conditions Precedent, on the Closing Date, (i) the Company will issue and deliver, and Buyers will subscribe for and receive the Available New Shares, free and clear of all Liens (“Investment”), and (ii) Seller will sell and transfer, and Buyers will purchase and receive, the Available Existing Shares, fully paid in and free and clear of all Liens (“Share Purchase and Sale”). The Parties acknowledge and agree that Buyers are jointly and severally liable for all the obligations with respect to the consummation of the Investment and the Share Purchase and Sale, any of which may be carried out by any of them, individually, at Buyers sole discretion, which shall be communicated by Buyers to Seller in advance of Closing and/or set forth in a closing memorandum to be entered between the Parties; provided, in any case, that after Closing the Company shall be directly Controlled and more than 50% of its corporate capital owned by TIP.

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2.2.  Subscription Price per Share. The subscription price per Available New Share to be paid to the Company is the equivalent in BRL (in accordance herewith) to USD 17.8358 (“Subscription Price per Share”).

2.3.  Payment of the Subscription Price. On the Closing Date (with due regard to Section 12.2 below), Buyers shall pay-in to the Company, in consideration for the subscription of all Available New Shares, an amount in BRL equal to the result of (x) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, multiplied by (y) the number of Available New Shares, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which Buyer is responsible for) (“IVL Subscription Price”), by wire transfer of immediately available funds (transferência eletrônica disponível – TED) to the Company’s bank account identified in Schedule 2.3 or other bank account in Brazil appointed by the Company no later than 3 Business Days prior to the Closing Date.

2.4.  Purchase Price. The base purchase price per Available Existing Share to be paid to Seller is the equivalent in BRL (in accordance herewith) to USD 17.8358 (“Base Purchase Price per Share”), which has been determined based on the Company’s Base Net Debt as reflected in the Consolidated Financial Statements, and based on the Company’s Base Working Capital, all calculated in accordance with the Accounting Principles, XXXXXXX XX XXXXXXXX X.X XXX XXXX XXX XXXXXX XX XXXXXXX X.XX.X, X XXXX XX XXX XXXXXX, XXXXX XX XXX XXXXXX XX XXXXXX XXX XXXXX XX XXXXXXX X.X(X). XXXXXXXX X.X XXXX XXXXXXXX XX XXX XXXXXXX (XXX XXXXXXXXX XX XXX XXXXXXXXX XXXXXXXXXXXX) XX XXX XXXXXXX’X XXXX XXX XXXX (X.X. XXX XXX,XXX,XXX.XX) XXX XXXX XXXXXXX XXXXXXX (X.X. XXX XXX,XXX,XXX.XX) XXXXXXX XXX XXXXXXXX XX XXX XXXX XXXXXXXX XXXXX, XX XXXXXXXXX XXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXX XXXXXXXXXX XxXXXXXX XXXX.

2.4.1.  No later than 5 Business Days prior to the Closing Date, the Company, with the supervision of Seller, shall prepare and deliver to Buyers an estimated statement based on the projected Company’s consolidated financial statements for the Closing Date (“Estimated Financial Statement”) reflecting the Company’s good faith calculations of (a) the estimated consolidated Working Capital as of the Closing Date (in USD, which conversion from BRL to USD shall be made in accordance with Schedule 2.4) (“Estimated Working Capital”), (b) the estimated consolidated Net Debt as of the Closing Date (in USD, which conversion from BRL to USD shall be made in accordance with Schedule 2.4) (“Estimated Net Debt”), (c) the purchase price per Share in USD, calculated in accordance with Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles, taking into account the differences between the Estimated Working Capital and the Base Working Capital and between the Estimated Net Debt and Base Net Debt (“Estimated Purchase Price per Share”), and (d) the Estimated Purchase Price per Share multiplied by all the Available Existing Shares (in USD), calculated pursuant to the previous item. The Estimated Financial Statement shall be prepared based upon the Books and Records of the Company in accordance with the Accounting Principles and the definitions provided in this Agreement. Buyers shall be entitled to analyze, in good faith, the Estimated Working Capital and Estimated Net Debt within 3 Business Days as delivery thereof and discuss with Seller and propose reasonable changes, provided that Seller may accept or not such changes at its sole discretion and that such discussions shall not delay Closing.

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2.4.1.1.  For the sake of clarity, the Estimated Purchase Price per Share shall be an amount equal to (i) the Base Purchase Price per Share, (ii) minus (a) the amount per Share, if any, by which the Estimated Net Debt exceeds the Base Net Debt, or plus (b) the amount per Share, if any, by which the Estimated Net Debt is lower than the Base Net Debt, (iii) minus (a) the amount per Share, if any, by which the Base Working Capital exceeds the Estimated Working Capital, or plus (b) the amount per Share, if any, by which the Estimated Net Working Capital exceeds the Base Working Capital, in each case, calculated according to Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles .

2.5.  Payment of the Purchase Price. Buyers shall pay to Seller, in consideration for the acquisition of all Available Existing Shares:

(a)  On the Closing Date (with due regard to Section 12.2 below), in consideration for the transfer of all Available Existing Shares, an amount in BRL equal to the result of (x) the Upfront Estimated Purchase Price per Share, calculated pursuant to Schedule 2.4, as converted in BRL by the Pre-Closing Exchange Rate, multiplied by (y) the number of Available Existing Shares, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which Buyer is responsible for) (“IVL Upfront Purchase Price”), by wire transfer of immediately available funds (transferência eletrônica disponível – TED) to Seller’s bank account identified in Schedule 2.5(a) or other bank account in Brazil appointed by Seller no later than 3 Business Days prior to the Closing Date; and

2.5.1.  On the second (2nd) anniversary of the Closing Date (“2nd Anniversary”) (with due regard to Section 12.2 below), an amount in BRL equal to the result of (x) the Deferred Purchase Price per Share, calculated pursuant to Schedule 2.4, as converted in BRL by the 2nd Anniversary Exchange Rate, multiplied by (y) the number of Available Existing Shares, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which Buyer is responsible for) (“IVL Deferred Purchase Price”), by wire transfer of immediately available funds (transferência eletrônica disponível – TED) to Seller’s bank account identified in Schedule 2.5(a) or other bank account in Brazil appointed by Seller.

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2.6.  Adjustments to the Purchase Price per Share. Within 90 days following the Closing Date, Buyers, with support from the Company, shall deliver to Seller, based on the consolidated balance sheet of the Company drawn up as of the Closing Date in accordance with the Accounting Principles, a written statement (the “Post-Closing Statement”) specifying in reasonable detail, with reasonably supporting documentation, as well as the relevant calculations, Buyers’ good faith calculation of: (a) the differences between the Estimated Working Capital and the Closing Working Capital (both in BRL and USD, with the conversion made in accordance with Schedule 2.4); (b) the differences between the Estimated Net Debt and the Closing Net Debt (both in BRL and USD, with the conversions made in accordance with Schedule 2.4); (c) the final purchase price per Share in USD, calculated in accordance with Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles, taking into account the differences between the Closing Working Capital and the Estimated Working Capital and between the Closing Net Debt and Estimated Net Debt (the “Final Purchase Price per Share”), as well as the relevant calculations; and, (d) the Final Purchase Price per Share multiplied by all the Available Existing Shares (in USD), calculated according to Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles (the “IVL Final Purchase Price”). The Post-Closing Statement shall be prepared based upon the Books and Records of the Company in accordance with the Accounting Principles and the definitions provided in this Agreement. If a Post-Closing Statement is not received by Seller within the time period established herein, Buyers shall be deemed to have forfeited their right to present their Post-Closing Statement in which case Seller shall be allowed to prepare and present to Buyers a Post-Closing Statement pursuant to the terms of this Section 2.6, in which case (i) the reasonable expenses of Seller in connection with preparation of the Post-Closing Statement shall be reimbursed by Buyers and, (ii) such Post-Closing Statement shall be reviewed by Buyers pursuant to Section 2.6.1 below, in which case the rights and obligations applicable to each of Buyers and Seller pursuant to the price adjustment mechanism set forth in Section 2.6.1 and subsequent Sections (in relation to determination of the amount of the price adjustment) will be applicable to them inversely.

2.6.1.  In the event that Seller disagrees with any aspect of the Post-Closing Statement, Seller shall have a period of 60 days from delivery of the Post-Closing Statement to send a notice to Buyers specifying in reasonable detail, with reasonably supporting documentation, as well as the relevant calculations, the items of disagreement (and basis for such disagreements) and stating its understanding of: (a) the differences between the Estimated Working Capital and the Closing Working Capital; (b) the differences between the Estimated Net Debt and the Closing Net Debt; (c) the Final Purchase Price per Share, according to its calculations; and (d) the IVL Final Purchase Price, according to its calculations (“Disagreement Notice”). If a Disagreement Notice is not received by Buyers within the time period established herein, Seller shall be deemed to have accepted the Post-Closing Statement presented by Buyers, which shall be definitive, binding and conclusive for all the purposes of this Agreement.

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2.6.2.  If a Disagreement Notice is timely received pursuant to Section 2.6.1 above, Buyers and Seller shall discuss in good faith in order to reach an agreement on the items of disagreement identified in the Disagreement Notice within 15 days from the delivery of the Disagreement Notice.

2.6.3.  In case Buyers and Seller do not reach an agreement within the timeframe set forth in Section 2.6.2, Buyers and Seller agree that the Post-Closing Statement and the Disagreement Notice shall be reviewed by XXXXXXXX XXXXXX XXXXXXXX XXXXXXX (“Selected Auditing Firm”), provided such Selected Auditing Firm shall not be, at the time of its selection, the independent auditor of any of the Parties. In the event XXXXXXXX XXXXXX XXXXXXXX XXXXXXX cannot be retained because it is conflicted and Buyers and Seller are unable to reach an agreement with respect to the selection of the Auditing Firm within such term, then the Auditing Firm shall be defined based on the order of priority as follows: XXXXX X XXXXX XXXXXXX, XXX XXXXXXXXX XXXXXXXXXXXXX XXX XXXXXXXXXXXXXXXXXXXXXX, XXXXXXXX XXXX XXX XXXXXXXXX XXXXXXXXXXXXX XXXXX XX XXXXXXXX XXXX XX XXXXX X XXXXX XXXXXXX XX XXXXXXXXXX, XXX XX XX. The Parties agree that the review to be conducted by the Selected Auditing Firm shall consider only those items and amounts in the Post-Closing Statement that were identified by Seller as items of disagreement in the Disagreement Notice, and that the Final Purchase Price per Share determined by the Selected Auditing Firm shall in no circumstance fall outside the range between the highest and the lowest Final Purchase Price per Share set forth, as the case may be, in the Post-Closing Statement and in the Disagreement Notice. The costs and expenses of the Selected Auditing Firm shall be borne by Seller, on the one hand, and Buyers, on the other hand, based on the inverse of the percentage of the amounts that the Selected Auditing Firm determines in such Party’s favor to the aggregate amount of the items in dispute as originally submitted to the Selected Auditing Firm. For example, should the aggregate amounts in dispute total USD 1,000 and the Selected Auditing Firm awards USD 600 in favor of Seller’s position, 60% of the costs of the Selected Auditing Firm would be borne by Buyers and 40% of such costs would be borne by Seller. The Selected Auditing Firm shall be instructed to issue and deliver to the Parties, within 30 days from the date it was engaged, its opinion on the items and amounts that were identified as items of disagreement by Seller in the Disagreement Notice (“Adjustment Opinion”), always in accordance with Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles. The Adjustment Opinion shall be final, conclusive, and binding on the Parties (absent fraud or manifest error), provided that the Selected Auditing Firm shall not be construed as an arbitrator. The Parties agree that once the amounts of Closing Working Capital and Closing Net Debt are finally determined pursuant to this Section 2.6, the relevant amount to be considered for purposes of the Price Adjustment shall be in USD (which conversion into USD shall be made in accordance with Schedule 2.4).

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2.6.4.  If (a) the Estimated Purchase Price per Share, as converted into BRL by the Closing Exchange Rate, multiplied by all Existing Shares, is BRL 1,000,000.00 higher or lower than (b) the Final Purchase Price per Share (as finally determined), as converted into BRL by the Closing Exchange Rate, multiplied by all Existing Shares, the difference in USD between (x) the Estimated Purchase Price per Share and the Final Purchase Price per Share (as finally determined), multiplied by (y) all Existing Shares (“Price Adjustment”) shall be paid within 10 Business Days from the date when the Final Purchase Price per Share is finally determined, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the relevant payor is responsible for), in BRL by wire transfer of immediately available funds (transferência eletrônica disponível – TED) as follows:

(a)  If the Estimated Purchase Price per Share is lower than the Final Purchase Price per Share (as finally determined), an amount in BRL equal to the Price Adjustment, as converted in BRL by the Price Adjustment Exchange Rate, shall be paid by the Company to Seller pursuant to this Section 2.6.4, to Seller’s bank account identified in Schedule 2.5(a) or other bank account in Brazil appointed by Seller no later than 3 Business Days prior to such payment (with due regard to Section 12.2 below); or

(b)  If the Estimated Purchase Price per Share is higher than the Final Purchase Price per Share (as finally determined), an amount in BRL equal to the Price Adjustment, as converted in BRL by the Price Adjustment Exchange Rate, shall be paid by Seller, proportionally to the number of Existing Shares acquired by each of the Buyers and the ROFR Beneficiaries that exercised and fully paid the ROFR Initial Subscription Price Per Share and the ROFR Upfront Initial Purchase Price Per Share (and, if applicable, the ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share), to (i) the bank accounts informed by the ROFR Beneficiaries at the exercise of the ROFR, or to the applicable Buyers’ bank account indicated in Schedule 2.6.4(b), or (ii) other bank account in Brazil appointed in writing to Seller no later than 10 Business Days prior to such payment (with due regard to Section 12.2 below).

2.6.4.1.  For the sake of clarity, the Final Purchase Price per Share shall be an amount equal to (i) the Estimated Purchase Price per Share, (ii) minus (a) the amount per Share, if any, by which the Closing Net Debt exceeds the Estimated Net Debt, or plus (b) the amount per Share, if any, by which the Closing Net Debt is lower than the Estimated Net Debt, (iii) minus (x) the amount per Share, if any, by which the Estimated Working Capital exceeds the Closing Working Capital, or plus (y) the amount per Share, if any, by which the Closing Working Capital exceeds the Estimated Working Capital, in each case, calculated according to Schedule 2.4, with due regard to Section 5.11.1 and the Accounting Principles.

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2.6.5.  Following the Closing, Buyers shall, and shall cause the Companies to, cooperate and provide to Seller, its Affiliates, the Selected Auditing Firm – if applicable –, and their respective representatives, to the extent reasonably required by any of the above in connection with any matter addressed in this Section 2.6, access to such books, records and Employees (including those of the Companies), as well as any Retention Materials set forth in Section 9.8; provided that any such document or information so requested shall be provided by Buyers and/or the Companies in no more than 5 Business Days from such request of such document and/or information.

3.  Conditions Precedent

3.1.  Parties’ Conditions Precedent. The Investment and the Share Purchase and Sale, including (i) the issuance of the Available New Shares by the Company to Buyers, and the payment of IVL Subscription Price by Buyers to the Company; and (ii) the transfer of the Available Existing Shares by Seller to Buyers, and the payment of the IVL Upfront Purchase Price by Buyers to Seller on the Closing, are subject to fulfillment of each and every one of the following conditions (“Parties’ Conditions Precedent”):

(a)  Conclusion of the procedure related to the ROFR set forth in Section 4.1 below in all its material aspects, including with respect to Section 4.3.1, 4.3.2 and 4.4.2, which procedure shall be carried out by Seller in accordance herewith;

(b)  The corporate documents required for the consummation, by Seller and the Company, of the reorganization involving the Company described in Schedule 3.1(b) (“Corporate Reorganization”), shall have been executed and filed with the relevant commercial registries, which Corporate Reorganization shall be carried out by Seller in accordance herewith;

(c)  No Law or Order issued by any court of competent jurisdiction or other Governmental Authority prohibiting, making illegal and/or restraining the consummation of the Investment or the Share Purchase and Sale shall have been enacted or ruled, unless definitely suspended or reversed up and until at the Closing Date; and

(d)  All consents, waivers and approvals from Governmental Authorities, in each case disclosed in Schedule 3.1(d) or that are otherwise required to consummate the transactions contemplated hereby shall have been obtained, including consents, waivers and approvals from Antitrust Authorities, and to such extent (i.e. Antitrust Authorities clearance) the respective waiting periods under applicable Antitrust Laws (and any extension thereof, including under any agreement between the Parties and a Governmental Authority agreeing not to consummate the Investment and the Share Purchase and Sale prior to a certain date), if applicable, shall have expired (“Antitrust Approval”).

3.2.  Buyers’ Conditions Precedent. The obligation of Buyers to consummate the Investment and the Share Purchase and Sale shall be subject to the satisfaction or express waiver by Buyers in writing (to the extent waiver is permitted under applicable Law and by this Agreement), on or prior to the Closing Date, of the following conditions (“Buyers´ Conditions Precedent”):

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(a)  The ROFR Condition shall have been complied with pursuant to Section 4.1(ii) below;

(b)  The (i) Seller’s Fundamental Representations and Warranties shall be true and correct in all respects (other than with respect to de minimis inaccuracies) at and as of the Closing Date as if made at and as of such time (other than those made at and as of a specified date, which shall be true and correct in all respects (other than with respect to de minimis inaccuracies) at and as of such specified date); and (ii) other representations and warranties of Seller contained Section 7 disregarding, in each case, any reference to “materiality” or similar qualifications therein, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of a specified date, which shall be true and correct in all material respects at and as of such specified date);

(c)  Seller’s and the Company’s obligations in this Agreement, required to have been performed by Seller and/or the Company prior to the Closing Date, shall have been performed and complied with in all material respects;

(d)  All material Third Party Authorizations set out in Schedule 3.2(d) shall have been obtained (“Material Consents”);

(e)  No Material Adverse Effect shall have occurred; and

(f)  XXX XXXXXX XX XX XXXXXXXX XXXX XXXXXXXX, XXXXXX XXXXX XXXX XXXXXXXX XXX XXX XXXXXXXXXXX XXXXX XXXXXXX X.X XX XXXXX XX XXXXX XXXXXX XX XXXXXX XX XXXXXXX XXX XX XXXXXXXX/XXXXXXXXXXXXX XXXXX XXXXXXXXX XXXXXXX XXXXXXXX XX XXXXXX XXXXX XX XXXXXXXX XX XXXXX XX XXXXXX, XX XXXXXX’ XXXX, X XXxXX XxXXXXXX XXXXXXXX XXXX XX XXXXX XXXXXXXXX XXXXXX XX XX XXXXX XX XX XX XXXXXXX XXXX, XXXXXXXX XXXX XXX XXXXXXXXXXXX XXXXX XX XX XXXXXXXX XXXX XXXXXXXX, XXXXXXX XXXX XX XXXXXXXXX XXXXX.

3.3.  Seller’s Conditions Precedent. The obligation of Seller to consummate the Investment and the Share Purchase and Sale shall be subject to the satisfaction or express waiver by Seller in writing (to the extent said waiver is permitted under applicable Law and by this Agreement), on or prior to the Closing Date, of the following conditions (“Seller’s Conditions Precedent” and, together with the Parties’ Conditions Precedent and Buyers´ Conditions Precedent, the “Conditions Precedent”):

(a)  The (i) Buyers’ Fundamental Representations and Warranties shall be true and correct in all respects (other than with respect to de minimis inaccuracies) at and as of the Closing Date as if made at and as of such time (other than those made at and as of a specified date, which shall be true and correct in all respects (other than with respect to de minimis inaccuracies) at and as of such specified date) and (ii) other representations and warranties of Buyers contained Section 8 disregarding, in each case, any reference to “materiality” or similar qualifications therein, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of a specified date, which shall be true and correct in all material respects at and as of such specified date); and

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(b)  Buyers’ obligations in this Agreement, required to have been performed by Buyers prior to the Closing Date, shall have been performed and complied with in all material respects.

3.4.  Efforts; Fulfillment of the Conditions. The Parties agree that they shall practice or cause the practice of any and all acts and take or cause to be taken any and all measures (and execute any and all documents) necessary and reasonably prudent towards the fulfillment of the respective Conditions Precedent for which they are respectively responsible under this Agreement, including interacting with third party contractors, retaining appropriate third party service providers where applicable, negotiating and executing the corresponding agreements and/or waiver requests – as the case may be –, endeavoring their reasonable best efforts to complete appropriate registrations, including those required for the completion of the Corporate Reorganization. Regarding necessary acts to be performed by third parties and/or execution of documents by third parties towards fulfillment of Conditions Precedent – which undertakings might be out of control of the relevant party responsible for the relevant Condition Precedent –, the Parties shall reasonably cooperate and use their reasonable best efforts to pursue such acts and/or documents execution as soon as possible after the date hereof and until the earlier of Closing or the termination of this Agreement in accordance with Section 11. Each Party shall keep the other Party reasonably updated on the status of the fulfillment of the Conditions Precedent, submitting to the other Party proof of fulfillment or informing about any failures to fulfill the relevant Conditions Precedent (with all necessary information) as soon as possible, but no later than 2 Business Days from receiving knowledge of the relevant fulfillment or failure.

3.5.  Closing Notice. Upon the satisfaction or waiver of all the Conditions Precedent, either Party shall be entitled to send a written notice to the other Party requiring the consummation of the Investment and the Share Purchase and Sale pursuant to Section 6 below (“Closing Notice”).

4.  Capital Increase; and ROFR Condition

4.1.  Right of First Refusal. Buyers and Seller acknowledge and agree that (i) pursuant to article 253, I and II, of the Corporation Law, Seller’s shareholders have an assignable right of first refusal for the subscription of the New Shares and the acquisition of the Existing Shares for the same price per share agreed by the Parties pursuant to this Agreement (“ROFR”), and (ii) as a condition for Buyers to consummate the Investment and Share Purchase and Sale, no less than 90.01% of all New Shares and of all Existing Shares shall be available for Buyers to consummate the Investment and the Share Purchase and Sale at the Closing Date (“ROFR Condition”).

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4.2.  Capital Increase; ROFR EGM. Within 15 Business Days as from the date hereof, Seller shall:

(a)  Hold an extraordinary general meeting of the Company to approve a capital increase of the Company, subject to the consummation of the Closing, in the total amount of USD 650,250,000.00 to USD 765,000,000.00 (BRL 17,000,000.00 to BRL 20,000,000.00 to be allocated to the Company’s capital stock, and the difference to its capital reserves), with the issuance of 36,457,574 to 42,891,264 new Shares of the Company (such maximum amount of shares to be issued shall mean the “New Shares”), each to be subscribed for the Subscription Price per Share (“Capital Increase”); and

(b)  Call an extraordinary general meeting of its shareholders (“ROFR EGM”) with the presentation of the appropriate documents and disclosures necessary to (a) initiate the period for the exercise of the ROFR with respect to the subscription of the New Shares and the sale of the Existing Shares (“ROFR Exercise Period”); and (b) grant the ROFR to its shareholders (which may assign such rights to any Person) (in any case, the “ROFR Beneficiaries”), which documents and disclosures shall clarify (i) that there shall be no exercise of rights over leftovers (sobras) by ROFR Beneficiaries, (ii) the provisions hereof relating to ROFR, specially the requirements set forth in Sections 4.3.1, 4.3.2 and 4.3.4 and 4.4.2 below, (iii) that the Share Purchase and Sale and Investment are a single and undivided transaction, and (iv) that, upon Closing, the Company shall continue to be a closely-held company (“ROFR Materials”).

4.3.  ROFR Procedures; and Price. After the ROFR EGM, Seller shall publish a material fact (fato relevante) or a notice to the shareholders (aviso aos acionistas) as it deems appropriate, stating the procedures for the exercise of the ROFR by the ROFR Beneficiaries, including the procedures described in Sections 4.3 to 4.5, with due regard to Section 4.2(b) above. Seller shall provide such documents, as well as the ROFR Materials, for Buyers’ analysis with reasonable advance (in relation to their respective disclosures), for Buyers to provide comments in good faith, it being agreed that no consent shall be required by Buyers in connection with the release of the ROFR Materials.

4.3.1.  The effective transfers of (a) any New Shares that were subscribed for by the ROFR Beneficiaries based on the ROFR exercise (“ROFR New Shares”), and (b) any Existing Shares that were acquired by the ROFR Beneficiaries based on the ROFR exercise (“ROFR Existing Shares”) to the relevant ROFR Beneficiaries shall be conditioned upon the satisfaction of the Conditions Precedent and the conclusion of the Closing and of the requirement set forth in Section 4.3.2 below.

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4.3.2.  The ROFR Beneficiaries shall be required to acquire 0,818398054205164 Existing Shares for each 1 New Share they opt to subscribe for based on the ROFR exercise, and vice-versa; otherwise, any exercise of ROFR shall be considered forfeited.

4.3.3.  For the exercise of the ROFR for each ROFR New Share the ROFR Beneficiary shall be required to deposit in favor of the Company an amount equal to the Subscription Price per Share, as converted in BRL by the ROFR Exchange Rate, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the ROFR Beneficiary is responsible for) (“ROFR Initial Subscription Price Per Share”).

4.3.4.  For the exercise of the ROFR for each ROFR Existing Share, the ROFR Beneficiary shall be required to (i) deposit in favor of the Seller an amount equal to the Upfront Base Purchase Price per Share, calculated pursuant to Schedule 2.4, as converted in BRL by the ROFR Exchange Rate, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the ROFR Beneficiary is responsible for) (“ROFR Upfront Initial Purchase Price Per Share”), and (ii) provide a bank guarantee for, or, alternatively, deposit in escrow, an amount equivalent to the result of (a) the Deferred Purchase Price per Share, multiplied by (b) the number of ROFR Existing Shares elected to be purchased by the respective ROFR Beneficiary, as converted in BRL by the ROFR Exchange Rate, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the ROFR Beneficiary is responsible for).

4.4.  Subscription by Buyers. Within 5 Business Days of the conclusion of the procedures related to the ROFR, and subject to Section 4.3.1, Seller shall notify Buyers informing Buyers (a) the number of ROFR New Shares that were subscribed for by the ROFR Beneficiaries, (b) the number of ROFR Existing Shares that were acquired by the ROFR Beneficiaries, and, therefore, and (c) the number of Available New Shares and Available Existing Shares and whether the ROFR Condition was satisfied or not.

4.4.1.  Should the ROFR Condition be satisfied, within 5 Business Days after receiving the notice set forth in Section 4.4, Buyers (or at least one of them, with due regard to Section 2.1) shall execute and deliver to the Company, with a copy to Seller, a subscription bulletin (boletim de subscrição) for all Available New Shares, which subscription effectiveness shall be conditioned upon the satisfaction of the remaining Conditions Precedent and the conclusion of the Closing, in the terms provided in Schedule 4.4.1.

4.4.2.  The Parties acknowledge and agree that (i) the ROFR Condition is an essential condition for the Share Purchase and Sale and Investment, and, (ii) the Share Purchase and Sale and Investment are a single and undivided transaction designed to meet the interests of both Buyers and Seller, and shall be considered as such for purposes of the ROFR and exercise conditions thereof, and to such extents, the Parties agree that if the ROFR Condition and/or the Condition Precedent set forth in item (a) of Section 3.1 is/are not fulfilled for any reason, the Share Purchase and Sale, the Investment, this Agreement and all actions resulting therefrom, except for surviving provisions, shall be terminated and be of no further force or effect, with the return of Seller and the Company to its shareholding status quo preceding execution hereof, with Seller owning 100% of the shares of the Company.

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4.5.  ROFR Price Adjustment (Additional ROFR Payment). Should (i) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, be higher than the ROFR Initial Subscription Price Per Share, and/or (ii) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, be higher than the ROFR Upfront Initial Purchase Price Per Share:

(a)  Immediately after the Closing Date, Seller shall publish a material fact (fato relevante) or a notice to the shareholders (aviso aos acionistas) as it deems appropriate, stating, as applicable, the difference in BRL between (i) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, and the ROFR Initial Subscription Price Per Share, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the ROFR Beneficiary is responsible for) (“ROFR Upfront Additional Subscription Price Per Share”), and/or (ii) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, and the ROFR Upfront Initial Purchase Price Per Share, free and clear from any withholding, deduction or retention on account of Taxes and/or expenses of whatsoever nature (for which the ROFR Beneficiary is responsible for) (“ROFR Upfront Additional Purchase Price Per Share”), and granting the ROFR Beneficiaries that exercised their ROFR 5 Business Days to, as applicable: (1) pay to the Company the ROFR Upfront Additional Subscription Price Per Share; and/or (2) pay to Seller the ROFR Upfront Additional Purchase Price Per Share.

(b)  The relevant ROFR New Shares and ROFR Existing Shares shall only be delivered by Seller to the ROFR Beneficiaries upon the full payment of the ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share within the term set forth in Section 4.5(a), provided that, if such payment is not timely made, the relevant ROFR Beneficiary shall forfeit its right to subscribe for such ROFR New Shares and acquire such ROFR Existing Shares, which shall be subscribed for and acquired by Buyers pursuant to Section 6.4.1.

4.5.1.  For clarity purposes, given that (i) the Subscription Price per Share, in which the ROFR Initial Subscription Price Per Share is based, is subject only to exchange rate variations, but (ii) the Base Purchase Price per Share, in which the ROFR Upfront Initial Purchase Price Per Share is based, is subject to adjustments both as with respect to the exchange rate variations and the differences between the Estimated Purchase Price per Share and the Base Purchase Price per Share, this Section 4.5 is applicable even if either or both (a) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, is higher than the ROFR Initial Subscription Price Per Share, and/or (b) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, be higher than the ROFR Upfront Initial Purchase Price Per Share.

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4.6.  ROFR Price Adjustment (ROFR Return Payment). Should (i) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, be lower than the ROFR Initial Subscription Price Per Share, and/or (ii) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, be lower than the ROFR Upfront Initial Purchase Price Per Share: immediately after the Closing Date, Seller shall publish a material fact (fato relevante) or a notice to the shareholders (aviso aos acionistas) as it deems appropriate, stating, as applicable, the difference in BRL between (i) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, and the ROFR Initial Subscription Price Per Share (“ROFR Return Subscription Price Per Share”), and/or (ii) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, and the ROFR Upfront Initial Purchase Price Per Share (“ROFR Return Purchase Price Per Share”). Within no more than 10 Business Days thereafter, (1) the Company shall make available to the ROFR Beneficiaries that exercised their ROFR, the ROFR Return Subscription Price Per Share; and/or (2) Seller shall make available to the ROFR Beneficiaries that exercised their ROFR, the ROFR Return Purchase Price Per Share.

4.6.1.  For clarity purposes, given that (i) the Subscription Price per Share, in which the ROFR Initial Subscription Price Per Share is based, is subject only to exchange rate variations, but (ii) the Base Purchase Price per Share, in which the ROFR Upfront Initial Purchase Price Per Share is based, is subject to adjustments both as with respect to the exchange rate variations and the differences between the Estimated Purchase Price per Share and the Base Purchase Price per Share, this Section 4.6 is applicable even if either or both (a) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, is lower than the ROFR Initial Subscription Price Per Share, and/or (b) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, is lower than the ROFR Upfront Initial Purchase Price Per Share.

4.7.  ROFR Exercise by Buyers. Any New Share Buyers become entitled to subscribe, and any Existing Share Buyers become entitled to acquire as a result of the exercise of ROFR by any of Buyers shall be considered as an Available New Share or an Available Existing Share (and Buyers shall not exercise their ROFRs), respectively, for all purposes of this Agreement, including for the satisfaction of the Parties’ Conditions Precedent set forth in Sections 3.1(a) and 3.2(a).

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4.8.  Securities Law Compliance. Seller shall conduct the offering of the ROFR rights, the New Shares and the Existing Shares as contemplated by this Agreement (collectively, the “ROFR Offering”) in full compliance with the requirements of applicable securities laws, including without limitation, the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder (collectively, the “Rules and Regulations”). Without limiting the generality of the foregoing, Seller shall not, and shall instruct the depositary (the “Depositary”) for the Seller’s American Depositary Receipts (“ADRs”) not to, offer or sell the ROFR rights, the New Shares or the Existing Shares to any holder of the ADRs or any other “U.S. person” as such term is defined in Section 902(k) of Regulation S of the Rules and Regulations, except in each case (i) if such holder of the ADRs participates in such offering through such holder’s direct ownership of common shares of Seller and such offer and sale to such holder is exempt from the registration and prospectus delivery requirements of the Securities Act and complies in all respects with the requirements of the Securities Act and the Rules and Regulations, or (ii) such offer or sale is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act and complies in all respects with the requirements of the Securities Act and the Rules and Regulations. In addition, subject to Seller’s compliance with any applicable public disclosure requirements in Brazil or in the United States, Seller shall not, and shall cause the Company not to, offer or sell the ROFR rights, the New Shares or the Existing Shares through any “directed selling efforts” as such term is defined in Section 902(c) of Regulation S of the Rules and Regulations. Immediately following the completion of the ROFR Offering, the Company will not be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the rules and regulations of the SEC promulgated thereunder.

5.  Pre-Closing Covenants

5.1.  Governmental Filings. Subject to the terms and conditions herein provided, each of Seller and Buyers shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done as soon as reasonably practicable, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the satisfaction, but not waiver, of the closing conditions set forth in Section 3, with due regard to the following sub-sections.

5.1.1.  Each of Seller and Buyers shall use reasonable best efforts to: (a) prepare all necessary documentation (including under the HSR Act, the LFCE, the Brazilian Competition Act and any other applicable Antitrust Laws) and (b) obtain authorizations, licenses, permissions, consents, waivers, non-objection confirmations and approvals of all Governmental Authorities (including all Antitrust Authorities) and the expiration or termination of all applicable waiting periods (and any extension thereof, including under any agreement between the Parties and a Governmental Authority agreeing not to consummate the Investment and the Share Purchase and Sale prior to a certain date) under the Antitrust Laws or other Laws necessary to consummate the transactions contemplated by this Agreement (“Governmental Authorizations”), with due regard to the following sub-sections. The filing fees incurred in connection with obtaining the Antitrust Approval shall be borne by Buyers, provided however that all costs other than the filing fees shall be borne equally by Buyers and Seller (on a 50% / 50% basis), and that costs of legal fees and expenses of their respective legal counsels and other advisors relating to the applicable filings shall be borne by the Party retaining such counsels and advisors, respectively.

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5.1.2.  Without limiting the generality of the foregoing, each Party shall make an appropriate filing, if necessary, (a) pursuant to the HSR Act, not later than 30 days after the date of this Agreement, (b) pursuant to the LFCE, not later than 30 days after the date of this Agreement, (c) pursuant to the Brazilian Competition Act, not later than 45 days after the date of this Agreement (for the first draft notification), (d) pursuant to any other Antitrust Laws, not later than 30 days after the date of this Agreement, and (e) pursuant to the DPA, as soon as practicable after the date hereof. Each Party shall supply, as promptly as practicable, an appropriate response to any additional information and documentary material that may be requested by a Governmental Authority pursuant to the HSR Act, the LFCE or any other Antitrust Law, and the DPA. Without limiting the foregoing, Buyers, Seller and their respective Affiliates shall request early termination of any applicable waiting period to the extent permitted by applicable Law and shall not extend any waiting period or comparable period or enter into any agreement with any Governmental Authority, except with the prior written consent of Seller and Buyers.

5.1.3.  XX XXXXXXXXXX XXXX XXX XXXXXXX XXXXXXXX XXX XXXXXXXXX, XXX XXXXXXXXXXXXXXX XXXXXXXX XX XXX XXXXXXXX XX XXXX XXXXXXXXX, XXXXXX XXXXX, XXX XXXXX XXXXX XXXXX XXXXXXXXXX XX, (X) XX XXXX XX XXXXXXXXXX XXXXXXXXXXX, XXXX XXX XXXXXXXXXX XXXXX (XXXXX XXXXX XXX XXXXXXX, XXX XXXXXXX XXXXXXXX, XXXXXXXX XXXXXXXXXX), XXXXX XXX XXXXXXXXXX XXXXXXXXX XX XXXXXX XXX XXXXXXXXXXXX XXXXXXXXXXXXXX, XXX (XX) XXX XXXXXXXXXX XXXX XXXXXXX (XXXXX XXXXX XXX XXXXXXX XXXXXXXX XXXXXXXXXX) XX XXXXX XX XXXXXXXXX XXXX XXX XXXXX XXXXXXXXXX XXXXX XXXXXXXXXX XXXXXXXXX XXXX XXX XXX XXX XXXX XXX XX XXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXX XX XX XX XXXXXX XXX XXXXXXX XX XXXXX XXX XXXXXXXXXXXX XXXXXXXXXXXX XX XXXX XXXXXXXXX XX XXXX XX XXXXXXXXXX XXXXXXXX. XXXXXXXXXXXXXXX XXX XXXXX, XX XXXX X XXXXXXXXXXXX XXXXXXXXX XXXXXXX X XXXXXXXXXXX XX XXXXXXXX XXXXXXXXX XX X XXXXXXXXX XXX XXX XXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXXXXX XX XXXX XXXXXXXXX XXXXX XXX XXXXXXXXX XXXXXXXXXXX XXX XX XXX XXXXXXXXX XXXX, XXXXXX XXXXX XXX XXXXX XXXXXXXXXX XXXX XXXXXXX (XXXXX XXXXX XXX XXXXXXX XXXXXXXX XXXXXXXXXX XX XXXXXXXXX XXXXXXXXXXXXX XXX XXX XXXXXXXXXX XXXXXXXX XXXXX X XXXXXXXXXX XXXXXX XXXXX XXXXX XXX XXXXXXXXXXX XX XXX XXXXXXXXXX XXXXXXXXXXX XXXXX XXX XXXXXXXXXXXXX) XX XXXXXXX XXX XXXX XXXXXXXXXXXX XX XXXXXXXXXX, XX XXXX XX XXX XXXXXXX XXXXXXXX XX XXXXXXX XXX XXXX XXXXXXXXXXXX XX XXXXXXXXXX (XXX XXXXXXX XXXXXXX) XXX XXX XXXXXXXX XX XXXXXX, XXX XXXXXXXXXX XXX/XX XXX XXXXXXXXX (“XXX-XXXXXXXX XXXXXXXXXXXX”), XXXX XXX XXXXXX XX XXXXXXX X.X.X.X XXXXX. XXX XXX XXXX XX XXXXXXX XXX XXXXXXX XXXXXXXX XXXXXX’ XXXXXXXXXX XXXXX XXXXXXX XX.X(X), XXXX XXXXXXX XXXXX XXX XXXXXXX (X) XXXXXXXXX, XXXXXXX, XXXXXXXXX XX XXXXXXXXX XXXXXXXXX XX, XX XXXXXXX XXXXXXXX XXX XXXXXXXX XX XXXX, XXXXXXX XX XXXXXXXXX XXXXXXX XX XX XXXXXXX XXXXXXXX XXX XXXXXXXX XX XXXX, XXXXXXX XX XXXXXXXXX XXXXXXX XX, XXXXXXXX XXXXXX, XXXXXXXXXX XX XXXXXX, XXXXXXXXXX, XXXXXXXXX, XXXXXXX XXXXX, XX XXXXXXXXXX XX XXXXXX XXX/XX XXX XXXXXXXXXX (XXXXXXXXX XXX XXXXXXXXX XXXXX XXXXXXX), XXX (X) XXXXXXXXX, XXXXXX, XX XXXXXXXX XX XXXX, XXX XXXXXXX, XXXXXXXXX XXX XXXXXXXXXX XXXXXXXXXXX, XXXX XXX XXXXX XXX XXXXXXX XX XXXXXX XX XXXXXX XXX XXXXX XXXXXXXXXX (XXXXXXXXX XXX XXXXXXXXX XXXXX XXXXXXX) XXXX XXXXXXX XX, XX XXX XXXXXXX XX XXXXXX XXX XXXXX XXXXXXXXXX (XXXXXXXXX XXX XXXXXXXXX XXXXX XXXXXXX) XX XXXXXX, XXX XX XXXX XX XXX XXXXXX, XXXXXXXXXX XX XXXXXX, XXXXXXXXXX, XXXXXXXXX, XXXXXXX XXXXX, XX XXXXXXXXXX.

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5.1.3.1.  XXXXXXXXXXXXXXX XXX XXXXX (XXX XXXX XX XXX XXXXXXXX XXXXX XXXXXX XXXX XXXXXXXXXX XXX XXXXXXXXXX XXXX XXXXXXX XX XXXXX XXX XXXXXXXXX X XXX-XXXXXXXX XXXXXXXXXXXX), XX X XXXXXXXXXXXX XXXXXXXXX XXXXXXX XXX XXXXXXXXXXXX XX XXXXXXXXXX XX X XXXXXXXXX XXX XXX XXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXXXXX XX XXXX XXXXXXXXX XXXXX XXX XXXXXXXXX XXXXXXXXXXX XXX XX XXX XXXXXXXXX XXXX XXXXX XXXXX XXXX X XXXXXXXXX XX XXXXX XXXXXXX XXXXXXX XX XXX XXXXXXXX XXXXXXXXXX XX XXX XXXXXX XXX/XX XXXXX XXXXXXXXXX (XXXXXXXXX XXX XXXXXXXXX XXX XXXXX XXXXXXXXXX XXXXX XXXXXXX), XXXXXX XXXXX XXX XX XXXXXXXXX XX XXXXXXX XXX XXXX XXXXXXXXXXXX XX XXXXXXXXXX XXX XXXXX XXX XX XXXXXXXXX XX XXXXXXXXXX XXX XXXXX XXXXXXXX XXX XXXX XXX XXXXXXXXXX, XXXX XXX XXXXXX XX XXXXXXX XX.X(X).

5.1.4.  XX XXXXXXXXXX XXXX XXX XXXXXXX XXXXXXXXXX XX XXXX XXXXXXX X.X XX XXXXXX XXX XXXXXXXXX XXXXXXXXX XXX XXXXXXXXXXXXXX XXX XXX XXXXXXXXXXXX XXXXXXXXXXXX XX XXXX XXXXXXXXX XXXXX XXX XXXXXXXXX XXXX, XXX XXX XXXXX XXXXXXXX XXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXX, XXX XXXXX XXXXXX XXX XXXXXXXXXXX, XX XXXXXXXXXX, XXXXX XX XXXXXXXX XXX XXXXXXXXXX XXXXXXXXX XX XXX XXXXXXX (XXX XXX XX XXXXXX), XXXXXXXX XXXX XXXX XX XXX XXXXXXX XXXXX XXX XXXXXXXXXX XXXX XXXXXXX XX (X) XXXXXXXXX XXXX XXXX XXXXX XX XXXXXXXXXX XXXX XXX XXXXXX XX XXXXXXXXXX XXX XX XXXXXXXXXX XXXX XXX XXXXXXXXXXXXX XX XXXXX XXXXXXX, XXXXXXXXX XXX XXXXXXXXXX XXXXXXXXX XX X XXXXXXX XXXXX; (X) XXXXXXXX XXXXXX XXXX XXXXX XX, XXX XX XX XXXXXXX, XXXXXXX XXXX XXXXX XXXX XXXXXX XX (XX, XX XXX XXXX XX XXXX XXXXXXXXXXXXXX, XXXXXX XXXX XXXXX XX) XXX XXXXXXXXXXX XXXXXXX XX XXXX XXXXXXXXXXXXX XXXX XX XXXX XXX XXXXXXXXXXXX XXXXXXXXX, XXX, XX XXX XXXXXX XXXXXXXXX XX XXXXXXXXXX XXX, XXXXXX XXX XXXXX XXXXX XX XXXXXX XX XXXXXXX XXX XXXXXXXX XXXXXXXXXXX XXXXXXX XXXXXXXXXXXXX XX XXX XXXXXXXXXXXX XXXXXXXXX XXX XXXXXXXX, XX XXXX XXXXX, XXX XXXXXXX’ XXXXXXXX XXX XXXXX XX XXX XXXXXXXX XXXXXXX XXXXXXXXXXXXX; (X) XXXXXXX XXXX XXXX XXXXX XX XXXXXXX XX XXX XXXXXXX XX XXXXXXXXXX XXXX, XXX XXXXXXXXXXXX XXXXXXXXX, XXXXXXXXX XX XXXXXXXXXX XXXX XXX XXXXXXXXXX XX X XXXXXXX XXXXX; (X) XXX XXXXXXXXXXX XX XXX XXXXXXX XXXX XXX XXXXXXXXXXXX XXXXXXXXX XXXX XXXXXXX XX XXX XXXXXXX, XXXXXXXXXXXXX XX XXXXX XXXXXXX XXXXXXXXX XXXX XXXXXXXXX XXX XXX XXXXXXXXXXXX XXXXXXXXXXXX XXXXXX XXXXXX, XX XXX XXXXXX XXXXXXXXX XX XXXXXXXXXX XXX, XX XXXXXXXX XXXX XXX XXXXX XXXXXXX XX XXXXXXX XXX, XX XXX XXXXXX XXXXXXXXX XX XXXX XXXXXXXXXXXX XXXXXXXXX, XXXXX XXX XXXXX XXXXXXX XXX XXXXXXXXXXX XX XXXXXX XXX XXXXXXXXXXX XXXXXXX, XX XXXX XXXX XX XXX XXXXXX XXXXXXXXXX XXXXXXXXXXX; (X) XXXXXXX XXXX XXXXX XXXXX’X XXXXXXX XXXXX XXXXXXX XXXX XXXXXX XX XXX XXXXXXX XXX XXXXXXXXXXX XXXXXXX XX XXX XXX XXXX XXXXXXXXXXXX XXXXXXXXX XXXX XXXXXXX XX XXX XXXXXXXXX; XXX (X) XXXXXXX XXXX XXXXX XXXXX’X XXXXXXX XXXXX XXXXXXX XXXX XXXX XXXXXXXXX XXXXXXXXXXX XXX XXXXXXXXXX XXXXXXXXXX XX XXXX XXXXX’X XXXXXXX XXXXX XXXXXXX XXX XXXXXXXXXX XXXXXXX XX XXXXXXXXXX XXXX XXX XXXXXXXXXXX XX XXXXXXX XXX XXXXXXXXXXX XX XXXXXXXXXXX XX XXX XXXX XXXXXXXXXXXX XXXXXXXXX. XXXXXXXXXXXXXXX XXXXXXXX XX XXX XXXXXXXX XXXXXXXXX XX XXXX XXXXXXX X.X, XXXXXXXXX XXXXXXXX XXXXXXXX XX XXXX XXXXXXX X.X XXX XX XXXXXXXX (X) XX XXXXXXXXX XX XXXXXX XXXX XXXXXXXXXXX XXXXXXXXXXXX XXX (XX) XX XXXXXXXXX XX XXXXXXX XXXXXXXXXX XXXXXXXXX XX XXXXX XXXXXXXX.

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5.1.5.  Except as specifically required by this Agreement, during the Pre-Closing Period, neither Buyers nor Seller shall, nor shall it permit their Affiliates to, take any action, or refrain from taking any action, which could reasonably be expected to materially delay or impede the ability of the Parties hereto to consummate the transactions contemplated hereunder, with due regard to the following. During the Pre-Closing Period, the Parties shall not, and shall cause their Affiliates not to, directly or indirectly acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (a) impose a material delay in obtaining (in a manner that such engagement is expected to materially contribute for Closing not occur until the Long Stop Date) or materially increase the risk of not obtaining, any Antitrust Authorization necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (b) materially increase the risk of any Antitrust Authority entering an Order prohibiting the consummation of the transactions contemplated hereby, which risk cannot be removed by appeal or otherwise. Should any of the Parties understand that a situation above may be triggered by one of its actions, such Party may disclose such situation to be assessed by a clean team (formed by members of a top tier law firm appointed by both Parties) organized in accordance with the applicable Antitrust Laws, to determine whether such situation does or does not violate the provisions of this Section 5.1.5, and the organization of such clean team shall not be unreasonably withheld or delayed.

5.1.6.  XXX XXX XXXX XX XXXXXXXX, XXXXXX’ XXXXX XX XXXXXXX XXXX XXXXXX XXXXXXX XXXXXXX XXXXXXXXX XX XXXXXX XXX XXXXXXXXX XXXX XXX XXXXXXXXX XXXXXXXXXXX XXX XXXXX XX XXXX XXXXXXX X.X, XXXXX XXX XXXXX XXXXXX’ XXXXXXXXXX XX XXX XXX XXXXXXX XXX XXXXX XX XXXXXXX XX.X(X) XXXXXX XXX XX XXXX XXXXXXXXX XXX XX XXXXXXXX.

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5.2.  Conduct of Business. From the date hereof and until the earlier of the Closing Date or the valid termination of this Agreement in accordance with Section 11 (the “Pre-Closing Period”), Seller undertakes to conduct, and to cause the Companies’ management to conduct, the business of the Companies in their Ordinary Course in all material aspects, [unless otherwise: (a) XXXXXXXX XXXXXXXXX XXX/XX XX XXXXXXXXX XX XXXXXX XXXX XXX XX XXX XXXXXXXXXX XX XXXX XXXXXXXXX, XXXXXXXXX XXX XXXXXXXXX XXXXXXXXXXXXXX, XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX, XXXXXXXXX XXXXX-XXXX XXXXXXXXX, XXXXXXXXXX XXXXXXX XXXXXXX, XXX XXX XXXX XXXXXXX XXX XXXXXXXXX XX XXX XXX XXXXXXXXXX XXXXX XX XXX XXXXXXX XX XXX XXX XXXXXX XX XXX XXXXXXX XXXX XX XXXX XXX XXXXXXX XXXXXXX XX XXX XXXXXXXXXX XXX XXXXXXXXXXXX XXX XXXX XXXXXXX, XXX/XX XX XXXXXX XX XXX XXXXXXX XXXXXXXXX XX XXXXXX XXX XXXXXX XX XXX XXXXXXXX XXXXXXXXX; (b) required by applicable Law (including any COVID-19 Response, as defined below); (c) required to maintain compliance under any material aspect of contract or agreement to which any of the Companies or any of the Seller’s Affiliates is a party (including, for the avoidance of doubt, any necessary actions to avoid a breach of such contracts and/or agreements); (d) reasonably necessary to avoid disruption in the supply of key raw materials to any of the Companies; (e) reasonably necessary to allow Seller and/or the Companies to (e.i) amend or terminate the counter-guarantee agreements listed in Schedule 5.2(e), (e.ii) enter into new counter-guarantee agreements, and/or (e.iii) substitute and/or transfer the guarantees and insurance policies related to the counter-guarantee agreements listed in Schedule 5.2(e) by other guarantees and/or insurances under other counter-guarantee agreements to be entered into by the Companies, provided that (1) any and all costs and expenses relating to the amendment, termination or substitution of the insurance policies and/or counter-guarantee agreements listed in Schedule 5.2(e) shall be borne by Seller or, if incurred by the Companies, shall be considered in the calculation of the Working Capital, including for the purposes of the calculation of the Estimated Purchase Price per Share and the Final Purchase Price per Share, and (2) any and all costs and expenses for maintaining such insurance policies and counter-guarantees on a forward basis shall be borne by Seller (except, in any case of insurance policies and/or counter-guarantee agreements granted to secure agreements entered into by any of the Companies and indicated as such in Schedule 5.2(e)); (f) reasonably necessary to allow Seller and/or the Companies to terminate with respect to the Companies the insurance policies listed in Schedule 5.2(f), provided that any and all costs and expenses relating to the termination of the insurance policies listed in Schedule 5.2(f) shall be borne by Seller or, if incurred by the Companies, shall be considered in the calculation of the Working Capital, including for the purposes of the calculation of the Estimated Purchase Price per Share and the Final Purchase Price per Share; (g) reasonably necessary to allow (g.i) the Company to amend the EPP Agreements to allow for quarterly amortizations of the principal amount and interests, and (g.ii) the Company to use the amounts deposited under the collection account provided under the EPP Agreements to prepay the EPP Agreements pursuant to the terms thereof and in accordance with applicable Laws (items “g.i” and “g.ii” jointly, the “EPP Pre-Closing Adjustments”); and/or (h) approved by any of the Buyers, such approval not to be unreasonably withheld or delayed and provided that such approval shall be deemed to have been granted if correct and reasonably sufficient information was disclosed by Seller to allow a decision by Buyers on a fully informed basis and Buyers do not respond to the relevant Seller’s approval request within 5 Business Days.

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5.2.1.  Without limiting the generality of Section 5.2, during the Pre-Closing Period, Seller and the Companies shall (unless otherwise authorized by the exceptions provided in Section 5.2 above or authorized in writing by Buyers) endeavor their reasonable best efforts to, (a) preserve the business relationships with material customers, suppliers, and key business relationships of the businesses of the Companies, (b) preserve and maintain all material structures and equipment of the Companies in their present condition, except for depletion and ordinary wear and tear, (c) maintain and continue all applicable turn-around, inspection, maintenance, and capital expenditure activities, plans, and schedules in all material respects, and (d) maintain all material authorizations from Governmental Authorities and Material Permits required for the businesses of the Companies. For avoidance of doubt, the Companies shall maintain and continue their capital expenditures, and the payments thereof, in the Ordinary Course, XXXX XX XXXXXXXXXXX XXXXXX XX XXXXXXXXXX XXXXXXXXXX XXXX XX XXXXX XX XXX XXXXXXXX XXX XXX XXXXXXXXXX XXX XXXXXX XXXXXXX XXXXXXXXXXXX XXXX XXX XX XXX XXXXXXXXXXXX XXXXXXXXXXX XXXXXXXXXX XXXX XX XXXXXX XX XXXXXXXX XX, XXXX (XXXX XX XXXXXXXX XX XXX XXXXX XXXXXXXXXXX XXXXXXX).

5.2.2.  Without limiting the generality of Section 5.2, during the Pre-Closing Period, Seller shall not and shall cause the Companies not to (unless otherwise authorized by the exceptions provided in Section 5.2 above or authorized in writing by any of the Buyers), and always with respect only to the Companies:

(a)  Dispose of and/or create any Liens on any of the Shares (other than as a result of the ROFR) or on any shares, quotas, membership interest and/or other securities of any kind of any of the Companies;

(b)  Issue any shares, quotas, membership interest and/or other securities of any kind, private debentures (whether convertible into shares or not), participation certificates (partes beneficiárias), share warrants (bônus de subscrição), and/or other securities that confer (including on members of management or Third Parties) the right to purchase shares, quotas and/or membership interest of any of the Companies or the right to participate in the profits of any of the Companies or grant any options to that extent;

(c)  Redeem, amortize, repurchase to maintain in treasury, convert and/or split or reverse split securities of any kind issued by the Companies;

(d)  Allow any of the Companies to acquire any securities of any other Person or any asset or business organization of any Person, or enter into shareholders’ or quotaholders’ agreements, consortium agreements, or joint venture agreements, agreements for combination of businesses or operations (including to benefit from synergies) or agreements to share any portion of results and/or profits of any of the Companies;

(e)  Approve or implement any transaction involving the transformation (transformação), merger (incorporação), split (cisão) or consolidation (fusão), including “stock mergers” (incorporação de ações), and/or capital reduction and/or corporate reorganization involving any of the Companies, other than the transactions listed in Schedule 5.2.2(e);

(f)  Approve the filing, taking or bringing of any measure aimed at a judicial or extrajudicial reorganization (recuperação judicial ou extrajudicial), voluntary declaration of bankruptcy (falência), or dissolution or liquidation of any of the Companies;

(g)  Allow any of the Companies to sell, transfer, assign, or create any Liens over any of the Material Assets, other than, in any case, Permitted Liens;

(h)  Allow the Companies to acquire any properties or assets with a value in each case in excess USD 1,000,000.00, individually, or USD 10,000,000.00, in the aggregate, other than, in any case, in the purchases of supply or in the Ordinary Course;

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(i)  Make any material change to the manner of keeping the Companies’ Books and Records or in the accounting practices reflected therein, except as required by Law or by the Companies’ independent auditors;

(j)  Change any material method of accounting or standards (except as required by Law or by its independent auditors) and, also with respect to Oxiteno US, change any material Tax election or annual accounting period for Tax purposes (except as required by Law);

(k)  Allow any of the Companies to pay, discharge, satisfy or enter into any settlement, conciliation or similar agreement involving Claims of any nature in which the amounts under discussion are in excess of XXX X,XXX,XXX.XX, individually, or XXX X,XXX,XXX.XX, in the aggregate; or forgive, cancel, compromise, waive, release, sell, transfer or assign any debts, credits, Claims or rights which amount claimed and/or owed are in excess of XXX X,XXX,XXX.XX, individually, or XXX X,XXX,XXX.XX, in the aggregate, other than, in any case, in the Ordinary Course;

(l)  Amend any material aspect of the organizational documents of the Companies, except if it can be changed at Buyers discretion at the Capital Increase Ratification EGM (or after Closing with respect to the Subsidiaries);

(m)  Enter into a new Company Plan or amend the terms of or terminate the existing Company Plan;

(n)  Increase the amount of any bonus, salary or compensation (including in the Company Plan) to any Employee or manager of the Companies, or enter into any severance or retention agreement with such Employee or manager which increases, other than, in any case, in the Ordinary Course;

(o)  Enter into or make capital expenditures of the Companies in excess of XXX X,XXX,XXX.XX in the aggregate, other than, in any case, in the Ordinary Course;

(p)  Terminate (caused exclusively by the Companies, either without cause or with the payment of a fee or a penalty in excess of XXX X,XXX,XXX.XX), assign, materially amend or extend any Material Contract for a term superior to 1 year, except, in any case, to the extent such termination, assignment, amendment or extension was caused by the Companies’ counterpart in such Material Contracts (unilaterally as a result of a right to which such counterpart was already entitled) (XXXXXXXXX, XX XXX XXXX, XXXX XXXXXXX XX XXX XXXXX XXXXXXXX (XX XXXXXXXXXX), XXXXXXX XXXX XX XXX XXXXXXX XXXXX XXXXXXXX XX XXX XXXXXXX XX, XX XXXXXXX X, XXXX, XXXXX XXX XX XXXXXXXX XXXXXXXXXXXX XX XXXXX XXXXXXXX XX);

(q)  Enter into any contracts providing for exclusivity, non-compete, non-solicit or other provisions materially restricting the Companies’ ability to conduct its business;

(r)  Enter into, amend and/or terminate any agreement with (i) Companies on the one hand, and (ii) Seller or any Affiliate of Seller (other than the Companies) on the other hand, other than the agreements listed on Schedule 5.2.2(r);

(s)  Lend any money to any Third Party or any Seller’s Affiliate other than the Companies;

(t)  Materially accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the Ordinary Course;

(u)  Materially delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course;

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(v)  Cause any material delay in the issuance of invoices of accounts payable or materially accelerate issuance of invoices to customer of the Companies;

(w)  Grant any material indemnitee or guarantee exclusively for the benefit of a Third Party or any Seller’s Affiliate other than the Companies outside of the Ordinary Course;

(x)  Enter into or exit any line of business;

(y)  Use (including by means of assignment, transfer and/or exchange) and/or offset any amount of Tax credits (including those arising from PIS and COFINS (Social Security Financing Contributions) and/or ICMS) outside the Ordinary Course; and

(z)  Agree in writing to take any of the actions described above in clauses (a) through (y) of this Section 5.2.2.

5.2.2.1.  For purposes hereof and for clarity purposes, (a) all amounts referred to in USD in the items of this Section 5.2.2 shall be considered (a)(i) in USD, if relating to Oxiteno US, (a)(ii) in BRL, if relating to the Companies incorporated in Brazil, pursuant to the exchange rate (USD/BRL average sale and purchase) based on the arithmetic average exchange rates for close of business for each Business Days of the month prior to the date any action listed above is taken (or USD to the extent of their rights and/or obligations in USD), and (b) all amounts provided in the items of this Section 5.2.2, if relating to the relevant operations, assets, rights and/or obligations of the Companies other than Oxiteno US and the Companies incorporated in Brazil, shall be converted into USD pursuant to the exchange rates indicated in Schedule 5.2.2.1 (or shall be considered in USD to the extent of their rights and/or obligations in USD) based on the arithmetic average between the sale and purchase exchange rates for close of business for each Business Days of the month prior to the date any action listed above is taken.

5.2.3.  Notwithstanding anything contained in this Agreement to the contrary, none of the Companies shall be deemed to have operated outside the Ordinary Course because the Companies were responding to any of the following, and shall not be deemed to breach the first sentence of Section 5.2 or Section 5.2.2 (other than items (a) to (f), (l), (q), (r) and (x) in response to any of the following: (i) changes in conditions generally affecting the economy; (ii) the occurrence of earthquakes, natural disasters or global, national or regional political, economic or social conditions or other force majeure event, including stoppages or shutdowns of any Governmental Authority, pandemics, epidemics or disease outbreaks or any escalation or material worsening of any such stoppages or shutdowns, pandemics (including COVID-19), epidemics or disease outbreaks; (iii) any national or international political, economic or social conditions, including tariffs, riots, protests, the engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack in the jurisdictions where the Companies operate; (iv) the occurrence of any cyberattacks (whether or not state-sponsored), security breaches or data breaches; (v) any changes in applicable accounting standards or interpretations thereof as required by Law or its independent auditors, and/or pursuant to binding interpretations of the relevant Governmental Authorities; (vi) any changes in Laws or Orders by the Governmental Authorities, including as a result of enactment into Law of Bill of Law No. 2,337/2021 and any amendments thereto; and/or (vii) any action required to be taken under any Law by which any of the Companies (or any of their respective assets or properties) is bound, including any Laws or other binding directives issued by a Governmental Authority (including any COVID-19 Response), epidemic or disease outbreak, or any changes in any Laws or other binding directives issued by any Governmental Authority; provided, that, as promptly as practicable after taking any such action, the Company shall notify Buyers.

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5.2.4.  Prior to the Closing Date, Seller shall exercise, consistent with the terms and conditions of this Agreement and Ordinary Course, complete control and supervision over the Companies and their respective operations. Notwithstanding anything to the contrary contained herein, any action taken, or omitted to be taken, by any of the Companies pursuant to and required by any Law or other binding directives issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, any pandemic, epidemic or disease outbreak, including the COVID-19 pandemic, shall in no event be deemed to constitute a breach of this Section 5.2 (a “COVID-19 Response”), provided, that, (i) as promptly as practicable after taking any such action, the Company shall notify Buyers; and (ii) any event, state of facts, circumstance, development or change as a result of any action taken, or omitted to be taken, by any of the Companies pursuant to the foregoing clauses does not have a Material Adverse Effect.

5.2.5.  At any time prior to the Closing, Seller shall be allowed to approve, and cause any of the Companies to approve, the distribution of dividends or interests on capital (juros sobre o capital próprio) to the Company (if by the Included Subsidiaries) and to Seller (if by the Company), whether to be paid prior or after the Closing, provided that, (i) for the avoidance of doubt, any dividend or interest on capital (juros sobre o capital próprio) approved by the Company but not paid to Seller up to Closing shall be included (without duplication) in the Company’s Net Debt for the purposes of the Purchase Price adjustment set forth in Section 2.6, and (ii) after Closing, Buyers shall cause the Companies to pay any dividends or interests on capital (juros sobre o capital próprio) approved to be paid after Closing in accordance with the terms of their respective approvals, which shall be in accordance with Brazilian Law and informed in writing to Buyers prior to the Closing Date.

5.2.6.  Notwithstanding anything to the contrary contained herein, the Company and/or Seller, as applicable, shall notify Buyers of any of the actions below, as promptly as practicable after taking any such action:

(a)  Changing any Tax election, adopting or changing any material method of accounting or annual accounting period for Tax purposes, file any material amended Tax return, entering into any material closing agreement related to Taxes, settling any material Tax Claim or assessment, waiving or extending the statute of limitations in respect of any material Tax Claim or assessment, surrendering any right to claim a material Tax refund, or taking any other similar action relating to the filing of any material Tax return or the payment of any material Tax;

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(b)  Amending the organizational documents of the Companies;

(c)  Declaring or paying any dividends, interests on capital (juros sob capital próprio) or carry out other distribution of profits or reserves or payment of remuneration or own capital or any pecuniary advantage, subject to the terms of Section 5.2.5;

(d)  Initiating, as a plaintiff, any Claims involving an amount in excess of XXX X,XXX,XXX.XX (with due regard to Section 5.2.2.1 if involving amounts in currency other than USD); and

(e)  Entering into any new contract that would represent a Material Contract if entered into prior to the execution of this Agreement, other than in the Ordinary Course.

5.2.7.  All obligations in this Section 5.2 shall be imposed only to the extent they are not legally impermissible, in particular with respect to applicable Antitrust Laws.

5.3.  Contact with Customers, Suppliers and Other Business Relations. During the Pre-Closing Period, Buyers hereby agree that they are not authorized to and shall not (and shall not permit any of its Employees, agents, representatives or Affiliates to) contact any Employee, customer, supplier, distributor, broker or other material business relation of the Companies regarding their respective business or the transactions contemplated by this Agreement without the prior written consent of Seller, provided that Buyers shall be entitled to contact Seller’s and the Companies’ lenders, creditors, suppliers, customers or other material business relation of the Companies to the extent such contact, cumulatively, (a) is not related to the transactions and provisions set forth in this Agreement or to the Companies, their business and/or activities; (b) does not hinder the business relationships of any of the Companies with its material customers, suppliers, and key business relationships; and (c) complies with provisions set forth in Section 9.1.

5.4.  Benefit Plans. Seller undertakes to, before the Closing Date, cause the termination of (i) all compensation and benefits plans indicated in Schedule 5.4(a), and (ii) XXX XXXXXXX XXXX XXXX XXXXXXXX X XXXX XX XXXXXXXX XXXXXXXXXXX XXXXXXXX XX XXXX XXX XXXXXXXXXXXX XX X.X. XXX XXXX XXXXXXX XXX(X) (XXX “401(X) XXXX”), XXXX XXXX XXXXXXXXXXX XX XX XXXXXXXXX XX XXXXX XXXX XXX XXX XXXXXXXXXXX XXXXX XX XXX XXXXXXX XXXX, XX XXXX XXXX XXXX XXXXX XXXXXXXXXX XXXXXXXXXXXXX (XXXXXXXXX XXX XXXXXXXXX’ XXXXXXXX), XXXX XXX XXXXXXX XX XXX XXX XXX XXXXXXXXXXXX, XXXXXXX, XXXXXXXX XX XXXXXXXX XXXXXXXXXX XXXXXXXXXX (XXXX XXXXXXX XXXXXXX XXXXXXXX XX XXX XXXXXXXX XXXXX XXXXXXXXXX XXX XXXXX XX XXXXXXX 2.6 XXXXX), XXX XXXXXXXXX X XXXX XXX XXXXXXX XXXXXXXXX XXXX XXX XXX XXXXXXXXXXXXX XX XXXXX XX XXX XXXXXXXXX. XXXXXX XXXXX XXXXXXX XXXXXX XXXX XXXXXXXX XX XXXX XXXXXXX XXXXXXXXXXX XX XXXXX XX XXXXXXXXX XX XXX XXXXXXX (XXX XXX XXXXXXXX XXXXXXXXX) XXXXXXXXXXX XXX XXXXXXXXXXX XX XXX XXX(X) XXXX (XXX XXXX XXX XXXXXXXXX XX XXXXX XXXXXXXXXXX XXXX XXXX XXXXXXXX XXX XXXXXXXX XX XXXXXX XXXXX XX XXX XXXX XXXXXX), XX XX XXXXXXXXX XX XXXXX XXXX XXX XXX XXXXXXXXXXX XXXXXXXXX XXX XXXXXXX XXXX. XXXXXX XXXXX XXXX XXXX XXXX XXXXX XXXXXXX XX XXXXXXXXXXX XX XXXXXXXXXXX XXX XXX(X) XXXX XX XXXXXX XXX XXXXXXXXXX XXXXXXX. XXXXXX XXXX XXXXXXXXXX XX XXXXXXXX XXX XXXXXXXXXX XXXX XXXXXX XX, XXXXXX XXX XXXXXXX XXXX, (X) XXXXX XXX XXXXXXXX XX XXX XXXXXXX XXXX XXXXXXXXX XX XXXXXXXX X.X(X) XX XXX XXXXXXX, XXX/XX (XX) XXXXXX XXX XXXXXXXX XX XXX XXXXXXXX XXXXX XXXXXXXXX XX XXXXXXXX X.X(X) XXX XX XXXX XXXXX XXX XXXXXXX XXXX; XXXXXXXX XXX XXXXXXX XXXXX XXX XXXXXXXX XXXXX XX XXXXX XX XXX XXXXXX XX, XX XXXXXXXX XX XXX XXXXXXXXX, XXXXX XX XXXXXXXXXXX XXXX XXX XXXXXXXXXXX XX XXX XXXXXXX XXXXXXX, XXXXXXXXX XXX XXX XXXXXXXX XX XXX XXXXXXXXXXX XX XXX XXXXXXXXX XXXXXXXX XXXXX XXX XXXXX XXX XXX XXXXX XXXXXXXX XXXXX XXX XXXXX.

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5.5.  SUDENE Approvals. During the Pre-Closing Period, Seller shall, and shall cause the Company to, endeavor its/their reasonable best efforts to: (a) obtain the approval by Superintendência do Desenvolvimento do Nordeste (“SUDENE”) and the Federal Revenue Office for the transfer of the benefit (from Oxiteno Nordeste to the Company), pursuant to article 60 of the Normative Instruction No. 267, dated as of December 23, 2002 (“SUDENE Benefit”), to which Oxiteno Nordeste was entitled to and which transfer to the Company (as a result of merger of Oxiteno Nordeste into the Company) is subject to pending approval by Superintendência de Desenvolvimento Regional (“SRD”) of SUDENE under administrative proceeding No. 59336.001133/2021-97 (R4C9R5); and (b) cause Oleoquímica to renew the SUDENE Benefit, since, as informed by the Companies, Oleoquímica’s SUDENE Benefit (as approved by SRD Report No. 95/2012) will expire in December 2021. The measures (under the reasonable best efforts undertaking) include: (a) filing an administrative proceeding before SUDENE for approval of its investment project, as determined by Decree No. 6,539, dated as of August 18, 2008, Provisional Measure No. 2,199-14, dated as of August 24, 2001, and Ordinance No. 283, dated as of July 4, 2013 of the Ministry of National Integration (Ministério de Integração Nacional); (b) requesting a Constitutive Report of the SUDENE Benefit, to be issued by the SRD, as a result of the administrative proceeding previously filed; and (c) filing an administrative proceeding, with the Constitutive Report attached, pursuant the Federal Revenue Office, as determined by Normative Instruction No. 267, dated as of December 23, 2002, for purposes of the final approval of the SUDENE Benefit by tax authorities.

5.5.1.  For clarification purposes, the Parties expressly agree that any bureaucratic or internal delays and/or system transition interferences imposed by SUDENE or other public authorities for the obtainment and renewal, as applicable, of the SUDENE Benefits mentioned in Section 5.5 above shall not be considered as a breach of the Seller’s and/or the Companies’ best efforts endeavor covenant.

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5.6.  XXXXXXXX XXXXX XXXXXXXXX/XXXXXXX. XXXXXX XXX XXX-XXXXXXX XXXXXX, XXXXXX XXXXX XXXXXXXXX XX X XXXXXXXXXXXX XXXXXXXXXX XXXXXX XXXX XXXXXX’ XXXXXXX, XX XXXXX XXX XXXXXX XX XX XXXX XX XXXXXX X XXXXX XXXXXXXX XXXXXXXX XXXX XX XXXXX’X XXXXX XXXXXXXXX XXXXXX, XX XX XXXXX XXX XXXXXXX XXXX XXXXXXXX XX XXXXXXX 3.2(X) XXXXX, XXXX XXXXXXX XX XXX XXXXXXXX XXXX XXXXXXXX XX XXXXXX XXX XXXXX XX XXXXX XXXX XXXXXXXXXX, XX XX XXXXXX XX X XXXXXXXX/XXXXXXXXXXXXX XXXXX XXXXXXX XXXXXXX XXXXXXXX XX XXXXXX XX XXXXX XXXX XXXXXXXXXX. XXXX XXXXXX XXXXX XXXXXX XXXX XXX XXXXXXXXXXXX XXXXX XX XXX XXXXXXXX XXXX XXXXXXXX, XXXX XXX XXXXX XX XXX XXXXX, XXXXXX XXX XXXXXXXXX XXXXX. XXXXXX XXXXX XXXXXXX XX XXXX XXXXX XXXXXXX XXXX XXXXXXXXX XXXXXXXXXX XX XXX XXXXX XXXXXXX XXX XXXXXXXXXX XXXXXXX (XXXXXXXXX, XX XXX XXXX, XXXXXXXXXX XXXXXXX XX XXX XXXXXXXX XX X XXX-XXXXXXXXXX XXXXXXXXXXX), XX XXXXX XX XXXXX XX XXXXXX X XXXXX XXXXXXXXX XXXXXX XXXXX XXXXX XXXX XXXX XXXXXX XXX XXXXXXXXXX XXX (X) XXXXXXX XX XXXXXXXXXX XXXXXXXX XXXXXXX XXX XXXXXXX, XXX XXXXXXXXXXX XXXXXXXXX XX XXX XX XXXXX XXXXXXXXXX XXXXXXXXXX; XXX (X) XXXXXXXXX’, XXXXXXXXXXX’X’ XXX XXXXX XXXXXXXXX XXXXX (XXXXX XXXX XXX XXXXX XXXXX XXX XXX XXX XXX XXX XXXXXXX XX XXX XXXXX XXXXX XXXXXXXXX XX XXXX XXXXX XXX XX XXXXXXXXXXX XXXXXXXXXXX). XXXXXXX XXXXXXXXXX, XX XXX XXXXXXX XX XXXXXX, XXXXXXX XX XXXXX XXXXXXX XXX XXXXXXX XXX XXX XXX XXXXXXXXX XXXXXXXXX XXX XXXXXXXXXX XX XXXXXXX, XX XXXX XXXX, XX X XXXX XXXXXXXXXX XXXXXXXXXX XX XXXXXXX XX (XXXXXXXXX XX XXXXX’X XXXXXXXXX XX X XXXXXXXXX XXXX XXXXXXXXXX XXXXXXXXXX XX XXX XXXXXXX XXXXX XXXXXXX) XXXXXXXXXX XXXXXXXXX XX XXXXX XXXX XXXXX XXXXXXXX (XXXXXXXXX XXX XXXXXXXXX XXXXXXXXXXXX XXXXXXXXXX XXXXXXXXX XX XXXXXX, XXXXXX XXX X XXX-XXXXXXXXXX XXXXXXXXXXX); XXXXXXXX XXXX, XXXXXXXXXXXXXXX XXXXXXXX XX XXX XXXXXXXX XXXXXXXXX XXXXXX, XXXX XX XXXXXX, XXX XXXXXXX, XXXXXXX XX XX XXX XXXXX XXXXXXXXXXX XXXXXXX XXXXX XX XXXXXXXX XX XXXXXXX XXX XXXXXXXXXXXXXXX XX XXX XXXXX XXXXXXXXX XXXXXXX XX XXXXXXXXXX XXXXXXXXX. XXXXXXX XX XXXX XXXXXX XX XXXXXXXXX XX X XXXXXXXXXXXX XXXXXXXXXX XXXXXX XX XXXXXXXXX XXX XXXXXXXXX XXXXXX XX XXX XXXXXXXX XXXX XXXXXXXX XXXX XXXX XX XXXX XX XXXXXX XX XXXXXXX XX XXXX XXXX XXXXX XXXXXX, XXXXX XXXXXX XXX XX XXXX XXXXXXX XX XXXXXXXXXX XXXXXXXXXX XX XXXXXX XXXXXXXXXX XXX XXXXXX XX XXX XXXXXXXXXX, XXXX XXXXXX’ XXXXXXX XX XXXXXX X XXXXXX XXXX XXXXXXX XX XXX XXXXXXXX XXXX XXXXXXXX XX XXXXXX XXX XXXXX XX XXXXX XXXX XXXXXXXXXX, XX XX XXXXXXXXX, XX XX XXX, XX XXX XX XXXX XXXXXXXX XXXXXXXXX XXXXXXXX XX XXXXXX XX XXXXX XXXX XXXXXXXXXX; XXXXXXXX XXXX XX XXXXXX XXXXX XXX XX XXXXXX XXXX X XXXXXX, XXXXXX XXXXXXXXXXX XXXX XXX XXXXX XXXXXXXXX XXXXXX XXXXXX XXXXXX XXXX XXXXXXX X XXXXXX XXXXXXXXX XXXX XXXXXXXX. XXX XXXXX XXX XXXXXXXX XX XXXXXXXXX XXXX XXXXX XXXXXXXXX XXX/XX XXXXXX, XXXXXXXXX XXXXX XXXXXXXXX XXXXXXXX, XXXXX XX XXXX XX XXXXXX.

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5.7.  Third-Party Free-Leases Extension. During the Pre-Closing Period, Seller shall, and shall cause the Company to, endeavor its/their commercially best efforts to extend for additional 5 years the term of the free-lease agreements listed in Schedule 5.7.

5.8.  Steering Committee. Within 15 days after the execution of this Agreement, Seller and Buyers shall establish a joint migration committee (“Steering Committee”) with the purpose of, without limiting any other rights or obligations under this Agreement: (i) sharing information on any restrictive covenant pursuant to Section 5.2.2 and matters of the Section 5.2.6; (ii) sharing information on the Antitrust Approval submission filing pursuant to Section 5.1.1; (iii) acting as the channel of communication and access by Buyers, under the Steering Committee’s coordination and supervision, to the key individuals of the Company, for the purposes of preparing the first day after Closing from an operational perspective; (iv) sharing information on the timeline and progress of the Conditions Precedent, and clarifying any queries that the Parties may have in that respect (“Transition”); and (v) sharing information and negotiating the New Adherence Convention pursuant to Section 5.8.2. The Steering Committee shall be composed of up to 7 members, being 2 members indicated by Seller, 2 members indicated by Company and the remaining 3 members indicated by Buyers, and will meet, remotely or in person, on a reasonably regular basis as appropriate to this end (at least twice a month, with the first meeting occurring within 30 days after the date hereof). The Steering Committee shall have no decision-making powers and shall function only to share information between the Parties and the Company.

5.8.1.  Notwithstanding anything to the contrary provided herein, no information sharing shall be permitted to the extent that it would be in violation of any applicable Law of any Antitrust Authority, except, in any case, with respect to lawyer-to-lawyer exchange of information or information which is conveyed to a Buyers’ “clean team” (“Forbidden Exchange of Information Undertaking”). For clarification purposes, all information shared through the Steering Committee shall be subject to the confidentiality provisions under Section 9.1.

5.8.2.  With due regard to the Forbidden Exchange of Information Undertaking, and for purposes of item (v) of Section 5.8 above, the Steering Committee shall, and the Parties shall endeavor their reasonable best efforts to cause the Steering Committee to, discuss whether or not the Companies will remain in Ultraprev’s benefit supplementation plan (“Ultraprev’s Benefit Plan”) and negotiate either an amendment to the Companies’ adherence convention (convênio de adesão) (“New Adherence Convention”), in case the Steering Committee finds it necessary and upon the amendment of Ultraprev’s bylaws to adjust the definition of sponsor; or a Sponsorship Withdrawal Term (which shall be timely prepared under the supervision of the Steering Committee, and the Parties shall timely provide all necessary information), if the members of the Steering Committee are unable to reach an agreement on the New Adherence Convention.

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5.8.3.  With due regard to the Forbidden Exchange of Information Undertaking, and for purposes of item (iii) of Section 5.8 above, after 30 days as from the date hereof, Buyers’ representatives (as previously discussed and agreed by the Steering Committee) shall be entitled to reasonable access (after request thereof to Seller and the Companies in a Steering Committee meeting, which cannot be unreasonably withheld or delayed, provided any such access shall be conducted only during regular business hours and shall not unreasonably interfere with the operations of the Companies) to information of the Companies as necessary: (i) to allow an organized and manageable integration between Buyers and its Affiliates, on one hand, and the Companies on the other hand, with respect to (a) system integration, (b) insurance transition, (c) organization design and integration, (d) communication plans, (e) operations and synergy integration, and (f) scopes of the Transition Support; and (ii) to provide to financing sources of Buyers and/or its Affiliates for purposes of allowing the planning of the consummation of the transactions contemplated by this Agreement (provided such financing sources undertake, previously and in writing, confidentiality obligations substantially similar to those set forth in Section 9.1, and Buyers remain jointly and severally liable with such financing sources for the confidential treatment of said information).

5.8.4.  With due regard to the Forbidden Exchange of Information Undertaking, as soon as reasonably practicable following the time the Company has finalized its internal monthly financial report, the Company will prepare and deliver to Buyers (for informational purposes only) its calculation of the Net Working Capital as of the end of such month (in the same form as it has been provided by the Company to Buyers prior to the date hereof).

5.9.  Call of Post-Closing Companies’ EGMs. Once the Closing Date is determined, within the legal term (and subject to the formalities) required, Seller shall cause the Company to (i) call (to take place on the Closing Date, at 6:00pm) a general meeting of shareholders of the Company to: (a) approve changes to the by-laws of the Company, including the formation of a board of directors (provided that Buyers’ proposal for the changes shall be defined by Buyers and informed in writing to the Company in anticipation of such call notice); and (b) to elect new directors of the Company (provided that the identities of Buyers’ candidates shall be defined by Buyers and informed in writing to the Company in anticipation of such call notice) (“Closing EGM”), and (ii) provide all infrastructure necessary for such Closing EGM to properly occur, including space in its head offices, digital platform (if required), access to Buyers’ representatives and legal advisors, provided that the persons indicated by Buyers and/or managers of the Company shall act as president and secretariat of the Closing EGM, which shall be allowed by the Company by-laws.

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5.10.  Termination of Certain Agreements. Until the Closing Date, Seller shall cause the Companies to (a) terminate the administrative expenses apportionment agreement listed in Schedule 5.10 (“Cost Sharing Agreement”) without any adverse impact to the Companies and with the discharge of the Companies in connection with any pending liabilities resulting from the Cost Sharing Agreement; and (b) to settle the loan agreements listed in Schedule 5.10, with the discharge of the Companies in connection with any pending liabilities resulting from such loan agreements, provided that all costs, expenses and acceleration fees (if applicable) related to the settlement of such agreements shall be borne by Seller or, if incurred by the Companies, shall be considered in the calculation of the Working Capital, including for the purposes of the calculation of the Estimated Purchase Price per Share and the Final Purchase Price per Share.

5.10.1.  Seller (a) covenants and agrees to cause the Companies to settle and fully pay and discharge the financial agreements listed in Schedule 5.10.1(a) before the Closing Date; and (b) may have the right, at its sole discretion, to cause the Companies to prepay, settle, discharge and terminate any of the financial agreements listed in Schedule 5.10.1(b), prior to the Closing Date; provided that, in both cases (i) the applicable Company is fully discharged of any and all outstanding balances of such financings – as well as in relation to all costs, fees (including acceleration fees), charges, penalties and/or payments in connection therewith (“Discharge Costs and Charges”), and (ii) such prepayment and/or settlement, as the case may be (as well as Discharge Costs and Charges payment), occur and are fully borne prior to the Closing Date and reflected (and added as a liability or as a reserve) in the Estimated Net Debt (and consequently Final Net Debt) or Estimated Working Capital (and Final Working Capital), as the case may be.

5.11.  XXXXX XXXXXXXXXX XXXXXXXXXXXXXX. XXXXXX XXX XXX-XXXXXXX XXXXXX, XXXXXX (X) XXXXX XXXXX XXX XXXXXXX XX XXXXXXXX XXX XXXXXXXXXXXX XXXX XXXXXXX XX XXXXXXX XXX XXXX XXX XXXXX XX XXXX (X) XXXXX XXXXXXXXX XXX XXXXX XXXXX XXX XXXXXXXXXX, XXX (XX) XXX XXXXX XXX XXXXXXX XX XXXXXXX XXX XXXX XXX XXXXX XX XXXX (X) XXXXX XXXXXXXXX XXX XXXXX XXXXX XXX XXXXXXXXXX (XX XXX XX XXXX XXXXX, XX XXXXXXXXXX, XXX “XXXXX XXXXXXXXXX XXXXXXXXXXXXXX”):

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(a)  XXXX XXX XXXXXXXXXX XXXXXXXX XXXXXXX XXX XXXXXXXXXXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX, XXXXX XXXXX XX XXXXXX XX XXXXXXXX XXXX XXX XXXXXX XXXXXX XXXXXXXXX XXXXXXXX XX XXXXXXXXçãX X XXXXXXX XXXáXXX - XXXXX XX XXX XXXXXXX XXX XXXXXXXX XXX XXXXXXXXXXXXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX XXXX XXXXX XX XXXXX XXXX (“XXXXXXXXXXXX XXXXXXX”); XX

(b)  XXXXXXXX XXX XXXXX XXXXX XXX XXXXXXXXXX XX XXXXXX XXX/XX XXX XX XXX XXXXXXXXXX (XXXXX XXXX XXX XXXXXXXXX) (XX XXXX XXXXX XX XXXXX XXXXX, XXXXXXXXX XX XXXXX, XXX XXXX XXXXXX XXXXX XX XXXXXXXXXXX XXX XXXXXXXX XX XXXXXXXXXXX XX XXXXXXX XXXXXXX XXX/XX XXX XXXX XXXXXXXXX), XXXXXXXX XXXX XX XXXX XXXX, XXXX XXXX XXXXXXXX: (X) XXX XXXXXXX XXXXX XX XXXXXXX XX XX XXX XXXXXXX XXXXX (XXXXXXX XX XXX XX XXXXXXíXXX) XXXX XXX XXXXX XXXXX XXX XXXXXXXXXX XXXXX XXX XXXXXXXXX XXXX XXX XXXXX XXXXX XX XXXXXXXXXXX XX XX; (XX) XXXXX XXX XXXXXXX XXXX, XXX XXXXXX XXXXX XXXXXX XXXXXXXXXXXX XXXX XXXXXXX XX XXXX XXX XXXXXXXXXXXX XXXXXXX XX XXXX XX XXXXXXXXXX XXXXXXXX, XXX XXX XXXXXX XXXXX XXXXX XXX XXXXXXX XX XXXXX XXXXXXXXX XXXX XXXX XXXXXXX; (XXX) XXXX XXX XXXXXX XX XXX XXXXXXXXXXXX XXXXXXX XXXX XXXXX, XXXXXX XX XXX XXXXXXXX XXXXXXXXX XXXXX XXXX XXX XXXXX XX XXXX XX XXX XXXXXXX XXX XXX XXXXXXX XXXXX XXXX XXX XXXXX XX XXX XXX XXXXX XXXXX XXX XXXXXXXXXX XXXX XXX XXXXXX XX XXX XXXXXXXX XXXXXXXXX XXX XXX XXXX XXXXXX XX XXX XXXXXXXXXXX XX XXXXXX XXX/XX XXX XXXXXXXXXX; XXX (XX) XXXXX XXX XXXXX XXXXX XXX XXXXXXXXXX XXX XXXXXXXXXXXX XXXXXXXXXXX XX XXX XXXXXXX, XXXXXX, XX XXXXXXXXX XX XXX XXXXX XXXXX, XXXXX XXXXX XXX XXXXXXX (X) XX XXXXX XXXXXX XXXX XXX XXXXXXXXXX XXXX XXXXXXXXX XXX XXXXX XXXXX XXX XXXXXXXXXX (XXXXXXXXX XXXXXXXXXXXXX XXXX”), (X) XXX XX XXXXXXXXXX XX XXX XXXXXXXX, XXXXXXXXXXX XXX XXXXXXXX, XXXXXXX XX XXXXX XXXXXXXX XX XXX XXXXXXXXX XXXXXXXXXX XX XXX XXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX XX X XXXXXX XXXX XXXXX XXXXXXXXXX XX XXXXXXXX XX XXXXXX XX, XX XXXXX XXXXXXXXXX XX XXXXXXXX XX XXXXXXX XX XXXXXX XX, XXX XXXXXXXXXXXXX, XXXXXXXXXXX XXXXXX XX XXXXX XXXXX XXX XXXXXXXXXXXXX XXX, XXX (X) XX XXXX XXXXXXXX XXX XXXXXXXXX XXX XXXXXX XXXXXXXXXXX XXXX XXX XXXXXXX XXX XXX XXX XXXXXX XXXXXXXX XXXXXXXX XX X XXXXXX XXXXXXXXXX XXXXXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX, XXXXXX XX XXX XXXXXX XXXX XXXXXX XXX XXXXXXXXXXXXX XX XXXXXX XXXXXXXX XX XXXXXXX XX.X XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX XXXXXXXX XX XXXX XXXXXXX X.XX(X) XXXXX XX XXXXXX XX XXXXXXXX XXXX XXXXXXXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX XXXX XXX XXXXXXXX XXXX (XXXXXXXXX) XXXXXX XXX XXXXXXX XX XXX XXXXXXXX.

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5.11.1.  XXX XXXXX XXX XXXXXXXX XXXXXXX XX XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX, XXXXXXXXX XXXXX, XXXXX XX XXXXX XX XXX XXXXXX XX, XX XXXXXXXX XX XXX XXXXXXXXX, XXXXX XX XXXXXXXXXXX XXXX XXX XXXXXXXXXXX XX XXX XXXXXXX XXXXXXX, XXXXXXXXX XXX XXX XXXXXXXX XX XXX XXXXXXXXXXX XX XXX XXXXXXXXX XXXXXXXX XXXXX XXX XXXXX XXX XXX XXXXX XXXXXXXX XXXXX XXX XXXXX.

5.11.2.  XXXXXXXXXXXXXXX XXX XXXXX, XXXXXX XXXXXXX XX XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX XX XXXXXXXXX XXXXX XXX XXXXXXX XXXX, XXXXXXXXXXX XXXX XXX XXXXX XXXXX XXX XXXXXXXXXX XXX XXXXXXX XXXXXX XXX XXXXX XXXXXXXXX XXX XXXX XX XXXXX XXXXXXXXXX XXX XXXXXXX XXX XX XXX XXXXXXXXX XXXXXXX, XXXXX XXX XXXXXXX XXXXXX XXXXX, XXX XXXXX XXXXX XXX XXXXXXXXX XX, XXXXXXXX XXX XXXXXXXXXXXX XXXX XXXXXXX XX XXXX XXX XXXXXXXXXXXX XXXXXXX XXXXXX XXXXX XX XXXX XX XXXXXXXXXX XXXXXXXX. XXXXXX XXX XXX XXXXXXXXX XXXXX XXXXXX XXXXXX XXX XXXX XXXXXX XXXXXXXXXXXX XXXXXXX XXXXXX XXXXX, XXXXXXXXX XXXXXX XX XXX XXXXXXXXX XXXXXXX.

5.12.  Oxiteno Domain. Prior to the Closing Date, Seller shall cause Companhia Ultragaz S.A. to transfer the domain Oxiteno.com to the Company, taking the appropriate measure to such extent.

6.  Closing

6.1.  Closing. Upon the fulfillment and/or satisfaction or waiver of all Conditions Precedent (other than those conditions that by their nature are to be satisfied at the Closing), the Parties shall be obligated to consummate the Investment and the Share Purchase and Sale as provided in this Section 6 (“Closing”). The Closing shall take place at the office of BMA Advogados, located at Av. Presidente Juscelino Kubitschek, 1455, 10th floor, São Paulo, SP, Brazil, CEP 04543-011, at 10 a.m. of the last Business Day of (a) the month in which the Closing Notice is received, if the Closing Notice is received by the 20th day of such month, or (b) the subsequent month following the date on which the Closing Notice is received, if the Closing Notice is received after the 20th day of the month, or on a different place, time and date agreed by the Parties (as the case may be, the “Closing Date”).

6.2.  Closing Acts. On the Closing Date, the Parties shall perform the following acts:

(a)  Buyers shall deliver to Seller a signed certificate, dated as of the Closing Date, confirming (i) the matters set forth in Section 3.3(a) and Section 3.3(b); and (ii) that no Law or Order applicable to Buyers prohibiting, making illegal and/or restraining the consummation of the Investment or the Share Purchase and Sale is in force or not otherwise definitely suspended or reversed;

(b)  Seller shall deliver to Buyers a signed certificate, dated as of the Closing Date, confirming (i) the completion of the ROFR procedures (to the extent they should be completed prior to the Closing Date) and fulfillment of the ROFR Condition, in each case, pursuant to Section 4.1; (ii) the matters set forth in Section 3.2(b) and Section 3.2(c); (iii) that no Law applicable to Seller and/or the Companies prohibiting, making illegal and/or restraining the consummation of the Investment or the Share Purchase and Sale is in force or not otherwise definitively suspended or reversed; (iv) that the Corporate Reorganization has been consummated pursuant to Schedule 3.1(b), providing copies of the relevant corporate acts thereof; and (v) that all material Third Party Authorizations set out in Schedule 3.2(d) have been obtained, providing copies of the documents thereof;

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(c)  Buyers shall pay-in to the Company the IVL Subscription Price as set out in Section 2.3, and deliver to the Company and to Seller evidence of transmission of such amount to the Company’s designated bank account;

(d)  Buyers shall pay to Seller the IVL Upfront Purchase Price as set out in Sections 2.4.1 and 2.5(a), and deliver to Seller evidence of transmission of such amount to Seller’s designated bank account;

(e)  The Company shall use certain or all of the funds received related to the Subscription Price per Share (either paid by Buyers and/or the ROFR Beneficiaries, as the case may be) to pay-in the EPP Holdco Funding (as defined in Schedule 3.1(b)) in the amount necessary for the EPP Holdco to immediately pay and discharge the EPP Assignment Price (as defined in Schedule 3.1(b)), in case the amount of the EPP Assignment Price (as defined in Schedule 3.1(b)) is lower than the funds received related to the Subscription Price per Share, then such excess amounts of the Subscription Price per Share will not be transferred to EPP Holdco;

(f)  XXX XXXXXXXXX XXXXX XXXXXXX XXX XXXXXXX XXXXX XXXXXXXX XX XXX XXXXXXX XXXXXXXX XXXXXXXX X.XX.X XX XXXXXXX XX XXX XXXXXXXX XXX XXXXXXXXX;

(g)  Should the members indicated by Seller and Buyers at the Steering Committee agree with respect to necessity of the New Adherence Convention, pursuant to Section 5.8.2, the Companies and Ultraprev shall execute the New Adherence Convention. Otherwise, (i) the Companies shall notify Ultraprev in writing exercising their right to withdraw from the Ultraprev’s Benefit Plan with respect to all Continuing Employees, and the Companies shall take any and all additional actions necessary or reasonably appropriate to that extent; (ii) Seller shall cause Ultraprev to waive the requirement and obligation of the Companies that a 90-day-prior communication is given with respect to referred withdrawal right; (iii) the Sponsorship Withdrawal Term agreed by the Steering Committee, pursuant to Section 5.8.2, shall be executed by the Companies and Ultraprev, and (iv) Seller and Ultraprev shall initiate the proceedings required for implementation of referred withdrawal as soon as the preceding mentioned notice is received.

(h)  Seller shall (1) hold or cause to be held a general meeting of shareholders of the Company to fully ratify the Capital Increase in the scenario set forth in item (m) below, or (2) cause the issuance of the Available New Shares to Buyers in the scenario set forth in Section 4.5 above, in any case, with the registration of ownership of the Available New Shares in the Company’s Share Register Book (Livro de Registro de Ações Nominativas) (“Capital Increase Ratification EGM”);

(i)  Upon the confirmation of its deposit in the Company’s designated bank account, the Company shall deliver to Buyers, with a copy to Seller, a receipt for the full amount related to the IVL Subscription Price per Share paid by Buyers in the form of Schedule 6.2(i);

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(j)  Upon the confirmation of its deposit in Seller’s designated bank account, Seller shall deliver to Buyers a receipt for the full amount related to the IVL Upfront Purchase Price paid by Buyers in the form of Schedule 6.2(j);

(k)  Seller shall transfer the Available Existing Shares to Buyers, by means of the appropriate records and signatures in the Company’s Share Transfer Book (Livro de Transferência de Ações Nominativas) and Share Register Book (Livro de Registro de Ações Nominativas), which, exceptionally, shall be removed from the Company’s registered office so that the Closing can occur;

(l)  Buyers shall (and may cause the Company to, to the extent of measures within its control) convene the Closing EGM, and Buyers shall vote all its Shares to approve the relevant resolution matters (it being clarified and agreed that in case the Closing EGM does not occur because of an act or omission of Buyers, then this item (and the Closing EGM) will not be considered a Closing act and therefore not required to be consummated at Closing, including for purposes of Section 6.3 below);

(m)  To the extent that, cumulatively, (i) the Subscription Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, is equal or lower than the ROFR Initial Subscription Price Per Share, and (ii) the Upfront Estimated Purchase Price per Share, as converted in BRL by the Pre-Closing Exchange Rate, is equal or lower than the ROFR Upfront Initial Purchase Price Per Share, Seller shall:

(i)  Cause the Company to fully homologate the capital increase approved at the ROFR EGM and deliver (1) the ROFR New Shares to ROFR Beneficiaries, and (2) the Available New Shares to Buyers; and

(ii)  Transfer the ROFR Existing Shares to the ROFR Beneficiaries, by means of the appropriate records and signatures in the Company’s Share Transfer Book (Livro de Transferência de Ações Nominativas) and Share Register Book (Livro de Registro de Ações Nominativas), which, exceptionally, shall be removed from the Company’s registered office so that the Closing can occur;

(n)  Seller and the Company shall execute the Lease Agreement; and

(o)  Seller shall deliver to Buyer (i) proof of termination of the Cost Sharing Agreement and settlement of the loan agreements listed in Schedule 5.10 and Schedule 5.10.1(a), with full release of the Companies with respect to any obligation or liability under such agreements; and (ii) XXXX XX XXX XXXXXXXXX XXXXXXXXXXXXX XXX XXXXXXXXXX XX XXX XXXXX XXXXXXXX XXXXXXXXXXXXXX, XX XXX XXXX XXX XX.

6.3.  Simultaneous Actions at Closing. All acts to be performed at Closing are part of a single transaction agreed among the Parties, and shall be deemed to be performed and implemented simultaneously, regardless of the order in which they are referred to or numbered in this Agreement. Accordingly, in the event that any of acts to be performed at Closing is not effectively performed and/or waived on the Closing Date, all acts that may have been performed shall be void and without effect, unless the Parties expressly agree otherwise, in writing.

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6.4.  Post-Closing ROFR Undertakings. In the case set forth in Section 4.5, the Parties shall, and Buyers shall cause the Company, to timely comply with all provisions of Section 4.5 in order to grant the ROFR Beneficiaries the opportunity to pay ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share, and subscribe the relevant ROFR New Shares and acquire the relevant ROFR Existing Shares.

6.4.1.  Within 5 Business Days after the end of the period for the payment of the ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share set forth in Section 4.5(a), Seller and the Company (as applicable) shall notify Buyers and Seller (in the latter case with respect to payment of ROFR Upfront Additional Subscription Price Per Share) informing if any of the ROFR Beneficiaries failed to pay the ROFR Upfront Additional Subscription Price Per Share for any ROFR New Share (“Unpaid ROFR New Shares”) or the ROFR Upfront Additional Purchase Price Per Share for any ROFR Existing Share (“Unpaid ROFR Existing Shares”).

6.4.2.  Within 10 Business Days after receiving the notice set forth in Section 6.4.1:

(a)  Should there be any Unpaid ROFR Existing Shares, Buyers shall (i) subscribe for and pay-in to the Company the Subscription Price per Share as set out in Section 2.3 for all Unpaid ROFR New Shares, and deliver to the Company and to Seller evidence of transmission of such amount to the Company’s designated bank account; and (ii) pay to Seller the IVL Upfront Purchase Price, as converted in BRL by the Pre-Closing Exchange Rate, as set out in Sections 2.4.1 and 2.5 for all Unpaid ROFR Existing Shares, and deliver to Seller evidence of transmission of such amount to Seller’s designated bank account; and/or

(b)  The Company shall use certain or all additional funds received related to the Subscription Price per Share (either paid by Buyers or the ROFR Beneficiaries, as the case may be) to pay the EPP Holdco Funding (as defined in Schedule 3.1(b)), as necessary for EPP Holdco to immediately and fully pay and discharge the EPP Assignment Price (as defined in Schedule 3.1(b)), in case the amount necessary to discharge the EPP Assignment Price (as defined in Schedule 3.1(b)) is lower than the additional funds received related to the Subscription Price per Share, then such excess additional amounts of the Subscription Price per Share will not be transferred to EPP Holdco;

(c)  Buyers shall cause the Company to fully homologate the capital increase approved at the ROFR EGM, delivering (i) the ROFR New Shares to ROFR Beneficiaries that fully paid the ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share, and (ii) the Unpaid ROFR New Shares to Buyers, as the case may be; and

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(d)  Seller shall transfer (i) the ROFR Existing Shares to the ROFR Beneficiaries that fully paid the ROFR Upfront Additional Subscription Price Per Share and the ROFR Upfront Additional Purchase Price Per Share, and, (ii) the Unpaid ROFR Existing Shares to Buyers, as the case may be, by means of the appropriate records and signatures in the Company’s Share Transfer Book (Livro de Transferência de Ações Nominativas) and Share Register Book (Livro de Registro de Ações Nominativas), which, exceptionally, shall be removed by Buyers from the Company’s registered office so that the transfer set forth herein can occur.

6.5.  Post-Closing EGMs. Immediately after Closing, the Company shall (under the supervision of Buyers) hold general meetings of shareholders of the Companies (other than the Company), for the replacement of current managers thereof by new managers of such Companies to indicated by Buyers and approve changes to the by-laws of such Companies (it being clarified and agreed that the general meetings of shareholders of the Companies shall not be considered a Closing act and therefore not required to be consummated at Closing, including for purposes of Section 6.3).

6.6.  Other Undertakings. The Parties undertake to take any and all other actions and sign any and all other documents, before, at or after the Closing Date, that may be necessary or convenient to the good and proper formalization of (i) the subscription of the Available New Shares and the Unpaid ROFR New Shares, and the acquisition of the Available Existing Shares and the Unpaid ROFR Existing Shares by Buyers, and (ii) the subscription of the ROFR New Shares and the acquisition of the ROFR Existing Shares by the relevant ROFR Beneficiaries; and the consummation of all transactions contemplated in this Agreement.

7.  Representations and Warranties by Seller

Except as set forth in the disclosure Schedules provided in this Section, Seller (with respect to itself and with respect to the Companies, as applicable) and the Companies (with respect to themselves) hereby represents and warrants to Buyers that the statements set forth in this Section 7 are true and correct as of the date hereof and will be true and correct as of the Closing Date, except in case that any such representation and warranty is expressed herein to be given at one of these two dates only or at another specified date. For clarity purposes, all Sections of this Section 7 referring to specific Laws and/or jurisdictions shall only apply to the Companies subject to those Laws and/or jurisdictions.

7.1.  Existence; Enforceability; Capacity; Solvency.

(a)  Seller and each of the Companies have been duly incorporated, are validly existing, duly organized and in good standing under the Laws of the applicable jurisdictions. Seller and each of the Companies are duly qualified or licensed to do their respective businesses and are in good standing (to the extent such concepts are recognized under applicable Law) in each jurisdiction in which the character or location of the properties they own, lease or operate or the nature of their respective businesses makes such qualification, license or good standing necessary.

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(b)  This Agreement and all other documents executed under this Agreement constitute valid and binding obligations of Seller and of the Companies, enforceable in accordance with their terms and conditions, except as such enforcement may be limited by any Enforceability Exceptions. To the Seller and the Companies’ Knowledge, there is no Claim pending against or threatened in writing against Seller or any of the Companies before any Governmental Authority which in any manner challenges or seeks to prevent, alter or delay the transactions contemplated under this Agreement or would prevent the transactions contemplated under this Agreement or hinder Seller’s or the Companies’ ability to timely perform their obligation under this Agreement.

(c)  Seller and the Companies have all necessary rights, capacity and authority and have obtained all corporate authorizations to execute this Agreement and to perform their obligations under this Agreement, other than the ROFR EGM.

(d)  At this date and until immediately before and after giving effect to the consummation of the Investment and the Share Purchase and Sale, each of the Companies is/will be Solvent and no obligation is being incurred by the Companies in connection with the Investment and the Share Purchase and Sale with the intent to hinder, delay or defraud either present or future creditors of the Companies.

(e)  There are no Claims against Seller or the Companies that would reasonably be expected to cause the performance of this Agreement to be considered a fraud to creditors (fraude a credores) or a fraud to foreclosure procedures (fraude à execução), pursuant to applicable Law.

7.2.  Governmental Authorizations. Except as set forth in Section 3.1(d), assuming the truth and accuracy of the representations and warranties of Buyers and the Guarantors, neither Seller, nor any of the Companies is required to obtain any additional consent, approval, permission, requirement, or authorization, and/or any declaration, filing, submission, or registration by, from or with any Governmental Authority in connection with the execution and performance of this Agreement.

7.3.  Non-Contravention. Assuming that the notices, approvals and consents set forth in Section 3.1(d) have been timely made, obtained or given, neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby are prohibited by, conflict with, would result in any violation of, termination of and/or acceleration under any provision of (i) the articles of association or by laws of Seller or of any of the Companies; (ii) any Order; (iii) any applicable Enforceability Exceptions; (iv) any Law, in each case applicable to Seller or the Companies; or (v) result in the creation or the imposition of any Lien upon any of the Shares, except pursuant to this Agreement.

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7.4.  Capital Stock; Ownership of Shares; Shareholder Agreements; Included Subsidiaries; Trading Companies.

(a)  Seller is the lawful owner of 35,102,127 common shares of the Company, with no par value, representing before the homologation of the capital increase approved at the ROFR EGM 100% of the Company’s voting and total capital stock (“Existing Shares”), all of which have been duly issued and are fully paid in. All Existing Shares are free and clear of any and all Liens.

(b)  Each of the Companies’ capital stock is set forth on Schedule 7.4(b). All outstanding quotas, shares and/or membership interest of each of the Companies’ capital stock are validly issued, fully paid-in and were not issued in violation of any preemptive rights or other rights set forth the in applicable Law.

(c)  On the date hereof, the Company is the lawful owner of the shares, quotas and/or membership interest of the legal entities set forth in Schedule 7.4(c)(i). Schedule 7.4(c)(i) includes the name and the jurisdiction of organization of each of such legal entities. Upon completion of the Corporate Reorganization, the Company shall cease to hold, directly or indirectly, any equity interest in the legal entities set forth in Schedule 7.4(c)(ii).

(d)  Except as indicated in Schedule 7.4(b) or Schedule 7.4(c)(i), there is no (i) existing option, warrant, call, right, contract or Lien of any character to which any of Seller or any of the Companies is a party requiring, and there are no securities of any of the Companies outstanding which upon exercise of any such right, conversion or exchange would require, the issuance of, transfer of or creation of any Lien on any equity interests of any of the Companies or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, equity interests of any of the Companies; (ii) outstanding obligation, contingent or otherwise, of any of the Companies to repurchase, redeem or otherwise acquire any securities; or (iv) phantom stock and/or other derivative rights that give any Person, contractually or otherwise, the right to receive any economic benefit or value derived from or in connection with the economic benefits (and/or their appreciation) and any rights accruing to holders of the equity interests of any of the Companies.

(e)  Except as set forth in Schedule 7.4(e), the Companies are not parties to any shareholder agreements or other contract or understandings in effect with respect to the voting, redemption, Lien, sale, transfer or other disposition of its shares or quotas. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(d).

7.4.1.  Included Subsidiaries. Upon completion of the Corporate Reorganization, the Company will be the lawful owner of the totality of the shares, quotas and/or equity interests of the entities set forth in Schedule 7.4.1, directly or indirectly (the “Included Subsidiaries” and, jointly with the Company, the “Companies”). Immediately prior to the Closing, none of the Companies shall hold equity interests or other securities in any legal Persons except as set forth in Schedule 7.4.1. All shares, quotas and/or equity interests issued by the Companies (other than the Company) have been duly issued, are fully paid in, and are free and clear of any and all Liens except as set forth in Schedule 7.4.1.

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7.4.2.  XxXXXX. XX XXX XXXX XXXXXX XXX XXX XXX XXXX X XXXXX (X) XxXXXX XX XXX/XXX XXX XXXX XX XXX XXX XXXXXXXXXX XX XXX XXXXXXX, XXX XxXXXX’X XXXXXXXXXX (XXXXXXX XXXXXXXXXXXXX XX XXXXXXXXX XX XXXXXXXX XXXXXXX XXXXXXXXX XX XXX XXXXXXX) XXX XXX XXXXXXXXXXX XXXíXXXXX XXXXXXXX XxXXXX XXXXXXXXXXXX XXX XXXXXXXXXXXXX, XXX XXX XXXXXXXX XX XxXXXX XX XXXXXXXXX XX X XXXXX-XXXXX XXX XXXXXXXXXXX XXXXXXXX XXXX XXX XXXXXXXXXX XX XXX XXXXXXX, XxXXXX XXX XXX XXXXXXXX XXXXXXXXX XX XXX XXXXXXX XX XXX XXXXXXXXXX (XXXXXXXXX) XX XxXXXX, XXX XXXX XXX XXXXXXXXX XXX XXXX XXX/XX XxXXXXXX XXX XXXXXXXXX XX XXXXXX XX XxXXXX; (XX) XXXXX XXX XXX XXXX XXX XXXX XX XXXXXXXXXXX XX XXXXXX XXX/XX XXXXXX XXX/XX XXXXXXXXXXX XXXXXXX XXX XXXXXXX XXX XxXXXX; XXX (XXX) XxXXXX XXX XXXXXXXXXX XXX XX XXX XXXXX XX XXXX XXXXXXXX XXXXXXXX XXXX XXX XXXXXXX’X XXXX XXXXXXXX, XXXX XX XXXX XX XXXXX XXXXXXX XXX XXXXXXX XXX XxXXXX, XxXXXX XX X XXXXXX XX XXXXXX XX XxXXXX XX XXX XXXXXXXX XXXXXX XX XX XXX’X XXXXXX XXXXX.

7.4.3.  XXíXXXX XX XXXXX. XX XXX XXXX XXXXXX, XXX XXXXXXX XXXXX X,XXX,XXX XXXXXX XXXXXX XXXXXX XX XXíXXXX XX XXXXX, XXXXX XXXXXXXXX: (X) XX X XXX-XXXXXXXXXXX XXXXXXX XXXX XXX XX XXXXXXXXXX XXX/XX XXXXXXXXX, (XX) XX XXX XXXXXXX XX XXX XXXXXXXX XXXXXXXXX XX XXX XXXXXXX; XXX (XXX) XX XXXXX XXXXXXXXXXX.

7.4.4.  Trading Companies. Oxiteno (Shangai) Ltd., Oxiteno Argentina S.R.L., Oxiteno Colombia SAS and Oxiteno Europe SPRL (“Trading Companies”) are companies duly organized and validly existing under the Laws of their respective jurisdictions and have all requisite power and authority to carry on their respective business as trading entities as now conducted. The Trading Companies (i) do not engage in any business activity or agreement other than those trading activities allowed by their corporate documents and pursuant to their Ordinary Course; and (ii) have not entered into any agreements with any Third Parties except for (ii)(a) agreements for the intermediation of sales of products by the other Companies (in their capacity as representative office agents (representantes comerciais), and (ii)(b) agreements to retain services within the ordinary course of day-to-day business which are not material (such as office general maintenance expenses and agreements with employees); (iii) have as their sole source of revenue the commissions paid by the other Companies for the intermediation services provided, (iv) in the last 5 years, have maintained workforce of up to 10 Employees at each; and (v) are not subject to any Claim, neither pending nor, to the Seller’s Knowledge, threatened in writing.

7.5.  Bankruptcy or Judicial Composition Proceedings. No bankruptcy (falência), insolvency, moratorium or judicial or extrajudicial reorganization (recuperação judicial ou extrajudicial) have been applied for, proposed, filed against or entered into by any of Seller and/or the Companies and, to Seller’s and/or Companies’ Knowledge, no circumstances exist which would require the application for any such proceedings.

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7.6.  Compliance with Anti-Bribery Laws. There are no Claims existing or to Seller’s and/or Companies’ Knowledge, imminent, involving Seller and/or any of the Companies by any Governmental Authority regarding applicable Anti-Bribery Laws. There are no internal investigations being conducted or reviewed by Seller and/or the Companies regarding actual or possible violations of any applicable Anti-Bribery Laws.

7.6.1.  No manager or employee of the Companies, when acting on behalf of the Companies, and, to Seller and/or the Companies’ Knowledge, no agent or representative of the Companies, when acting on behalf of the Companies, has directly or indirectly, (i) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns or violated any provisions of any Anti-Bribery Laws, or (ii) taken any action that would constitute a violation of any Anti-Bribery Laws. To Seller and/or the Companies’ Knowledge, the Companies have conducted their respective businesses in compliance with Anti-Bribery Laws binding upon each of them, in all material respects. The Companies have approved and maintained a reasonable compliance program as required by the Anti-Bribery Laws.

7.7.  Compliance with Antitrust Laws. Except as described in Schedule 7.7, there is no pending prior proceedings (for the last three years) (including government, judicial or regulatory proceedings and investigations) and, to Seller and/or the Companies’ Knowledge, threatened involving any of the Companies. There is no judgment imposed upon any of the Companies, by or before any Governmental Authority, in connection, in any case, with any alleged violation of any Antitrust Laws, including any proceeding regarding possible abuse of a dominant position.

7.8.  Financial Statements; Undisclosed Liabilities; Absence of Changes. The audited consolidated financial statements of the Company prepared as of the Base Date are attached hereto as Schedule 7.8(i) (“Consolidated Financial Statements”). The audited individual financial statements of each of the Companies prepared as of the Base Date are attached hereto as Schedule 7.8(ii) (jointly with the Consolidated Financial Statements, the “Financial Statements”).

7.8.1.  Each of the Financial Statements (i) was prepared in accordance with the Brazilian GAAP and the Accounting Principles, except as may be indicated in the notes thereto and subject, in the case of audited Financial Statements, to the absence of footnotes and normal year‑end adjustments, none of which are material individually or in the aggregate to the Companies taken as a whole; (ii) fairly present, in all material respects, the correct and consolidated financial position of the Companies as of the dates thereof and their consolidated results of operations for the periods then ended (subject, in the case of audited Financial Statements, to the absence of footnotes and normal year-end adjustments, none of which are reasonably expected to be material individually or in the aggregate to the Companies taken as a whole); and (iii) were derived from the Books and Records of the Companies.

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7.8.2.  None of Companies has any liabilities, debts or obligations that have not been properly reflected in the Companies’ Financial Statements, except for liabilities that are not material or were incurred after the Companies’ Financial Statements. The Companies maintain a system of internal controls over financial reporting that, to the Seller and/or the Companies’ Knowledge, is reasonably sufficient for the reliability of financial reporting and the preparation of the Financial Statements.

7.8.3.  Since the Base Date (i) the business of the Companies has been conducted in accordance with the Ordinary Course in all material respects; and (ii) there has not occurred and is continuing a Material Adverse Effect, nor the event mentioned in Section 5.2.2(j).

7.8.4.  Books and Records. The Companies’ Books and Records are kept, in all material respects, in accordance with the applicable Law and reflect in all material respects the content of the events and transactions that should be reflected therein in accordance with applicable Law.

7.9.  Material Permits. Except for matters that are subject to the representations and warranties in Section 7.16 (Taxes), Section 7.18 (Labor and Employment Matters) and Section 7.19 (Environmental Matters): (a) to Seller and/or the Companies’ Knowledge, the Companies are in possession of all material governmental approvals and other material public licenses and permits which are necessary to operate their businesses in substantially the same fashion or manner as conducted on the date hereof and the lack of which would be materially adverse to the Companies’ businesses (collectively “Material Permits”); (b) as of the date hereof, the Companies have not received any written notice from a Governmental Authority indicating that any such Material Permits are or will be revoked; (c) each such Material Permit is in all material respects in full force and effect and, to Seller and/or the Companies’ Knowledge, each of the Companies has been in compliance in all material respects with all of its obligations and requisites with respect to such Material Permits; and (d) the Companies are not subject to any pending (and with respect to which the Companies have been notified in writing) and/or, to Seller and/or the Companies’ Knowledge, threatened Claim challenging or seeking the revocation, suspension, termination, modification or impairment of any such Material Permit.

7.10.  Material Contracts. Schedule 7.10 includes a list of all contracts listed below– which are in force and effect –, to which any of the Companies is a party or by which any of the Companies are bound (“Material Contracts”):

(a)  XXXXXXXXX XXXX XXX XXX XX XXXXXXXXX XX XXX XXXXXXXXX, XX XXXXXXXX XX XXXXXXXXX XXXXXX XXXXXXX XXXXXXXXXXX XX XXX XXXXXXXXX, XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX (XXXXX XXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXX XX XXXXXXX XXXXXXXXXXX XXX XXXXXXXXXX XXXXXXXXX XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX);

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(b)  XXXXXXXXX XXXX XXX XXX XX XXXXXXXXX XX XXX XXXXXXXXX XX XXXXXXXX XX XXXXX XX XXXXXXXXX XXXXXX XXXXXXX XXXXXX XX XXX XXXXXXXXX, XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX (XXXXX XXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXX XX XXXXXXX XXXXXXXXXXX XXX XXXXXXXXXX XXXXXXXXX XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX);

(c)  Contracts that (i) contain a “change of control” provision under which the consent of any Person is required for the consummation of the transactions contemplated in this Agreement; or (ii) in any other way confers on such Persons the right to accelerate or terminate the contract in question or to make the contracted terms and conditions more onerous and, cumulatively (for both cases), (1) involved payments by any of the Companies in an amount greater above XXX X,XXX,XXX.XX XXXXXXXXXXXX, XX XXXX (XXXXXXX XXXXXXX, XXXX XXX XXXXXXXX, XXXX (XXXXX XXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXX XX XXXXXXX XXXXXXXXXXX XXX XXXXXX XXXXXXX XXXXXXX XXXX XXX XXXXXXXX XXXX)) or provide for any exclusivity, when such contracts were executed with the Companies’ suppliers, or (2) resulted in payments to any of the Companies in a global amount per customer greater than XXX X,XXX,XXX.XX XX XXXX (XXXXXXX XXXXXXX, XXXX XXX XXXXXXXX, XXXX (XXXXX XXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXX XX XXXXXXX XXXXXXXXXXX XXX XXXXXX XXXXXXX XXXXXXX XXXX XXX XXXXXXXX XXXX)) or provide for any exclusivity, when such contracts were executed with the Companies’ customers;

(d)  Contracts between or among the Companies on the one hand and Seller or any Affiliate of Seller (other than the Companies) on the other hand;

(e)  Contracts related to the incurrence of any financial indebtedness (dívida financeira) of the Companies of an amount in excess of USD 5,000,000.00, individually, other than related to purchase of inventory in the Ordinary Course;

(f)  Contracts for the acquisition of capital equipment or fixed assets requiring the payment by the Companies of an amount in excess of XXX X,XXX,XXX.XX, XXXXXXXXXXXX, XX XX XxXXXX XX XXX XX,XXX,XXX.XX, XX XXX XXXXXXXXX XXX X XX-XXXXX XXXXXX XxXXXXXX XXXXX XXX XXXX XXXXXX, XXX XXXXXXXXXXXX XXXXXXX XXXXXXXXX XX XXxXX XXXXXX;

(g)  Contracts entered into involving the purchase of material assets of any Person (i.e. equity interest or assets in an amount in excess of XXX X,XXX,XXX.XX, individually, other than in, any case, the Ordinary Course);

(h)  Contracts requiring the disposition of any assets material to the ongoing operation of the business of the Companies, including disposition of assets, with book value in excess of XXX X,XXX,XXX.XX, individually, other than, in any case, in the Ordinary Course;

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(i)  Contracts governing (1) joint venture, partnerships or agreements granting a share of profits or losses; or (2) merger, consolidation, business combination, corporate reorganization or similar extraordinary transaction;

(j)  Contracts related to the purchase of feedstock, raw materials or sale of products in the Ordinary Course providing for exclusivity, non-compete, non-solicit or other provisions restricting the Companies’ ability to conduct the business of the Companies;

(k)  All distribution, agency or representation agreements, involving individually total payments by the Companies in excess of: (X) XXX X,XXX,XXX.XX, XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX - XX XX XXXXXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXXXXXXXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX -, XX XXXX XX XXXXXXXXXXXX XXXXXXXXXX (XXXXX XXXX XXXXXXXXXX XXXX XXX XXXXXXX XXXXXXXXX), XXX (XX) XXX XXX,XXX.XX, XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX - XX XX XXXXXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXXXXXXXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX -, XX XXXX XX XXXXXXXXXXX XXX XX XXXXXXX XX XXXXXX XX XXXXXXXXXXXXXX XXXXXXXXXX;

(l)  Contracts providing guarantees and/or joint liability by the Companies in favor of Seller or third parties other than in the Ordinary Course; and

(m)  All contracts not otherwise identified above involving individually total payments or transaction value in excess of USD XX,XXX,XXX.XX, XXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX (XX XX XXXXXXX, XXX XXXXXXXX XX XXXXXXX X.X(X) XXXXX, XXXXXXXXXXX XXX XX XXXXXX XXXXX XXXXXXXX XX, XXXX).

7.10.1.  Except as set forth in Schedule 7.10.1, provided that all representations and warranties set forth in this Section with respect to the relevant counterparts of the Material Contracts are limited to the Seller and/or the Companies’ Knowledge: (a) all Material Contracts were duly entered into by or assigned to the Companies (as applicable) and to the relevant counterpart(s); (b) all such Material Contracts are in full effect and constitute binding obligations enforceable against the Companies (as the case may be) and the relevant counterpart(s); (c) none of the Companies or their relevant counterpart(s) are in breach of, or default under (nor, to the Seller and/or the Companies’ Knowledge, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or breach or default under, or would reasonably be expected to cause the acceleration of any obligation or loss of any right under, or give rise to any right of termination of) any material obligation set out in any of the Material Contracts; and (d) up to the date hereof, no written notice has been received from any counterparty to the effect, and there is no reasonable basis to believe, that any counterparty may suspend, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to supplying or acquiring materials, products or services to or from the Companies under any Material Contract. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(p) and 5.2.2(q).

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7.10.2.  Except as listed in Schedule 7.10.2(i), there are no contracts and/or obligations between the Companies, on one side, and any Related Party of the Companies or Seller or its Affiliates on the other side (other than the Companies). The contracts and/or obligations between the Companies, on one side, and any Related Party of the Companies or Seller or its Affiliates on the other side (other than the Companies) listed in Schedule 7.10.2(ii) are at arm’s length terms.

7.11.  Insurance. All insurance policies currently maintained by any of the Companies or currently maintained by the Seller in the benefit of the Companies: (a) are in full force and effect in accordance with their terms and conditions, XxXXXX XX X XXXXXX XX XXX XXXXXXX XX XX XXXXX XXXXXXXX XX XXXXX (X) XXX (X) XX XXXXXXX X.X; XXX (b) to Seller and/or the Companies’ Knowledge, are, in all material respects, sufficient to meet all legal requirements. To Seller and/or the Companies’ Knowledge and except as disclosed in Schedule 7.11: (i) there are no pending Claims in an amount greater than XXX XXX,XXX.XX under such insurance policies on the date hereof; (ii) up to the date hereof, no incident that is likely to give rise to a Claim in an amount greater than XXX XXX,XXX.XX under such insurance policies has occurred; and (iii) none of the Companies is in material breach or default, and none of the Companies have taken any action or failed to take any action which, with notice or the lapse of time, would constitute a breach or default, or permit termination or modification, of any of the insurance policies currently maintained by them. No written notice of cancellation or termination, in whole or in part, has been received by the Companies with respect to any of the insurance policies currently maintained by them. All premiums for such insurance policies have been timely paid. To Seller and/or the Companies’ Knowledge, nothing has been done or omitted by the Companies which would make any material insurance policy void or voidable or would reduce or mitigate any insurance proceeds under any insurance policy.

7.12.  Material Assets. All Material Assets are owned by, or are in the lawful possession of, the Companies, as applicable, free and clear of Liens other than Permitted Liens. The Material Assets are in good operating condition, maintenance and repair, subject only to ordinary wear and tear, which is not such as to affect adversely the operation of the Companies’ businesses; and at the Closing Date no Material Asset shall have been subject to explosion, fire, or other significant unforeseeable event, as to affect adversely the operation thereof, or, if such event has occurred, (i) the Companies’ businesses carried out at the respective Material Asset will be fully operating at the Closing Date in the Ordinary Course, and (ii) the adverse consequences of such event shall have been properly and fully addressed and remedied. At the Closing Date, the Companies will have good and valid title to or, in the case of leased assets, a valid lease interest in, or other valid license or other rights in, the Material Assets. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(g). To Seller and/or the Companies’ Knowledge, the Companies are not subject to any pending and/or threatened (in writing) Claim affecting such Material Assets that would adversely interfere, affect or impact in any material respect the use, operation, occupancy or lease of the Material Assets.

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7.13.  Real Estate. Schedule 7.13 contains a complete list of the real estate properties owned by the Companies as of the date of this Agreement (“Owned Real Property”).

7.13.1.  Except as set forth in Schedule 7.13.5, the Company or its relevant Included Subsidiary has good, indefeasible title to each parcel of Owned Real Property, free and clear of all Liens other than Permitted Liens.

7.13.2.  Except as set forth in Schedule 7.13.2, the Companies have not leased or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof, and there are no outstanding rights of first refusal or options to purchase, use and/or lease any of the Owned Real Property or any portion thereof or interest therein and all conditions and covenants undertaken by the Companies and/or Seller in relation to the Owned Real Property have been fully fulfilled.

7.13.3.  Except with respect to the matters described under Section 5.6 and as set forth in Schedule 7.13.3, the Companies have been in full compliance with all covenants and conditions set forth in each acquisition title of and have bona fide possession over all Owned Real Property, and there is no Claim existing and, to Seller and/or the Companies’ Knowledge, threatened, related to their title or possession and is in undisturbed possession thereof. The Owned Real Properties have not been declared as of public use, expropriated, certified as a historic heritage or landmark by any public agency, for any purpose, in whole or in part, neither is subject to eviction, constriction, seizure and the use thereof is not prohibited for any reason whatsoever.

7.13.4.  Except for the Owned Real Properties identified in Schedule 7.13.4, the buildings, structures, fixtures and improvements located on the Owned Real Property have or are in the process of requesting or renewing the required material licenses and permits pursuant to applicable Law and comply or are in the process of complying with material fire department requirements and other material rules of the urban codes applicable to the relevant Owned Real Property.

7.13.5.  XxXXXX XXX XXX XXXXX XXXX XXXXXXXXXX XXXXXXXXXX XX XXXXXXXX X.XX.X (“XXXXX XXXXX XXX XXXXXXXXXX”), XXX XXXXXX XXXXX (XXXXíXXXXX) XX XXX XXXXX XXXX XXXXXXXXXX XXXXXXX XXX/XX XXXX XXXXXXX XX XXXXXXX XXX XXXXXXXXXXXXXXX XXX XXXXXXXX XXX XXXX XX XXX XXX XXXXXXXXX, XXXXXXXXXXXXX XXX XXXXXXXXXX XxXXXXXX XX XXX XXXXX XXXX XXXXXXXX.

7.13.6.  To the extent required by applicable Law, the Owned Real Property is occupied under a valid and current certificate of occupancy or similar permit (habite-se) and, to Seller and/or the Companies’ Knowledge, there are no facts, contractual or legal restrictions that would prevent such Owned Real Property from continuing to be occupied and used by the Companies after the Closing in the same manner as occupied and used by the Companies immediately prior to the Closing.

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7.13.7.  The Companies have not received any written notice of and, there are no existing, pending or, to Seller and/or the Companies’ Knowledge, threatened in writing, Claims affecting any Owned Real Property or adversely affecting any right, title or interest of any of the Companies in any of the Owned Real Property, which would reasonably be expected to materially and adversely affect the ability to operate the Owned Real Property as currently operated, except with respect to the matters described under Section 5.6.

7.13.8.  To Seller and/or the Companies’ Knowledge, XxXXXX XXX XXX XXXXX XXXXX XXX XXXXXXXXXX, the Owned Real Properties are properly zoned for their present use under the applicable zoning ordinances, and there are no pending or threatened (in writing) proceeding which could reasonably result in a modification or termination of such zoning.

7.13.9.  Schedule 7.13.9 sets forth a correct and complete list of all leases, free-leases and subleases of real property, pursuant to which any of the Companies is a party or by which any of them is bound, in each case, as of the date of this Agreement (“Leased Real Property”). Except as set forth in Schedule 7.13.9, with respect to each of the leases, free-leases and subleases for such Leased Real Property: (a) to Seller and/or the Companies’ Knowledge, such lease, free-lease or sublease (and each of their related service or other agreement) has been executed by the Companies with the actual owner of the Leased Real Property; (b) such lease, free-lease or sublease (and each of their related service or other agreement) is valid, binding and enforceable by and against the Companies which is party to such lease, free-lease or sublease, except as such enforceability may be limited by any applicable Enforceability Exceptions; (c) no such lease, free-lease or sublease (and each of their related service or other agreement) has been subject to a breach by the applicable Companies in any material respect or canceled or terminated by the other party which has not been duly cured or reinstated, (d) the Companies enjoy peaceful and undisturbed possession of the Leased Real Property and, to Seller and/or the Companies’ Knowledge, there are no contractual or legal restrictions that preclude or restrict in any material way the ability to use the Leased Real Property for the purposes for which it is currently being used; (e) none of the Companies has received formal notice of any Claim of material default under any such lease, free-lease or sublease dated less than 24 months prior to the date of this Agreement, which would reasonably be expected to adversely affect the ability to operate the Leased Real Property as currently operated; and (f) to Seller and/or the Companies’ Knowledge, the buildings, structures, fixtures and improvements located on the Leased Real Property have the required material licenses and material permits pursuant to applicable Law and comply with the Lease, the material fire department requirements and other urban codes applicable to the Leased Real Property.

7.14.  Intellectual Property. The registered intellectual property rights listed in Schedule 7.14 (“Registered IP Rights”) are owned by the Companies, free and clear of all Liens. Schedule 7.14 also contains a correct and complete list of all material unregistered Intellectual Property that were formally deposited, but not yet granted to the Companies by the relevant Governmental Authority, used by the Companies that are necessary to conduct the Companies’ business as it is currently conducted by the Companies, according to past practices (jointly with Registered IP Rights, the “Scheduled Intellectual Property”). All registration and maintenance fees have been paid to validly maintain the Registered IP Rights with the competent authorities. The Registered IP Rights are valid and no rights forming part of such Registered IP Rights have been abandoned, have lapsed or have been otherwise lost through the action of, or failure to act by any of the Companies (for the avoidance of doubt, such action or failure shall not include (i) any abandonments, lapses or other losses incurred in the regular course of business or prosecution of the Registered IP Rights or (ii) with respect to trademarks any susceptibility to cancellation for non-use).

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7.14.1.  (i) To Seller and/or the Companies’ Knowledge the conduct of the business of the Companies as presently conducted, does not infringe or otherwise violate any Third Party’s Intellectual Property rights in a manner that may be material to the Companies’ business; (ii) there are no such Claims presently pending (and with respect to which the Companies have been notified in writing) or, to Seller and/or the Companies’ Knowledge, threatened in writing against any of the Companies by any Third Party in a manner that may be material to the Companies’ business; and (iii) to Seller and/or the Companies’ Knowledge, no Third Party is infringing or otherwise violating any Registered IP Right in a manner that may be material to the Companies’ business.

7.14.2.  Within 24 months prior to the date hereof, none of the Companies (i) received a written third-party challenges regarding the patentability or validity, in particular by initiation of any cancellation, revocation, opposition or rectification proceedings, of any of the Registered IP Rights directed to a Governmental Authority, except for official communications from trademark and patent offices as part of normal prosecution; (ii) received a written notice alleging that any material products or services sold or distributed by the Companies infringe the intellectual property rights of any other Person; or (iii) sent a written notice that any other Person is infringing any of the Registered IP Rights.

7.14.3.  The Companies have taken commercially reasonable measures to protect the secrecy, confidentiality and value of their respective trade secrets material to the Companies’ business included in the Intellectual Property that are used in the conduct of their respective businesses as presently conducted.

7.15.  IT Systems. Except as agreed to be provided as part of the Transition Support, the material information technology systems (including hardware, network components, software or other similar information technology systems) used by the Companies as of the date hereof (“Systems”): (a) are owned by, leased or otherwise made available to the Companies and shall continue to be available to the Companies as of the Closing Date in the same manner as in the Ordinary Course; and (b) are substantially adequate for the operational and business requirements of the Companies. With respect to the Systems, except as disclosed in Schedule 7.23, (i) in the last 5 years, there has not been any material malfunction or material failure or interruption in the Systems that has caused a material disruption to the Companies’ business, and (ii) the Companies have taken reasonable steps and implemented reasonable procedures to ensure that such Systems used in connection with the operation of each of the Companies’ respective businesses have reasonably adequate protection from contaminants, including the use of commercially available antivirus software with the intention of protecting the Systems from becoming infected by viruses and other harmful code. The Companies have implemented reasonably appropriate security, back-ups, disaster recovery arrangements, and hardware and software support and maintenance to minimize the risk of material error, breakdown, failure, or security breach occurring. There are no Claims presently pending (and with respect to which the Companies have been notified in writing) or, to Seller and/or the Companies’ Knowledge, threatened in writing against any of the Companies by any Third Party in a manner that may reasonably be expected to materially and adversely affect, in any material manner, the use of the Systems by the Companies.

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7.16.  Taxes. XxXXXX (X) XX XXXXXXXXX XXXXX XXX XXXXXXXXXX XXXXXX XX X XXXX XX XXX XX XXX XXXXXXXXX XX XX XXXXXXXXXX XXXXXX XXXXXX XXXX XXX XX,XXX,XXX.XX XXX/XX (XX) XX XXX XXX XX XXXXXXXX X.XX, XX XXXXXX XXX/XX XXX XXXXXXXXX’ XXXXXXXXX: (a) each of the Companies has, in all material respects, been in compliance with applicable Law related to Tax matters and has promptly and correctly filed with the competent Governmental Authorities all statements, Books and Records, and returns related to Taxes which the Companies were required to file; (b) each of the Companies has paid all Taxes owed in accordance with such statements and returns or that were otherwise due by the Companies, as and when such Taxes were due or, in the case of late payment, has paid all fines, interest, and related charges; (c) all Taxes required to be withheld by the Companies have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose, except for the ones being contested in good faith by judicial or administrative proceedings; (d) there are no Liens with respect to Taxes on any of the assets of the Company; (d) there are no notices of infraction issued by any Governmental Authority against any of the Companies for any Tax, interest on Tax, or fines for failure to file or late filing, and to Seller’s Knowledge no reason or grounds exist for the issuing of new notices of infraction; and (e) there is no announced or pending investigation, enquiry, audit, examination or inspection by any tax, custom or regulatory Governmental and/or Taxing Authority with respect to the Companies. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(k). This Section 7.16 contains the sole and exclusive representations and warranties of Seller and/or the Companies with respect to Taxes.

7.16.1.  Schedule 7.16.1 lists all material Tax amnesty, exemption or installment programs in which the Companies are enrolled (“Tax Benefits”) (XXXXXXXXX, XXX XXX XXXXXXXXX XX XXXXX, XXX XXXXXXXX XXx XXXXXXXX XXXXXXX XXXXX XXX XXXXX XXX, XX XXX XXXXXXXXXXXXX XX XXXXXXX XXXXXXXXX XX XXXXX XX XXXXX XXX). (i) Such Tax Benefits were legally and validly obtained by the Companies under the applicable Laws, and (ii) to Seller and/or the Companies’ Knowledge, the Companies are in full compliance with all applicable Laws and requirements related to the enjoyment of such Tax benefits. The Seller and the Companies’ have no Knowledge of any acts or events that could reasonably (a) cause the Companies to stop continue benefiting from all such Tax Benefits according to past practices from this date and until the Closing Date; or (b) make such Tax Benefits invalid or not recoverable in accordance with the applicable Laws.

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7.17.  Customs. Compliance with Export and Import Control Laws. XXXXXXX XXX XXXXXX XXX XXX XX XXX XXXXXXXXX XX X “XXX X.X. XXXXXXXX” XXXXX XX X.X.X. XXXX.XXX, XX XXXXXXX XXXXX XXX XXXXXXXXXX XXXXXXXXXXX XX XXXXXX XX XXX XXXX XX XXX XXXXXXX. XXXXXXX XXX XXXXXX XXX XXX XX XXX XXXXXXXXX XX XXXXXXXXX XXXXXXX XX XXXXXXXX XX XXXX XXX XXXXXXXX XX XXXXXXXX XX XXX X.X. XXXXXXXXXX. Each of the Companies is and during the last three years has been in compliance in all material respects with the import, export and customs legislations of each the jurisdiction in which it operates, including any applicable national and foreign legislation and applicable Laws governing the import, export, re-export, or transfer of items, materials, goods, equipment, technology, services, intangible or data (collectively, the “Import/Export Control Laws”). Without limiting the foregoing, in connection with the business: (a) each of the Companies has obtained in a timely manner all import/export licenses, authorizations and permits from, and has made and filed all necessary permits, tax, regulatory and customs reporting obligations; and filings with any Governmental or Taxing Authority (“Import/Export Approvals”); (b) each of the Companies has been during the last three years and complies in all respects with the terms of all applicable Import/Export Approvals; and (c) to Seller and/or the Companies’ Knowledge, there are no pending or threatened (in writing) Claim involving any of the Companies in connection with the business or operations with respect to Import/Export Approvals or Import/Export Control Laws that would reasonably be expected to be material, individually or in the aggregate, to the businesses of the Companies.

7.18.  Labor and Employment Matters. Except (i) as otherwise would not reasonably result in a Loss to any of the Companies in an individual amount higher than XXX XXX,XXX.XX, and/or (ii) as disclosed in Schedule 7.18, to Seller and/or the Companies’ Knowledge: (a) the Companies are in compliance in all material respects with all material labor and social security obligations with respect to their employees, including those relating to wages, hours, child labor, employment discrimination, sexual harassment, workers’ compensation, social security obligations that are not characterized as taxes, laws guaranteeing rights to leave and compensation, occupational safety and health, and payment of severance fund (including the Severance Guarantee Fund - FGTS), and have made payments to or with respect its Employees in accordance with applicable Law; and (b) the Companies are not party to any labor Claim involving an individual amount higher than XXX XXX,XXX.XX. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(k).

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7.18.1.  Schedule 7.18.1(i) contains a true, correct and complete list of each Company Plan. Schedule 7.18.1(ii) contains a true, correct and complete list of each Seller Plan. For each Employee Benefit Plan, Seller has furnished to Buyers a true and correct copy of each Employee Benefit Plan (or a description, if such plan is not written) and all contracts relating thereto, or to the funding thereof, including all amendments thereto, all trust and insurance contracts and any summary plan description or other summary thereof.

7.18.2.  XXXX XXXXXXX XX XxXXXXX XX: (X) X XXXX XXX XXXXXXX XXXX XX XXX XXXXX XXXX XXXXXX XXXX XXXX XXXXXXX, XXX XXXXXXXX XXXXXXXXXXXXXX XXXX XXXXXXXXXXXX, XXXXXXXXXXXXX XXX XXXXXXXXXXXX XXXXXXXXX, XXX XXXX XXXXXX XXXXXX XXXXXX, XXXXXXXXX XXXXXX, XXXXXXXXXX’X XXXXXXX XX XXX XXXX’X XXXXXXXXX XXXXXXXXXX, XXX XXXXXXXXXXXXX XX XXXXXXX XXXXXX XXX XXX-XXXXXXXXXXXXXX XXX XXX XXXXX XXXX XXXXXXX XXX XXX XXXXX XXXX XXXXXX XXXX XXXXX XXXX XXXXXXX XX XXXX XXXXXXXX XXXXXXX XXXX, XX XXX XxXXXX XXXXXXXXXX, XXX XXXX XXXXXXXX XX XXXXXX; XXX (XX) XxXXXX XX XXX XXXXX XX XXXXXXXX X.XX.X, XxXXXXX XX XXX XXXXXXXX XXX XXXXXX XXXXXXXXX XX XXXXX XX XXXXXXXXX XXXX XXXXXXX XXXX XXXX XX XX “XXXXXXXX XXXXXXX XXXX” XXXXXX XXX XXXXXXX XX XXXXXXX X(X) XX XXXXX (XXXXXXX XX XXX XXXXXXX XX XXXXX) XXXXXXX XXX XXXXXXX XX XXX XXXXX XXXXXX XX XXX XXXXXXXXX (XXXXX XXXX XXXXXX XXXXXXXX) XXXXX XXXX XXX XXXXXXXX XX XXX XX XXXXXXXX XX XXX; XXX (XXX) XX XXXXXXXX XXXXXXX XXXX XX XXXXXXX XX XXXXX XX XX XXXXX XX XXXXXXX XX XXXXXXX XXX XX XXX X.X. XXx XXXX XX XXXXXXX XXX XX XXXXX, XXX XxXXXXX XX XXXX XXX XXXXXXXX, XXXXXXXXXXX XX XX XXXXXXXXXX XX, XX XXX XXXXXXXXX XX XXXXXXXXXX XX, XX XXXX XXXXXXXXX XXXXXXXX XXX XXXXXXXX XXXXXXXXXX XX XXXXXXXXX (XXXXXXXXX XXX XXXXXXXXXX XXXXXXXXX) XXXXX XXX “XXXXXXXXXXXXX XXXXX” XXXXXX XXX XXXXXXX XX XXXXXXX X(XX) XX XXXXX.

7.18.3.  To Seller and/or the Companies’ Knowledge, (i) all Company Plans are and have been established, maintained, administered, granted and operated in accordance with its terms and in compliance with applicable Law; and (ii) no event has occurred which will or could reasonably be expected to cause any such Company Plan to fail to comply with such requirements.

7.18.4.  To Seller and/or the Companies’ Knowledge, all material contributions, bonus, incentive, deferred compensation, premiums and payments that are due have been made for each Company Plan within the time periods prescribed by the terms of such Company Plan and applicable Law and each such benefits have been operated in compliance with applicable Law in all material respects, and all material contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles. Each Company Plan (a) if intended to qualify for special tax treatment, meets the requirements for such treatment and, if applicable, has received a currently effective favorable determination letter from the U.S. Internal Revenue Service (the “IRS”) upon which Oxiteno US may rely and, to Seller and/or Oxiteno US’ Knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the disqualification of any such Company Plan, the revocation of the IRS’s determination or opinion letter, or a tax under Section 511 of the U.S. Tax Code, and (b) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

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7.18.5.  To Seller and/or the Companies’ Knowledge, (a) no Company Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the U.S. Department of Labor or other Governmental Authority, and (b) no such investigation, audit or review is threatened (in writing) by the IRS, the U.S. Department of Labor or other Governmental Authority, except, in any case, for customary and routine reviews.

7.18.6.  As of the date hereof, there is no labor strike, slowdown, work stoppage or lockout pending, or to Seller’s and/or Companies’ Knowledge, threatened in writing against the Companies, and during the past three years there has not been any such action.

7.18.7.  To Seller and/or the Companies’ Knowledge, as of the date hereof, and except as would not reasonably be expected to result in a Material Adverse Effect, (i) there is no labor strike, slowdown, work stoppage or lockout pending, or to Seller’s Knowledge, threatened in writing against the Companies, and during the past three years there has not been any such action; (ii) the Companies’ Employees are properly registered as such in the appropriate registers, in conformity with applicable Law; and (iii) the Companies have all required material registrations and qualifications and have taken all measures required under social security, labor and employment, and pension Laws.

7.18.8.  XxXXXX XXX XXX XXXXXXX XXXXX XXXXXXXX, there is no contract, compensation plan and/or promise that, as a result of the execution of this Agreement or consummation of the Share Purchase and Sale and/or the Investment (either done alone or in conjunction with any other action by the Companies prior to the Closing Date), would (i) require severance pay or any increase in severance pay upon any termination of employment for any current or former employee, director, manager, officer, consultant, independent contractor, contingent worker or leased employee of any of the Companies, (ii) result in anticipation or acceleration of the time of payment or vesting or in any payment or funding of compensation or benefits by any of the Companies, (iii) increase any benefits under any Company Plan; or (iv) limit or restrict the right of the Companies to merge, amend or terminate any of such contract and/or compensation plan.

7.18.9.  There is no compensation plan based on equity interest of the Companies, such as, but without limiting, stock options, restricted share grants and/or phantom shares.

7.18.10.  Except for contracts listed in Schedule 7.18.10, none of the Companies is a party to any union contract, collective bargaining agreement or other contract with any labor union or labor organization affecting material terms and conditions of employment, nor, to Seller and/or the Companies’ Knowledge, as of the date hereof, is any such contract or agreement currently in effect or being negotiated by any of the Companies.

7.18.11.  None of the Company Plans is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the U.S. Tax Code and associated Treasury Department guidance. The Companies do not have any obligation to indemnify, reimburse, make whole or otherwise “gross-up” any Person for the interest or additional tax set forth under Section 409A, Section 280G, or Section 4999 of the U.S. Tax Code, or otherwise.

7.18.12.  The representations and warranties set forth in this Section 7.18 are Seller and the Companies’ sole and exclusive representations and warranties regarding employment and employee benefit matters.

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7.19.  Environmental Matters. Except (i) as otherwise would not reasonably result in a Loss to any of the Companies and/or if involving an individual amount higher than XXX XXX,XXX.XX or as set out in Schedule 7.19: (a) each of the Companies is, and during the last 3 years, has been in compliance with all applicable Environmental Laws in all material respects, and has obtained and possesses in full force and effect in all material respects (or has timely submitted applications for renewal of) all environmental permits required under Environmental Laws for the operation of their businesses as operated on the date hereof and are in compliance with all such environmental permits in all material respects; and the Companies have not received any written notice from a Governmental Authority indicating that any such permits are or will be revoked; (b) none of the Companies has received within the 3 years prior to the date hereof, any written notice of any actual proceedings or investigations against any of the Companies in respect of Environmental Laws; (c) to Seller and/or the Companies’ Knowledge, none of the Companies is the subject of any pending or threatened in writing Claims, investigations or Orders arising under Environmental Laws; (d) no material Lien has been imposed on any Leased Real Estate or Owned Real Estate of the Companies from any Governmental Authority in connection with Environmental Law; (e) in the last 3 years, none of the Companies has conducted, caused or materially contributed to the disposal, arrangement for disposal, Release or other handling of any Regulated Substances in a manner that has required or would reasonably be expected to result in, or would reasonably be expected to require or result in, any investigation, Remediation Action or Claim under any Environmental Law; and (f) Seller has made available true and correct copies of all environmentally-related audits, reports, studies or other analyses conducted since January 1, 2019 that are in the possession and control of the Companies addressing potentially material environmental liabilities relating to, or Remedial Actions that have been performed in connection with the Companies’ business and the Leased Real Property and Owned Real Property. Since the Base Date, there has not occurred the event mentioned in Section 5.2.2(k). The representations and warranties set forth in this Section 7.19 are Seller’s sole and exclusive representations and warranties regarding environmental matters.

7.20.  Claims. Except (i) as otherwise would not reasonably result in a Loss to any of the Companies involving an individual amount higher than XXX X,XXX,XXX.XX, and/or (ii) as set out in Schedule 7.20: (a) there are no Claims of which any of the Companies received legal notice or to which it is party to and pending before any Governmental Authority, and (b) to Seller and/or the Companies’ Knowledge, no such Claims are threatened in writing. Notwithstanding the foregoing, the representations and warranties contained in this Section 7.20 do not apply to permits, employee benefit plans and related matters, labor matters, taxes, intellectual property and environmental matters, which are addressed in their entirety and exclusively in Section 7.9 (Material Permits), Section 7.16 (Taxes), Section 7.18 (Labor and Employment Matters) and Section 7.19 (Environmental Matters), respectively.

7.21.  Transaction-Related Fees and Bonus Payments. None of the Companies have entered into or are bound by any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

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7.21.1.  XxXXXX XX XXX XXXXX XX XXXXXXXX X.XX.X (“XXXXXXX XXXXX XXXXXXXX”), on the Closing Date, the Company will have no obligation to pay any bonus or similar payment to any Employee in connection with the success of the Investment and the Share Purchase and Sale.

7.22.  Guarantees or Collateral. Except as set forth in Schedule 7.22 and/or as allowed pursuant to Section 5.2, (a) the Companies have not granted, for the benefit of any Person, any collateral (including fiança, caução, penhor and alienação fiduciária) or other forms of guarantee or sureties that are currently in force, (b) no collaterals (including fiança, caução, penhor and alienação fiduciária) or other forms of guarantees or sureties have been granted by Seller and/or its Affiliates (other than the Companies) to the benefits of the Companies that are currently in force. No such collaterals, guarantees or sureties were enforced or foreclosed. To Seller and/or the Companies’ Knowledge, (i) there are no grounds for the enforcement or foreclosure of any such collaterals, guarantees of sureties; and (ii) there is no pending Claim involving any collateral, guarantee or surety mentioned herein.

7.23.  Data Protection. In connection with the collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of Personal Data, each of the Companies is in compliance in all material respects with all applicable privacy and data protection Laws in the relevant jurisdictions where the Companies operate, including with Brazilian Law No. 13,709/2018. The Companies have adopted commercially reasonable security measures and policies to protect all Personal Data collected by them or on their behalf from and against unauthorized access, use and/or disclosure, and have obtained all necessary consents in connection with data protection Laws. To Seller and/or the Companies’ Knowledge, there has been no data security breach of any computer systems or networks, or any material loss or unauthorized access, use or disclosure of, any Personal Data owned, used, stored, received or controlled by the Companies, except as disclosed in Schedule 7.23. The Companies have not been involved in any legal proceedings involving non-compliance or alleged non-compliance with applicable Law or the Companies’ privacy policies.

7.24.  XXXXX XXX XXXXXXX. XxXXXX XX XXX XXXXX XX XXXXXXXX X.XX, XXXX XX XXX XXXXXXXXX XX XXXXXXXXXXXXX XX XXX XXXXXXXX XX XXXXXX XXXXXXX XXXXX XXX XXXXX XXX, XXXXXXXXX XXX XXXXXXXX XXXXXXXXXX XXXXXXX.

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7.25.  Disclaimer. Notwithstanding anything to the contrary in this Agreement, Seller does not make any representation or warranty to Buyers or to any other Person in connection with the transactions contemplated in this Agreement except as specifically provided for in this Section 7.

7.26.  Consents. Except as set forth on Schedule 3.2(d), on Schedule 7.10, and/or on Schedule 7.11, no additional consent, approval, permission, requirement, or authorization, and/or any declaration, filing, submission, or registration is required on the part of Seller or the Companies the absence of which would result in material violation of, termination of and/or acceleration any Material Contract.

7.27.  For purposes hereof and for clarity purposes, (a) all amounts referred to in USD in the Sections of this Section 7 shall be considered (a)(i) in USD, if relating to Oxiteno US, (a)(ii) in BRL, if relating to the Companies incorporated in Brazil, pursuant to the Signing Exchange Rate (or USD to the extent of their rights and/or obligations in USD), (b) all amounts referred to in BRL in the Sections of this Section 7 shall be considered (b)(i) in BRL, if relating to the Companies incorporated in Brazil, (b)(ii) in USD, if relating to Oxiteno US, pursuant to the Signing Exchange Rate, and (c) all amounts provided in the Sections of this Section 7, if relating to the relevant operations, assets, rights and/or obligations of the Companies other than Oxiteno US and the Companies incorporated in Brazil, shall be converted into USD or BRL (as the case may be, depending on the currency used in the respective representation) pursuant to the exchange rates indicated in Schedule 7.27.

8.  Representations and Warranties by Buyers

Buyers and Guarantors hereby represent and warrant to Seller that the statements set forth in this Section 8 are true and correct as of the date hereof and will be true and correct as of the Closing Date, except in case that any such representation and warranty is expressed herein to be given at one of these two dates only or at another specified date.

8.1.  Existence; Enforceability; Capacity; Solvency.

(a)  Buyers and each of the Guarantors have been duly incorporated, are validly existing, duly organized and in good standing under the Laws of the applicable jurisdictions each jurisdiction in which the character or location of the properties they own, lease or operate or the nature of their business makes such qualification, license or good standing necessary. No national or subnational Governmental Authority of a single state (other than U.S.) have a voting interest, either directly or indirectly, of 49% or more in any of Buyers.

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(b)  This Agreement and all other documents executed under this Agreement constitute legal, valid and binding obligation of Buyers and the Guarantors, enforceable in accordance with its terms, except as such enforcement may be limited by any Enforceability Exceptions. To Buyers and the Guarantors’ Knowledge, there is no Claim pending against or threatened in writing against any of Buyers and/or the Guarantors before any Governmental Authority which in any manner challenges or seeks to prevent, alter or delay the transactions contemplated under this Agreement or would prevent the transactions contemplated under this Agreement or hinder Buyers or the Guarantors’ ability to timely perform their obligation under this Agreement.

(c)  Buyers and the Guarantors have all necessary rights and capacity and have obtained all corporate authorizations to execute this Agreement and to perform its obligations under this Agreement.

(d)  At this date and until immediately before and after giving effect to the consummation of the Investment and the Share Purchase and Sale, each of Buyers and the Guarantors are/will be Solvent and no obligation is being incurred by Buyers and/or the Guarantors in connection with the Investment and the Share Purchase and Sale with the intent to hinder, delay or defraud either present or future creditors of Buyers and/or Guarantors.

(e)  There are no Claims against Buyers and/or Guarantors that would reasonably be expected to cause the performance of this Agreement to be considered a fraud to creditors (fraude a credores) or a fraud to foreclosure procedures (fraude à execução), pursuant to applicable Law.

8.2.  Governmental Authorizations. Except as set forth in Section 3.1(d), assuming the truth and accuracy of the representations and warranties of Seller, Buyers and/or Guarantors are not required to obtain any additional consent, approval, permission, requirement, or authorization, and/or any declaration, filing, submission, or registration by, from or with any Governmental Authority in connection with the execution and performance of this Agreement.

8.3.  Non-Contravention. Assuming that the notices, approvals and consents set forth in Section 3.1(d) have been timely made, obtained or given, neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby are prohibited by, conflict with, would result in any violation of any provision of (i) the articles of association or by laws of Buyers and/or the Guarantors; (ii) any Order; (iii) any applicable Enforceability Exceptions; or (iv) any Law, in each case applicable to Buyers and/or the Guarantors.

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8.4.  Available Funds. Buyers will have (i) at the Closing Date, funds available to pay the IVL Subscription Price and the IVL Upfront Purchase Price, and (ii) on the 2nd Anniversary, funds available to pay the IVL Deferred Purchase Price, in accordance with the terms of this Agreement. During the term of this Agreement, the Guarantors will have funds available to guarantee the due and punctual payment, performance and observance of the Buyers’ Guaranteed Obligations. Buyers and the Guarantors’ funds are derived from legitimate business activities.

8.5.  Bankruptcy or Judicial Composition Proceedings. No bankruptcy (falência), insolvency, moratorium or judicial or extrajudicial reorganization (recuperação judicial ou extrajudicial) have been applied for, proposed, filed against or entered into by Buyers and/or Guarantors and, to Buyers’ and/or the Guarantors Knowledge, no circumstances exist which would require the application for any such proceedings.

8.6.  Compliance with Anti-Bribery Laws. There are no Claims existing or to Buyers and/or the Guarantors’ Knowledge, imminent, involving any of the Buyers and/or the Guarantors by any Governmental Authority regarding applicable Anti-Bribery Laws. There are no internal investigations being conducted or reviewed by any of Buyers and/or the Guarantors regarding actual or possible violations of any applicable Anti-Bribery Laws.

8.7.  Investment. Buyers are able to bear the economic risk of holding the Available Existing Shares and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

8.8.  No Contact with Customers or Suppliers. None of Buyers, the Guarantors and/or their Affiliates, nor any of their respective shareholders, members of management, Employees and/or consultants, has contacted, either directly or indirectly, any of the members of management, Employees, shareholders, franchisees, suppliers, customers, or any other Person that has a business relationship with any of the Companies without being authorized in advance and in writing by the Company or by Seller, except to the extent such contact, cumulatively, (a) was not related to the transactions and provisions set forth in this Agreement or to the Companies, their business and/or activities; (b) did not hinder the business relationships of any of the Companies with its material customers, suppliers, and key business relationships; and (c) complied with provisions set forth in Section 9.1.

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9.  Other Covenants

9.1.  Confidentiality. All Confidential Information disclosed by one Party or any of the Companies (“Disclosing Party”) to any other Party or any of the Companies (“Receiving Party”) hereunder, or in relation to the Investment and the Share Purchase and Sale (including the specific terms of this Agreement) and/or any and all Confidential Information concerning the Companies and their respective businesses (“Companies’ Proprietary Information”) shall be maintained in confidence by the Receiving Party (and, with respect to the Companies’ Proprietary Information, maintained in confidence (i) by Seller after Closing for the term set forth below, and (ii) by Buyers until the Closing or, upon the termination of this Agreement, for the term set forth below) and shall not be disclosed to any other Person or used for any purpose for 5 years after the Closing Date or the termination of this Agreement (whichever occurs first), without the prior written consent of the Disclosing Party or of the Company (with respect to the confidentiality undertaking assumed by Seller and Buyers with respect to the Companies’ Proprietary Information), except to the extent that such Confidential Information (except if such Confidential Information is Personal Data): (a) was known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party; (b) is in the public domain by use and/or publication before its receipt by the Receiving Party, or thereafter enters the public domain through no fault of the Receiving Party and/or its Affiliates; (c) is required to be disclosed under the applicable Laws, including to comply with disclosure obligations under securities Laws and the rules and regulations of any applicable stock exchange; or (d) is deemed necessary by counsel to the Receiving Party to be disclosed to such party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants or financial advisors agree to be bound by confidentiality and non-use obligations at least as strict as those contained in this Agreement.

9.1.1.  If the Receiving Party (or Disclosing Party, regarding the Companies’ Proprietary Information provided by Seller that is requested after the Closing Date) is required by Law, including the disclosure obligations under securities Laws and the rules and regulations of any applicable stock exchange, to disclose any Confidential Information, such Receiving Party (or Disclosing Party, regarding the Companies’ Proprietary Information provided by Seller that is requested after the Closing Date) shall to the extent legally permissible and reasonably practicable promptly inform the Disclosing Party (or the Company, regarding the Companies’ Proprietary Information provided by Seller that is requested after the Closing Date) of the disclosure that is being sought in order to provide the Disclosing Party (or the Company, regarding the Companies’ Proprietary Information provided by Seller that is requested after the Closing Date) an opportunity to, at its discretion, (i) challenge or limit the disclosure obligations, and/or (ii) approve or request the demanded Party to alter the content of such disclosure, limiting the Confidential Information included to the strictly necessary to comply with the applicable Laws. Notwithstanding the above, to the extent allowed by Law, any public disclosures of Confidential Information required to be made by any Party pursuant to this Section shall be made before the beginning or after the end of the trading sessions of B3 S.A. – Brasil, Bolsa, Balcão and New York Stock Exchange – NYSE. Confidential Information that is disclosed by judicial or administrative process shall, to the extent possible, remain otherwise subject to the confidentiality and non-use provisions of Section 9.1.

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9.1.2.  The Receiving Party undertakes to (a) comply with all privacy and data protection applicable Laws, especially the Brazilian Law No. 13,709/2018, thus ensuring that it has a valid legal basis that allows the processing of any Personal Data received from the Disclosing Party and the sharing of such data with its representatives, and (b) inform the Disclosing Party immediately if the Receiving Party or any of its representatives: (i) receives any requests from data subjects that had their Personal Data disclosed by the Disclosing Party, providing complete details of the request; (ii) receives any notices, notifications or requests from Governmental Authorities related to the Personal Data disclosed by the Disclosing Party; or (iii) suspects or confirms the occurrence of any security incidents, including any data breaches, that involves or could involve the Confidential Information, providing complete details regarding the incident such as the nature and volume of data involved, the individuals affected, the likely consequences of the incident, and the measures taken or proposed to address the incident and to mitigate its possible adverse effects.

9.1.3.  Notwithstanding the confidentiality obligations under this Section, Confidential Information may be disclosed to Third Parties with the written consent of the Parties.

9.2.  Public Announcements. Notwithstanding the confidentiality obligations set forth in Section 9.1 and without limiting the right of the Parties to make any disclosures required under the applicable Laws (such as the disclosure of any additional information reasonably required to inform the shareholders of the Parties and the market with respect to the execution of this Agreement, the satisfaction of the Conditions Precedent and the Closing, as well as any information reasonably required to allow the exercise of the ROFR), the Parties are entitled to make public and/or internal announcements (including through one or more press releases, public statements, statements to its and the Companies’ Employees, presentations, roadshows and/or conferences) with respect to this Agreement, the Investment and the Share Purchase and Sale, provided that such announcements substantially abide by the guidelines set forth in Schedule 9.2.

9.2.1.  Should any Party intend to make any public announcement with respect to this Agreement, the Investment and/or the Share Purchase and Sale, including the press release announcing the execution and delivery of this Agreement, such Party shall allow the other Party reasonable time to comment thereon in advance of such issuance; provided, however, that each of the Parties may make internal announcements to their respective Employees that are consistent with the Parties’ prior public disclosures regarding transactions such as the one contemplated in this Agreement, after reasonable prior notice to and consultation with the other Party.

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9.3.  Guarantees to the Benefit of the Company. Within 60 days from the Closing Date, Buyers shall notify all beneficiaries of insurances and/or guarantees granted by Seller and/or its Affiliates to the benefit of any of the Companies listed in Schedule 9.3, which includes the counter guarantees provided by the Seller and/or its Affiliates in favor of any of the Companies, informing about the Buyers’ intention to replace the abovementioned insurances and/or guarantees, as applicable. Within 180 consecutive days after the 60-day period mentioned above, Buyers shall have formalized or have issued the documentation (including amendments to the contracts in question and instruments of release) required to effect the full, unconditional, irrevocable and immediate release of Seller and its Affiliates with respect to the above-mentioned guarantees, including obligations and liabilities thereunder. If (a) the specific circumstances of a contract lead the Parties jointly to conclude that it is not advisable or possible to negotiate an amendment, release, or substitution of any security granted to the other party under that contract, and/or (b) Buyers, for a reason not attributable to them or to the Companies, are not able to obtain release of the security within the 180-day period referred to above, Buyers shall immediately provide to Seller a back-to-back guarantee from Guarantors in form (and content) substantially similar to the guarantees to be replaced, as per Schedule 9.3. In all cases, from and after the Closing Date, (i) Buyers and the Companies shall be the sole party liable for payment or performance of the obligations covered by each guarantee or security interest listed in Schedule 9.3, and (ii) Buyers hereby agree to indemnify, defend and hold Seller and its Affiliates harmless from any Loss and/or Lien that may arise after the Closing Date because the original guarantee or security was not substituted or counter-guaranteed, including in respect of any amounts drawn from and after the Closing Date under such insurances and/or guarantees prior to such release taking place.

9.4.  Supervening Assets. The Parties agree that in the event any amount is effectively recovered and received by the Companies (through the receipt of a pecuniary amount) as a result of any of the Claims listed in Schedule 9.4 (“Supervening Assets”) – to the extent any such amount is not considered in the Purchase Price Adjustment, including for purposes of the Net Working Capital –, such amount shall be paid to Seller by the Company within 10 Business Days from receipt thereof, net of (reduced by any) applicable Taxes and Losses (including court fees and attorney fees in the defense of the relevant Claims) arising from such Supervening Assets. Buyers shall not be obligated to release any payable amounts as a result of materialization of Supervening Assets pursuant to the preceding sentence until the aggregate amount of payable amounts is greater than the Aggregate Threshold, as defined below. The Company shall, within 10 days of a request from Seller to that effect (after a relevant materialization of Supervening Asset pursuant to the above), provide for reasonable access by Seller to all available applicable material and information (including confidential information to the extent receipt and use of the relevant information is subject to the confidentiality undertaking set forth in Section 9.1, with the 5-year term undertaking counting from the date Seller has access to the relevant information, or if Seller agrees to a similar confidentiality undertaking) related to such Supervening Assets.

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9.5.  Transition Support. After the Closing Date, Seller shall (a) carry-out certain support activities to the Companies during a limited time period, as described and pursuant to the rights and obligations of the Parties set forth in Schedules 9.5(i) and 9.5(ii) (“Transition Support”), and (b) lease to the Company the property of its head-offices for a period of 24 months as from the Closing Date, in accordance with the amendment of the current lease agreement to be entered at Closing between Seller and the Company substantially in the form of Schedule 9.5(iii) (“Lease Agreement”).

9.5.1.  After the 4 (four) month anniversary of the Closing Date, Buyers shall employ their reasonable best efforts to internalize the Transition Support activities (so that the Companies are able to conduct them independently), provided that Seller shall have no obligation to continue the Transition Support after 10 months from the Closing Date.

9.6.  Post-Closing Governmental Authorizations. Buyers and the Company have exclusive responsibility to, and shall cause each of the other Companies to, seek and to obtain any and all Governmental Authorizations advisable and/or required to be obtained by any of Buyers and/or the Companies after the Closing Date. The Governmental Authorizations advisable and/or required to be obtained by the Companies are set forth in Schedule 9.6.

9.7.  Additional Documents. Unless otherwise provided for in this Agreement, on or before the Closing Date each of Seller and Buyers shall deliver, or cause to be delivered, to the other such instruments, documents and certificates as may be reasonably requested for the purpose of (a) verifying the information contained in this Agreement or in any of the Schedules hereto; and (b) consummating or evidencing the transactions contemplated in this Agreement.

9.8.  Access to Information and Assistance Post Closing. From and after the Closing Date and until the expiry of all of Seller’s rights and obligation hereunder or until the applicable periods required by Law expire, whichever occurs last, Buyers and the Company shall, and shall cause each of the other Companies to, (i) keep and preserve, in all material respects, all documents and information in the custody and/or control of any of the Companies that relates to the Closing Date or a period prior to the Closing Date; and (ii) retain and share with Seller any pre-closing tax documentation for six years following the Closing, whenever reasonably required by Seller (“Retention Materials”). Any information which is part of the Retention Materials and which is confidential, shall only be accessed by Seller to the extent receipt and use thereof is subject to the confidentiality undertaking set forth in Section 9.1, with the 5-year term undertaking counting from the date Seller has access to the relevant information, or if Seller agrees to a similar confidentiality undertaking.

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9.8.1.  From and after the Closing Date, Buyers shall make the Retention Materials available (including sending copies of such Retention Materials) to Seller, professional advisers and other representatives during normal business hours (and upon request in reasonable advance), to the extent necessary or reasonably appropriate in order to enable Seller to fully enforce any rights and determine any obligations it may have pursuant to this Agreement (including for the purposes of presenting the Disagreement Notice and/or any presenting or responding to any Direct Claim Notices and/or Third Party Claim Notices), towards Seller, the Companies, or any other Persons, and/or as necessary or useful for Seller in connection with any audit, de-consolidation or other accounting matter or investigation.

9.8.2.  Any review of Retention Materials by Seller pursuant to this Section 9.8 shall be at Seller’s sole expense and shall occur at such reasonable times as Seller and Buyers shall agree consistent with the access rights set forth in this Section.

9.9.  WARN. Buyers shall not, at any time within 60 days after the Closing Date, effectuate or cause to be effectuated (including as a result of aggregating “employment losses”, as defined in the WARN Act, that occur prior to the Closing with “employment losses” that occur following the Closing), without complying with the requirements of the WARN Act, (a) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Companies or (b) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any of the Companies and/or, in the case of clauses (a) and (b), any similar action under any comparable Law requiring notice to Employees in the event of a plant closing, mass layoff or other action triggering statutory notice requirements. Buyers shall be responsible for, and will bear the cost of, compliance with and any liability under the WARN Act (and any comparable Law requiring notice to Employees) arising or resulting, in whole or in part, from any actions taken by Buyers on or after the Closing.

9.10.  Employees and Employee Benefits.

9.10.1.  From the Closing Date, Buyers shall, or shall cause the Companies to, honor the terms and conditions of the applicable employment agreements entered into by the Companies then in effect.

9.10.2.  From and after the Closing Date and, subject to the Steering Committee’s decision, pursuant to Section 5.8.2, until the Companies’ withdrawal from Ultraprev’s Benefit Plan, Buyers shall, and shall cause the Companies or their respective Affiliates to comply with all of the Companies’ obligations related to Ultraprev’s Benefit Plan, including providing all necessary information thereunder and making all payments required thereby, specially the Companies’ contributions as employers and the relevant administrative fee (taxa administrativa).

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9.10.3.  From and after the Closing Date until the first anniversary of the Closing Date, Buyers shall, or shall cause the Companies or their respective Affiliates to, provide each Employee who is employed with the Companies as of the Closing Date (each, a “Continuing Employee”) with (a) cash compensation (including base salary and target cash bonus opportunities, if existing) that is no less favorable to such cash compensation provided to Continuing Employees prior to the Closing Date, on a consistent basis; and (b) employee benefits (excluding any change in control, severance, defined benefit, retiree benefit, deferred compensation, retention, equity or equity-based incentive opportunities) similar in the aggregate to the employee benefits provided to such Continuing Employees, in the aggregate, under the applicable Employee Benefit Plans prior to the Closing Date, on a consistent basis – provided that Buyers shall be required to provide: (i) subject to the Steering Committee’s decision, pursuant to Section 5.8.2, the Continuing Employees with benefits similar in the aggregate to Ultraprev’s Benefit Plan upon the homologation of the Companies withdrawal from Ultraprev’s Benefit Plan (if the members indicated by Seller and Buyers at the Steering Committee have not agree with respect to the New Adherence Convention), and (ii) Continuing Employees in the U.S. with the opportunity to participate in a 401(k)) plan on no less favorable terms as such Continuing Employees were eligible to participate in immediately prior to Closing.

9.10.4.  Buyers shall, or shall cause the Companies to, provide Continuing Employees whose employment with Buyers or the Companies is terminated without just cause following the Closing Date with the severance required by applicable Law.

9.10.5.  Notwithstanding the above, Buyers shall not be required to comply with the provisions set forth in Sections 9.10.2, 9.10.3 or 9.10.4 to the extent expressly authorized by the Laws in the context of the COVID-19 pandemic, including, to the extent expressly authorized therein.

9.10.6.  Nothing contained in this Section 9.10 will be construed to create any third‑party beneficiary rights in any Person, including any Employee (and/or any dependent or beneficiary thereof), nor will this Section 9.10 be deemed to amend any Employee Benefit Plan or any other benefit plan of Seller, Buyers or their respective Affiliates or to prohibit Seller, Buyers or their respective Affiliates from amending or terminating any benefit plan or terminating the employment or engagement of any Continuing Employee. Nothing in this Agreement shall be deemed to limit the right of Buyers to change or modify the terms and conditions of employment for any U.S. Continuing Employees or construed as altering the at-will nature of any U.S. Continuing Employee’s employment.

9.11.  XXX-XXXXXXXXXXX. XXXX XXX XXXXXXX XXXXX XXX XXX XXXXXXXXXXX XX XXX XXXXXXX XXXX, XXXXXX XXXXX XXX, XXXXXXXX XX XXXXXXX XX XXXXXXXXX, XXXXXXX XXX XXXXX XXXXXXX XXXXXXX XX XXXXXX, XXXXXX, XXXXXXXXX, XXXXX XX, XX XXXXXXXXXXX XX XX XXX XXXXXXXXXXX XXXXXXX, XXXXXXXXXXX XXXXXXXXXXX, XXX/XX XXXXXXXXXXX XXXXXXXX XX X XXXXXXXXX XXXXXXXX XX XXX XXXXXX, XXXXXX XXXXXX, XXxXXX XX XXXXXXX.

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9.11.1.  XXX XXXXXXX XXXXXXXXXXX XXX XXXXX XXXX XXX XXXX, XXXXX, XXX XXXXX XXXXXXXXXX XX XXXX XXXXXXX X.XX XXXX XXXX XXXXXXXXXXXX XXXXXXXXXX XX XXXXXXXXXXXXX XXXXXXX XXX XXXXXX XXXXX XXXX XXXX XXXX, XXXXX XXX XXXXX XXXXXXXXXX XXX XXXXXXXXXX XXXXX XXX XXXXXXXXXXXXX. XXX XXXXXXX XXXXXXX XXXXX XXXX XX, XX XXX XXXX, XXXXXXX XXX XxXXXXX XXXXXXXXX XX XXX XXXXXXX, X XXXXXXXXXXXX XXXXXXXXX XX XXXXXXXXX XXXXXXXXXXXX XXXXX XXXX XXX XXXXXXX XX XXXX XXXXXXX XX XXXXXXXXXXXXX XXX XXX XXXXXX, XXXX XXXXXXXX XXXXX XXX XXXXXX XXX XXXXXXXX XX XXXXXXXXXXXXXX XX XXX XXXXX XXXXXXXX XX XXXX XXXXXXX XXX/XX XXX XX XXX XXXXX XXXXXXXXXX XX XXXX XXXXXXXXX, XXX XXX XXxXXXX XXXXXXXXXXXX XX XXXX XX XXXXX XXXXXXXXXX XXXXX XXX XXXXXXXXXXXXX, XX XXXXXXXXXX XX XXXX XXXXXXXXXXXX XXXXXXXXX, XXXXX XXXXXXX XXX XXXX XXXXXXXXXXXX XXXX XXXXXXXXXXXXX.

9.11.2.  XXX XXXXXXX XXXXXXXXXXX XXX XXXXX XXXX (X) XXX XXXXXXXXXXXXX XXX XXX XXXXX XXXXXXXX XXX XXXX XXX XXXXXXXXXX XXX XXXX XXXXXXXXXX XXXX XX XXXXXXXXXXXXX XX XXX XXXXXXXXXXXX XX XXX XXXXXX XXXXX XXXX XXXXXXX XXX XX XXXXXXX XXXXXXXXXXXXX XXXXX XX XXXX XX XXXXXX XX XXXXXX XX XXXX XXXXXXX, XXX XXXX (XX) XXX XXXXXX XXX XXXXXXXXXXX XX XXXXXX XXXXXXXX XX XXXX XXXXXXX XXX XX XXXXXXXX XXX XXXXXXXXX XXXX XX XXX XXXXXXXXXXXX XXXXXXXXX XXXXXXXXX, XXXXXXX XXXXX XXXX XXXXXXXXX XXXXX XXX XXXX XXXX XxXXXXXX XX XXXXXX XX XXXXX XXXX XXXX XXXX XxXXXXXX XXXXX XXXXXXXXXXXXX XXXXXXXXX XXXXX.

9.11.3.  XXXXXXX XX XXXXXX XXXX XXX XXX-XXXXXXX XXXXXXXXXXX XXXXXXXX XX XXXX XXXXXXX XXXXX XXXXXXX XXXXXX XX X XXX-XXXXXXXXXXXX XXX (X.X. XXXXX XãX XXXXXXXXXóXXX) XX XXX XX,XXX,XXX.XX. XXXXXXXXXXXXXXX XXX XXXXXXXXX, XXXXXXX XX XXXX XXXXXXX XXXXX XXX XXXXXXX XXXXXX XXXX XXX XXX-XXXXXXX XXXXXXXXXXX XXXXXXXX XX XXXX XXXXXXX, XXXXX XXXXX XX XXXXXXX XX XXXXXXXX XXXXXXXXXXX. XXXXXX XXXXXXXXXXXX XXXX XXXXXX XXXXX XX XXXXXXXXXXX XXXXXX XX XXX XXXXXX XX XXXX XXXXXXX X.XX XXX XXXX XXXXX XXXXX XX XX XXXXXXXX XXXXXX XX XXX XX XX XXXXXXX XX XXXXXXXXXX XXXXXX XXX XXX XXXX XXXXXX. XXXXXX XXXXX XX XXXXXXXX, XX XXXXXXXX XX XXX XXXXX XXXXXXXX XXXX XXXXXX XXX XXXX, XX XXXXXXXXXX XXXXXX XXXXXXXXX XXXXXXXX XXXXXXXXXXX XX XXXXXX XX XXXX XXXXXXX X.XX, XXX XXXXXX XXXXXXXX XX XXX XXXXX XXXXXXX.

9.12.  XXX-XXXXXXXXXXXX. XXXX XXX XXXXXXX XXXXX XXX XXX XXXXXXXXXXX XX XXX XXXXXXX XXXX, XXXXXX XXXXX XXX, XXX XXXXX XXXXX XXX XX XXX XXXXXXXXXX XXX XX, XXXXXXXX XX XXXXXXXXXX, XXXXXXX, XXXXXXXXX, XXXXXX, XXXXXX, XXXX (XXXXXXX XX XX XXXXXXX, XXXXXXXX, XXXXXXXX, XXXXXXXXXX XX XXXXXXXXX XXXXXXXX XX XXXXXXXXX), XXXXXX, XXXXXXX XX XXXXXXXX XXX XXXXXXXXX XxXXXXXXX XXXXXXX, XXXXXXX (XXXXXXX) XX XXXXXXXXXX XXXX XXXXXXX XXXXXXXXX XX XXX XXXXXXXXX XX XXX XXXXXXX XXXX, XXXXX XXXX XXX XXXXXXXX (“XXX XXXXXXXXX”).

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9.12.1.  XXX XXXXXXX XXXXXX XXXXXXXXXXX XXX XXXXX XXXX XXX XXXXXXXXX XXXXX XXX XX XXXXXXXXXX X XXXXXX XX XXX XXX-XXXXXXXXXXXX XXXXXXXXXX XXXXXXXX XX XXXXXXX X.XX: (X) XXXXXXXXXX XXXXXXX XXXXXXXXXXXXX XX XXXXXX XXXXX XXXXXXX (XXXXXXXXX XXXXXXX XXXXXX XXXXXXXXXXX XXXXX) XXX XXX XXXXXX XXXXXX XX XXXXXXXXX XX XXXXXX XXX/XX XXX XXXXXXXXXX XXXX XXX XXX XXXXXXXX XX XXX XXXXXXXXX, XX (XX) XXXXXX XXX XXXXXXXXX XXXXXXXXX X XXXXXX XXXX XXX XXXXXXXXX XX XXXXX XXXXXXXXXXXX XXXX XXX XX XXX XXXXXXXXX, XXXXXXXX XXXX XXXX XX XXX XXXXXX XX XXX XXXXXXXXXX XXXXXXXXXX XXX XXXXXXXXX XX XXXXXXXXXX XXX XXXXXXXXX XX XX XX.

9.12.2.  XXXXXXX XX XXXXXX XXXX XXX XXX-XXXXXXXXXXXX XXXXXXXXXXX XXXXXXXX XX XXXX XXXXXXX XXXXX XXXXXXX XXX XXXXXX XX X XXXXXXXXXXXX XXX (XXXXX XXXXXXXXXXXXX) XXXXXXXXXX XX XX XXXXX XXX XXXXXXX XXXXXXXXXXXX XX XXX XXX XXXXXXXXX XXXXXXX XX XXXXXX XX XXXXXX XX XXXX XXXXXXX, XX XX XXX XXXXXX XX XXXXXXXX XXXX XX XXXX XXX XXXXXXX XX X XXXXXX XXXX XXXXXX XX XXXXXX XXXXXXXXXX XXXX XXXXXX.

9.13.  XXXXXXX XXXX. XXXXX XX XXX XXXXXXX, XXX XXXXXXXXX XXXXX (X) XXXXXX XXXX XXXX XXXXXX, XX XXX, XXX XXXXX XXXXXXX XXX XXXXXXXX XXX/XX XXXXXXXX XXXX XXX XX XXXXXXX XX XX XxXXXX XXx XXXXX XXXXXXX XXXX XX XXX X.X. XXx XXXX XX XXX-XXXXXXXXXX XXXXX XXXXXXX XXXX XX XXX X.X. XXx XXXX XX XXXXXXXXXX XXXX XXX XXXXXXXXXXXX XX XXX XXXXXXXXXX XXX XXX XXXXX XXXXXXXX XXX XXXX, XXXXXXX XXXXX XX XXXXXXXX XXXX XXX XXXXX XXXXX (X “XXXXXXXXX XXXX XXXXXXX”) X XXXX XxXXXXXX XXXXXX XXXX XXXXXXX XX XXX XXXXXXXX XXX/XX XXXXXXXX, XX XXX, XXXX XXX XXXXXXXXX (XX XXXXX XXXXXXXXXXXX XXXX XXXXXX) XXXXXXXXX XXX XXXXXXXXXX XX XX XXX XXXXXXXXX XXXXXXXXXX “XXXXXXXXX XXXXXXXX” (XXXXXX XXX XXXXXXX XX XXXXXXX XXXX XX XXX X.X. XXx XXXX XXX XXX XXXXXXXXXXX XXXXXXXXXXX XXXXXXXXXX) (XXXXXXX XXXXXX XX X.X. XXXXX. XXX. X.XXXX-X, XXX X) (XXXX, X “XXXX XXXXXX”), XXX (X) XXXXXX XX XXX XXXXXXXXXX XXXXXXXXXXXX XXX XXXXXXXX XX XXXX XXXXXX XX XXXXXXXXXXXX XX XX XXXXXXXX XX XXX XXXXX XX XXXXXXX XXXX(X)(X)(X) XX XXX X.X. XXx XXXX XXX XXXXXXXX XXX/XX XXXXXXXX, XXXX XXX XXXXXXXXX (XX XXXXX XXXXXXXXXXXX XXXX XXXXXX) XXXX XXXXXXXXXX XXX XXXXXXXXXX XX XX XXX XXXXXXXXX XXXXXXXXXX “XXXXXXXXX XXXXXXXX” (XXXXXX XXX XXXXXXX XX XXXXXXX XXXX XX XXX X.X. XXx XXXX XXX XXX XXXXXXXXXXX XXXXXXXXXXX XXXXXXXXXX) (XXXXXXX XXXXXX XX X.X. XXXXX. XXX. X.XXXX-X, XXX X), XXXX XXXX XXXX XXXXXXXX XXX XXXXXXXX XXXXX XXX XX XXXXXX XX XX “XXXXXXXXX XXXXXXXX” XXXXX XXXXXXX XXXX XX XXX X.X. XXx XXXX, XXX, XX XXXXXXXXXX, XXXXX XX XXX XXXXXXX XXXX, XXX XXXXXXXXX XXXXX XXXXXXX XX XXXXXX XXXXXXXX XXXXXXXXXXXX XX XXXXXX (X) XXXX XXXXXXXXXXX XXXXXXXX XXX XXXXXXXXX XX XXXXXXXXXXX XXXX XXXXXXX XXXX XX XXX X.X. XXx XXXX XXX XXX XXXXXXXXXXX XXXXXXXXXXX XXXXXXXXXX, XXX, XX XXXXXXXXXX, XXX XXXXXXXXX XXXXXXXXXXX XXXXXXXX XXX XXXXXXXX XXXX XXXXXXX XX XXX XXXXXXXX XXX/XX XXXXXXXX XXXX XXXX XXXXXXX XX XXX XXXXXXXXXXX XXXXXXXX (XXX “XXXX XXXXXXXX”), XX (XX) XXXX XXX XXXX XXXXXXXX XXX XXX XXXXXXXX XXX XX X XXXXXXXXXXX XXXX XXXX “XXXXXXXXX XXXXXXXX” XXXXX XXX XX XXXX XX XXXXXXXX, XXXXXXXX XX XXX XXXXXXXXXX XXXX XXXXXXX XXXXX XXXX XxXXXXXX XX XXX XXXXXXXX XXXXXXXXXXX XXXXX XX XXX XXXXXXX XXXX. XX XXXX XXXX XXXX (X) XXXXXXXX XXXX XXXXX XX XXX XXXX XXX XXXXXXXXX XXXX XXXXXXXX XXX XXXXXXXXX XX XXX XXXXXXXXXX XXXXXXXXXXXX XXXXXXXXX, XXX XXXXXXXXX XXXX XXXXXXX, XX XXXXX XX XX XXXXXXXX, XX XXXXXX X XXXXX XX XXX XXXXXXXXXX XXXXXXXXX XXX XXXXXXXXXXXX XX XXX XXXXXXXXX XXXXXXXX XXXXXXXXXXXX XX XXXX XXXXXXX X.XX. XXX XXXXXXXXX XXXX XXXXXXXXXXX XXX XXXXXXXX XXXX XXXX XXXXXXXXX XXX XXXXXXXXXXXX XXXX XXX XXXX XX XXXXXX.

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9.14.  Guarantee of Buyers’ Obligations. Each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees to the Seller the due and punctual payment, performance and observance by Buyers of all their due obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement (the “Buyers’ Guaranteed Obligations”).

9.14.1.  If and whenever Buyers default for any reason whatsoever in the performance of any of the Buyers’ Guaranteed Obligations, the Guarantors shall forthwith upon demand perform (or procure performance of) and satisfy (or procure the satisfaction of) the Buyers’ Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on Seller as it would have received if the Buyers’ Guaranteed Obligations had been duly performed and satisfied by Buyers.

9.14.2.  This guarantee is to be a continuing guarantee and accordingly is to remain in force until all Buyers’ Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights which Seller may now or hereafter have or hold for the performance and observance of the Buyers’ Guaranteed Obligations.

9.14.3.  As a separate and independent stipulation the Guarantors agree that any of the Buyers’ Guaranteed Obligations (including any monies payable) which may not be enforceable against or recoverable from Buyers by reason of any legal limitation, dissolution or amalgamation of Buyers or any other fact or circumstances (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Guarantors as though the same had been incurred by the Guarantors and the Guarantors were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantors on demand.

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9.14.4.  The liability of the Guarantors under this Section 9.14 shall not be affected, impaired, reduced or released by: (a) any variation of the Buyers’ Guaranteed Obligations; (b) any forbearance, neglect or delay in seeking performance of the Buyers’ Guaranteed Obligations or any granting of time for such performance; (c) any insolvency or similar proceeding; or (d) any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defense to a guarantor.

10.  Indemnification

10.1.  Seller’s Obligation to Indemnify. Subject to the limitations set forth in this Section 10, Seller undertakes to hold harmless and indemnify Buyers, their Affiliates (including, after the Closing Date, the Companies), and each of their respective managers and Employees (jointly, the “Buyers Indemnitees”) from and against any and all Losses incurred by a Buyers Indemnitee as a result of any of the following:

(a)  Breach or inaccuracy of any of the representations and warranties made by Seller in Section 7; provided, that for purposes of this Section 10.1(a) the amount of Losses resulting from any such breach or inaccuracy shall be determined without giving effect to any qualification contained therein as to Knowledge and/or materiality; and/or

(b)  Breach of, or failure to perform, any of the covenants, undertakings or obligations made by Seller or, prior to the Closing Date, attributable to any of the Companies under this Agreement; and/or

(c)  Acts, facts or omissions relating to any of the Companies, Oxicap and/or Cetrel, occurred or existing prior to the Closing Date, regardless of the fact that any such Loss or basis for a potential Loss is identified on any Schedule to this Agreement, registered and/or disclosed in financial statements of the Companies and/or in any way known to Buyers; provided that costs or expenses incurred by any of the Companies after the Closing Date arising from valid transactions and/or obligations contracted in accordance with the applicable Law in the Ordinary Course, with the benefits thereof accruing to the Companies after the Closing Date, shall not be indemnifiable; and/or

(d)  The implementation of the Corporate Reorganization, and related actions pursuant to Schedule 3.1(b) and/or the termination or acceleration of the vesting periods, as applicable, of Seller’s SIP (as well as settlement in connection therewith); and/or

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(e)  Termination of the Companies’ agreements with its customers as a result of the non-granting of Third Party Authorizations in connection with the Investment and the Share Purchase and Sale, in which case loss of profits (limited to profits to be accrued (i) within two years after the Closing Date, (ii) until the original term of the agreement, or (iii) until the date in which the agreement would be terminated if such agreement could be unilaterally terminated by the respective counterparty and a notice in this sense was sent at the Closing Date; whichever term is shorter, as applicable) will also be indemnifiable, to the extent Buyers Indemnitees are able to demonstrate the amount of the profits lost assuming such agreement would be performed in the Ordinary Course; except, in any case, for the Material Consents (as set out in Schedule 3.2(d)) to the extent they are obtained prior to the Closing Date with no surviving obligations (in addition to those already provided in the relevant agreement) and/or Losses as a result of obtaining the consents (if there are such surviving obligations and/or Losses, they shall be indemnified); and/or

(f)  Claims brought by Third Parties against any of the Buyers Indemnities and arising from or relating to acts or omissions of Seller, any of its Affiliates (except any of the Companies, unless this Agreement was terminated prior to Closing) and/or the Carve-Out Entities, whether such acts, omissions and/or Claims occur before or after the Closing Date, regardless of the fact that any such Claims or basis for such Claims are identified on any Schedule to this Agreement and/or in any way known to Buyers;

(g)  The EPP Agreements provided they result from (i) acts, facts or omissions occurred or existing prior to the Closing Date (including the structuring of the EPP Agreements and/or the rights and/or obligations established thereunder, in both cases as originally conceived, existing and/or as amended until the Closing Date), and/or (ii) the EPP Pre-Closing Adjustments; for the sake of clarity, assuming Buyer’s Indemnitee complies with all provisions of the EPP Agreements in the Ordinary Course, and Losses are incurred by Buyer’s Indemnitee as a result of the foregoing items “i” and “ii”, the Losses relating to facts (a) before the Closing Date shall be fully indemnifiable, and (b) after the Closing Date to be indemnifiable shall consist in all corresponding Losses less the amount of Tax savings of the Company out of such performances (in any case, subject to Section 10.3(c)); and/or

(h)  XXXXXX XXXXXXX XX XXXXXXXXXXXX XXXXXXXXXXX XXXXXXX XXX XXXXXX XXXXXXXXXXX XXXXXXX XXXX XXX XXXXXXXXXXXX XXX XXXXX XX XXXX XXXXXXXXX XXX XXXX XX X XXXXXX XX XXX XXXXXXX XXXXX XXXXXXXXXX X XXXXXXXXX XXXXXX XXXXXXXXX XX XXX XXXXXXXXXX XX XXX XX. X,XXX/XX, XXX XXX XXXXXXXXX XX XXX XXXXX XXXXX XXX XXXXXXXXXX XX XXX XXXXXXX, XX X XXXXXX XX XXX XXX-XXXXXXXXXX XX XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX XX XXXXXX XXXXX XX XXX XXXXXXX XXXX XXX XXX XXXXXXX XXXXXXXX XXXXXX XXXXXXXXXX XX XXX.

10.2.  Buyers’ Obligation to Indemnify. Buyers undertake to hold harmless and indemnify Seller, its Affiliates (including, from and after the Closing Date, the Companies) and each of their respective managers and Employees (jointly, the “Seller Indemnitees”) from and against any and all Losses incurred by a Seller Indemnitee as a result of any:

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(a)  Breach or inaccuracy of any of the representations and warranties made by Buyers in Section 8; provided, that for purposes of this Section 10.1(a) the amount of Losses resulting from any such breach or inaccuracy shall be determined without giving effect to any qualification contained therein as to Knowledge and/or materiality; and/or

(b)  Breach or failure to perform of any of the covenants, undertakings or obligations made by Buyers or, after to the Closing Date, attributable to any of the Companies under this Agreement; and/or

(c)  Any Losses arising after the Closing Date, or, in the case of any Losses for Taxes, accrued or arising after the Closing Date, in each case, actually suffered, paid or incurred by any Seller Indemnitees after the Closing Date to the extent relating to acts, facts or omissions of, the Companies occurred or accrued after the Closing Date (except to the extent Seller is obligated to indemnify Buyers Indemnitees pursuant to Section 9.1); and/or

(d)  Claims brought by Third Parties against any of the Seller Indemnitees and arising from or relating to acts or omissions of Buyers and/or any of its Affiliates (including any of the Companies, from and after the Closing Date), whether such acts, omissions and/or Claims occur before or after the Closing Date, regardless of the fact that any such Claims or basis for such Claims are identified on any Schedule to this Agreement and/or in any way known to Seller.

10.2.1.  In the event any undisputed indemnifiable amounts are owed to any Buyers Indemnitee by Seller under this Agreement, Buyers shall have the right to offset such indemnifiable amounts with any payable amount by Buyers to Seller as a result of materialization of the Supervening Assets and/or with the Deferred Purchase Price per Share payable by Buyers.

10.3.  Exclusion from Seller’s Indemnification Obligations. Notwithstanding the above, Seller shall not be liable for, and Buyers Indemnitees shall not be entitled to indemnification for any Losses in which:

(a)  The relevant Loss and respective amount are indicated as a reserve (reserva) and/or as a provision (provisão) in the Consolidated Financial Statements (as long as any such reserve and/or provision is considered in the calculation of the Base Working Capital or Net Debt); and/or

(b)  The matter and respective amount to which the Loss relates has been actually and finally taken into account in the Price Adjustment mechanism set forth in Section 2.6; and/or

(c)  The relevant Loss relates to the EPP Agreements and/or the Taxes arising therefrom (whether relating to periods prior or after the Closing Date), should any of the following events occur after the Closing Date: (i) amendment, alteration, and/or failure to comply with any of the provisions of the EPP Agreements (including as a result of changes to the structuring of the rights and/or obligations thereunder after the Closing Date), and/or (ii)  any change (either by act or omission) after the Closing Date to practices and/or payments made by the Companies under the EPP Agreements (including as a result of any pre-payments or any other payments that are not entirely based on exports pursuant to the applicable Laws and the EPP Agreements, as compared to the practices and/or payments carried-out by the Companies up to the Closing Date in the Ordinary Course – for the sake of clarity, pre-payments predominantly based on exports by the Company and, to a lesser extent, exports by a Company’s Affiliate, in Brazil, duly assigned to the Company (therefore, no pre-payment based on exports by others is allowed), all pursuant to the applicable Laws, including the applicable Central Bank regulations, and the EPP Agreements shall not be considered a change for the purposes of this item (c)). For the avoidance of doubt, Seller shall have no liability for Losses related to EPP Agreements and/or the Taxes arising therefrom (whether relating to periods prior or after the Closing Date), as a result of (1) actions or omissions mentioned in items (i) or (ii) above, or, (2) even if none of actions or omissions mentioned in items (i) or (ii) above occurs, the Companies failing to fully pay the EPP Agreements based on exports pursuant to the applicable Laws; and/or

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(d)  XXX XXXXXXXX XXXX XXXXXXX XX XXX XXXXX XXXXXXXXXX XXXXXXXXXXXXXX XXXXX XXXXXXX XX.X(X), XXXXXXXX XXXXXX XXX/XX XXX XXXXXXXXX XXXXXX XX XXXXXX XXXX XXXXX XXXXXXXXXXX XXXXX XXXXXXX X.XX.X.

(e)  The relevant Loss was caused exclusively due to changes in applicable accounting standards or interpretations thereof after Closing.

10.3.1.  To the extent the amount of any Losses relating to the facts and/or matters included in the Price Adjustment mechanism (mentioned in item (b) above) and/or relating to the matters object of the reserves (mentioned in item (a) above) exceed the amounts respectively considered in the Price Adjustment mechanism and/or such reserves – as the case may be –, the amount corresponding to such excess shall be indemnifiable in accordance with the provisions of this Section 10.

10.3.2.  Buyers shall, and shall cause each of the Buyers Indemnitees to, endeavor their reasonable best efforts and take all reasonable measures (which does not include, for clarity, pursuing litigation) available to mitigate any indemnifiable Losses as soon as reasonably possible. Without limiting the preceding obligation, the amount of a Loss otherwise subject to indemnification hereunder shall be reduced by the incremental amount of Loss as a result of breach of the preceding undertaking.

10.4.  Amount Limitation to Seller’s Indemnification Obligation. Seller’s obligations under Section 10.1 to hold harmless and indemnify Buyers Indemnitees are subject to the following limitations:

(a)  Seller shall not be obligated to indemnify Buyers Indemnitees for any Loss in an individual amount less than XXX XXX,XXX.XX, XxXXXX XXX XXXXXX XXXXXXXX XX XXXXX XXXXXXX XXXX XXXXXXX XX XXXXX XXXXXX XXXXX XXX XX XXXXXXXXX XX XXXXXXXXX XXXXXX XXXXXXXXXXX XXX XXX XXXX XX XX XXXXXXXXXX XXXXXX XXXX XXXX XXX X,XXX.XX (in each case, the “Individual Threshold”);

(b)  Seller shall not be obligated to indemnify Buyers Indemnitees until the aggregate amount of indemnifiable Losses, in amounts that exceed the Individual Threshold is greater than XXX X,XXX,XXX.XX (“Aggregate Threshold”), after which Seller shall, subject to the other limitations hereunder, indemnify Buyers Indemnitees for such aggregate indemnifiable Losses from the first BRL, USD or other currency amount; after the Aggregate Threshold is reached and payment thereof is made (“First Indemnitee Payment”), all accumulated indemnifiable Losses occurring thereafter shall be paid to the respective Indemnitees twice a year, the first on the 6th month anniversary First Indemnitee Payment and the second on the first anniversary of the First Indemnitee Payment, and so on; and

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(c)  Notwithstanding anything to the contrary contained in this Agreement, Seller’s aggregate liability to the Buyers Indemnitees under Section 10.1 shall be limited to XXX XXX,XXX,XXX.XX; XxXXXX: (X) XX XXXX XX XXXXXX XXXXXXXX XX XXX XXXXXXX XXXXXXXXX XXX XX XxXXXX XX XXX XX,XXX,XXX.XX (“XXXXXXX XXXXXXXXX XXXXXX”), XX XXXXX XXXX XXX XXXXXXXXX XXXXXXXXX XX XXXXXX XXX XXX XXX XXX XXXXXX, XXXXXXXXX XXXX XXXXXXX XXXXXXXXX XXXXXX (XXXXXXXXX XXXXX XXXX XXX XXXXX XXX, XXX XX XXXXX XXXXXXXX XXXXXX, XX XXXXXXXXXX, XXXXX XXXXX XX XXXXXXXXXXXXX) XXXXX XX XXXXXXX XX XXX XXX,XXX,XXX.XX;; XXX (XX) XXX XXXXXX XXXXXXX XXXX XXXXXXXX XX XXX XXXXXX’X XXXXXXXXXXX XXXXXXXXXXXXXXX XXX XXXXXXXXXX XX XXXX XXXXXXX XXXX XXXXX XXX/XX XXXXXXX XXXXXXXXXX XX XXXXXX XX XXX XXXXXXXXXX, XX XXXXX XXXX XXX XXXXXXXXX XXXXXXXXX XX XXXXXX XXXXX XXXX XXXXXXXXX XXXXX XXX XxXXXX XXX X,XXX,XXX,XXX.XX (XXX XXXXXXXXX XX XXXXXX, XXXXXX XXX XXXXXXX XX XXXXXXXX XX XXX XXXXXX’X XXXXXXXXXXX XXXXXXXXXXXXXXX XXX XXXXXXXXXX, XXXXX XXX/XX XXXXXXX XXXXXXXXXX XX XXXXXX XX, XXXXX XX XXX XXXXXXX XXXX, XXX XX XXX XXXXXXXXX, XXXXX XX XXXXXXX XX XXX XXX,XXX,XXX.XX XX XXX XXXXXXX XXXXXXXXX XX XXXX “X” XXXXX). XX XXXXXXXX, XX XXXX XX XXXXXX XXXX XXXXX XXXX XXXX XXXXXXX XX XXX XXxXX XxXXXXXX XXXXXXXX XXXX XX XXXXX XXXXXXXXX XXXXXX XXXXXXXXX XX XXXXXX XXXX XXXXXXX XX XXX XXXXXXXX XXXX XXXXXXXX XXXXXX XXXXXXXX XX XXXXXXX X.X, XXX XXXX XXXXXX XXXXXXXX X XXX-XXXXXXXXXX XXXXXXXXXXX XXXXXXX XX XXXXX XXXXXXX XXXXXX XX XxXXXXX XX XXX XxXXXXXX XX XXX XXXXXXX XXXX XXX XXXXXXXXX XXXXXXXX XX XXX XXXXX XXXXXXX XX XXXXXXXXX XXX XXXXXXXXX XXXXXXXXX XX XXXXXX XXX XXXX XXXXXX XXXXX XXXXXXX XX XXX XXX,XXX,XXX.XX, XXXXXXXX XX XXXXX XXX XX XXXXXXX, XXX XXXXX XXXXXXX XXX XXXXXXXXX XXX XXX,XXX,XXX.XX XX XXX XXX,XXX,XXX.XX XXXX XXXXXXXXX XXXXX, XX XXX XXXX XXX XX.

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10.4.1.  For purposes of computing amounts for the thresholds indicated in items (a) to (c) of Section 10.4, the amounts of indemnifiable Losses (incurred by Buyers Indemnitees) in currency other than USD shall be converted into USD pursuant to the exchange rates indicated in Schedule 7.27 at the respective dates the Losses are materialized.

10.4.2.  For clarity purposes: (i) if after the conversion of the respective Loss to USD pursuant to Section 10.4.1, such Loss is lower than the Individual Threshold, such Loss shall be disregarded and not be indemnifiable to the Buyers Indemnitee; (ii) if a Loss surpasses the Individual Threshold, its amount in USD (as converted pursuant to Section 10.4.1) shall be added to the amount in USD of all other Losses that surpasses the Individual Threshold (in each case, as converted pursuant to Section 10.4.1) – with no inflation adjustment –, until such aggregate amount exceeds the Aggregate Threshold, when the amount of all such Losses that surpassed the Individual Threshold shall be indemnified to the Buyers Indemnitees pursuant to Section 10.8.4; and (iii) in the event the aggregate amount of all Losses (as converted to USD pursuant to Section 10.4.1) – with no inflation adjustment –, reaches the limit set forth in Section 10.4(c), no additional Loss shall be indemnifiable to the Buyers’ Indemnitees.

10.5.  Time Limitation to the Parties Indemnification Obligations. Seller’s obligation to indemnify, on one side, and Buyers’ obligation to indemnify, on the other, provided for in this Agreement shall survive in respect of any Claims notified until the 5th anniversary of the Closing Date (“Survival Period”), after which no notice for Claims shall be made for indemnification under Section 10.1 thereafter, except for Claims for Losses resulting from (a) Tax, environmental and/or relating to Anti Bribery Law matters, which shall survive in respect of any Claims notified until the 6th anniversary of the Closing Date; (b) fraud, willful misconduct, breach or inaccuracy of any of the Seller’s Fundamental Representations and Warranties, the Buyers’ Fundamental Representations and Warranties, and/or breach or inaccuracy of any of the representations and warranties made by Buyers in Section 8, which shall survive in respect of any Claims notified until the end of the relevant statute of limitations (prazo prescricional) set forth in the applicable Law. None of the undertakings under covenants or other agreements contained in this Agreement shall survive the Closing other than with respect to the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date, which covenants and agreements shall survive for the period provided in such covenants and agreements, if any, or until fully performed (and, if any such covenant or agreement is not performed, the relevant Losses may be claimed by an Indemnitee thereafter and any such Claim made in good faith within the applicable time periods set forth in the first part of this Section 10.5 (including items (a) and (b)) shall survive until such Claim is finally resolved and indemnified pursuant to the terms hereof.

10.6.  Effective Amount to be Indemnified. The following principles shall apply in calculating the amount of any Losses indemnifiable by Seller pursuant to Section 10.1 above:

(a)  The amount of any Loss shall be reduced so as to reflect, in full, any indemnification (including by reason of insurance policies and any other indemnification, surety, contribution or similar arrangements available to it) that Buyers Indemnitee effectively receives by reason of the event, condition, or circumstance that gave rise to the relevant Loss; provided, however, that the Buyers Indemnitees shall not be required to first pursue any such indemnification (including by reason of insurance policies and any other indemnification, surety, contribution or similar arrangements available to it) against third parties as a condition and in lieu of pursuing Claims for any or all such Losses against the applicable Indemnifying Party pursuant to Section 10.1; and

(b)  The amount of the Loss shall be reduced so as to reflect, in full, the amount of any Tax saving arising from the deductibility of the Loss to the benefit of Buyers Indemnitee, with due regard to Section 10.6.2 below.

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10.6.1.  Notwithstanding the above, should the Buyers Indemnitees have any rights, remedies and/or defenses against any Third Parties related to an indemnifiable Loss (including by reason of insurance policies and any other indemnification, surety, contribution or similar arrangements available to any of the Buyers Indemnitees), the Buyers Indemnitees shall use their reasonable best efforts to pursue such rights, remedies and defenses. Should any amount be received by any of the Buyers Indemnitees pursuant to this Section 10.6.1 after the payment of the related indemnification by Seller, such amount shall be paid to Seller by the Buyers Indemnitees within 5 Business Days from receipt thereof, net of (reduced by any) applicable Taxes and Losses (including court fees and attorney fees in the defense of the relevant Claims) arising from the exercise of such rights, remedies and/or defenses.

10.6.2.  All Claims for indemnification under this Section 10 (and Losses to be indemnified in connection therewith) shall be made on an after-Tax basis. Accordingly, in determining the amount of any indemnification payment for a Loss suffered or incurred by any Indemnitee, the amount of such Loss shall be increased to consider any Tax incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (i.e. gross up), with due regard to Section 10.6(b).

10.7.  Direct Claim Procedure. In the event a Buyers Indemnitee or a Seller Indemnitee (as the case may be, an “Indemnitee”) intends to claim indemnification for a Loss under the terms hereof that does not involve a Third Party Claim (“Direct Claim”), such Indemnitee shall give written notice to the Party responsible for such indemnification pursuant to Sections 10.1 and 10.2, as applicable (the “Indemnitor”) informing the Loss suffered and specifying in detail its cause and amount involved (“Direct Claim Notice”).

10.7.1.  If, following receipt of a Direct Claim Notice, the Indemnitor disputes its liability for the Loss suffered by the Indemnitee described therein, the Indemnitor shall give the Indemnitee notice within 10 Business Days from the date of its receipt of the Direct Claim Notice, specifying in reasonable detail the reasons for its dispute (“Response to Direct Claim Notice”). If the term of 10 Business Days has elapsed and the Indemnitor has failed to provide the Indemnitee with a Response to the Claim Notice, the Loss specified in the applicable Claim Notice shall become due by the Indemnitor and, unless otherwise subject to any of the limitations set out in this Section 10, shall be paid to Indemnitee within 10 Business Days from the end of the term for timely presentation of the Response to Direct Claim Notice (with due regard to Section 12.2 below). If the Indemnitor disputes only a part of the Loss described in the Direct Claim Notice, the non-disputed amount shall become due by the Indemnitor and, unless otherwise subject to any of the limitations set out in this Section 10, shall be paid to Indemnitee within 10 Business Days from the date of the Response to Direct Claim Notice (with due regard to Section 12.2 below).

10.7.2.  If, following receipt of a Direct Claim Notice, the Indemnitor timely provides a Response to Direct Claim Notice, the Indemnitee and the Indemnitor shall use their good faith and reasonable best efforts to, within 10 Business Days from the date of the Response to Direct Claim Notice, discuss and resolve the content of the Direct Claim Notice and related Response to Direct Claim Notice, and the amount of the indemnifiable Loss of the Indemnitee if any (which, if agreed and, unless otherwise subject to any of the limitations set out in this Section 10, shall be paid to Indemnitee within 10 Business Days from the date of the Response to Direct Claim Notice (with due regard to Section 12.2 below)). If resolution is not reached with respect to any disputes within such 10 Business Days period, such disputes shall be resolved by arbitration, as provided in Section 13.4 hereof.

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10.8.  Third Party Claim Procedure. Should any third-party Claim be brought against an Indemnitee (each a “Third Party Claim”), the Indemnitee shall give the Indemnitor notice of such Third Party Claim specifying in detail the nature of such Third Party Claim and the amount of all related Losses (“Third Party Claim Notice”). Such Third Party Claim Notice shall be sent by the Indemnitee to the Indemnitor prior to the expiration of the first third of the legal term established for the answer to or defense against such Third Party Claim. Failure by the Indemnitee to comply with its obligations under this Section 10.8 (including failure to send the Third Party Claim Notice within the term herein mentioned), shall not relieve the Indemnitor from its indemnification obligations under this Section 10, except to the extent such failure prevents or impairs the defense against such Third Party Claim. Any information which is part of a Third Party Claim Notice and which is confidential, shall only be accessed by the Indemnitor to the extent receipt and use thereof is subject to the confidentiality undertaking set forth in Section 9.1, with the 5-year term undertaking counting from the date the Indemnitor has access to the relevant information, or if the Indemnitor to agrees to a similar confidentiality undertaking.

10.8.1.  The Indemnitor shall be entitled, to the extent permitted by applicable Law, to assume and control the answers and defense of such Third Party Claim at its expense and through reputable and qualified counsel of its choice, and always in accordance with the Law, and shall notify its intention to do so to the Indemnitee prior to the expiration of the second-third of the legal term established for the answer to or defense against such Third Party Claim; provided, that the Indemnitor and such counsel shall use diligent and good faith efforts in such defense and always in accordance with the Law. Notwithstanding the foregoing, the Indemnitee will have the right to follow up the procedures in respect of a Third Party Claim, at its own cost and expense, and with counsel of its own choosing. The Indemnitee shall reasonably cooperate with the Indemnitor in the defense and settlement of any Third Party Claim and make available to the Indemnitor all witnesses, power-of-attorneys, pertinent records, materials and information in the Indemnitee’s possession or under the Indemnitee’s control relating thereto as is reasonably required by the Indemnitor. Any settlement, compromise or discharge of such Third Party Claim, admission of liability or permission of a default or consent to entry of any judgment of such Third Party Claim shall require the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such consent shall be required as long as (a) it is solely a monetary settlement and does not implicate in any relief other than monetary damages to be paid in full by settling, compromising or discharging; (b) it could not reasonably result in the arising of other Claims or other proceedings that might result in Losses to the Buyers Indemnitee which are not covered by the indemnification obligations under this Agreement; or (c) it does not involve a material customer of any Buyers Indemnitee, unless otherwise reasonably demonstrated by the Company prior to the settlement.

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10.8.2.  If the Indemnitor decides not to defend of the Third Party Claim or does not give notice of its intention to assume control over such defense within the requisite period of time specified in Section 10.8.1, the Indemnitee shall defend such Third Party Claim and the Indemnitor shall be required to pay all reasonable costs and expenses incurred by the Indemnitee in connection with such Third Party Claim, including defense costs, reasonable attorney fees, court costs, court deposit (depósitos judiciais) and/or granting of any guarantee or bond (fiança, caução ou seguro garantia), which will be considered a Loss subject to indemnification by the Indemnitor, regardless if the Third Party Claim is decided by the relevant Governmental Authority in favor or against the Indemnitee (provided the Third Party Claim relates to a potentially indemnifiable Loss pursuant to this Section 10); provided, that the Indemnitee shall: (a) use diligent and good faith efforts in its defense of such Third Party Claim; (b) perform all acts necessary to present any guarantees that are required to continue the defense of a Third Party Claim (in any case, at the Indemnitors expense), employing its reasonable best efforts so that such guarantee is either a pledge (fiança) or surety bond (seguro garantia), avoiding the need for an escrow (caução) or a court deposits (depósitos judiciais); (c) not settle such Third Party Claim without obtaining the written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. In such event, the Indemnitor shall reasonably cooperate with the Indemnitee in the defense and settlement of any Third Party Claim and make available to the Indemnitee all witnesses, pertinent records, materials and information in the Indemnitor’s possession or under the Indemnitor’s control relating thereto as is reasonably required by the Indemnitee. The Indemnitee shall not pay, or permit to be paid, any part of such Third Party Claim unless required to do so by Law or Order, or, if under a settlement discussion, unless the Indemnitor consents in writing to such payment.

10.8.3.  With respect to Third Party Claims arising after Closing Date involving potential Losses that both the Indemnitor and Indemnitee are named as defendants, the Parties shall make good faith efforts to separate the proceedings of the respective Third Party Claim to allow each Party to control and conduct the defense of such Third Party Claims with respect to each own responsibility. In case such separation is not possible, the Party which is most exposed to the largest portion of the potential Loss (after considering the applicable indemnifications hereunder) shall control and conduct the defense of any such Third Party Claim with due regard to Sections 10.8.1 and 10.8.2 Notwithstanding the foregoing, the allocation of the liability of each Party for Losses arising from Third Party Claims that both Parties are named as defendants shall observe the provisions of Section 10.1 and Section 10.2 above.

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10.8.4.  A Loss shall be deemed to have occurred with respect to Third Party Claims, in the following events: (a) a final, and non-appealable, court order, judicial or extrajudicial settlement, or arbitration award recognizing such Loss, (b) a judicial or extrajudicial settlement has been duly confirmed or reached with respect to such Loss, and/or (c) payment of a court deposit (depósitos judiciais) and/or granting of any guarantee or bond (fiança, caução ou seguro garantia) is required by Law or Governmental Authority; and/or (d) any payment under a provisional enforcement (execução provisória); and/or (e) incurrence of reasonable costs necessary for the defenses, including court costs and/or attorney fees, with due regard to Section 10.4 (any and all of the above, from (a) to (e), a “Due Indemnification”); and, unless otherwise subject to any of the limitations set out in this Section 10, it shall be paid by the Indemnitor to the Indemnitee within 10 Business Days from the relevant date (with due regard to Section 12.2 below).

10.8.4.1.  For purposes hereof and for clarity purposes, the amounts of indemnifiable Losses (incurred by Buyers Indemnitees) (a) relating to Oxiteno US shall be due and paid in USD, duly adjusted according to the Index as of the date the indemnity became due in accordance hereof until payment thereof, (b) relating to the Companies incorporated in Brazil shall be due and paid in BRL, duly adjusted according to the Index as of the date the indemnity became due in accordance hereof until payment thereof, and (c) relating to Companies other than Oxiteno US and the Companies incorporated in Brazil, shall be in the currency of their respective jurisdictions, duly adjusted according to the Index as of the date the indemnity became due in accordance hereof until payment thereof.

10.8.5.  Should any amount paid by the Indemnitor as court deposit (depósitos judiciais), guarantee or bond (fiança, caução ou seguro garantia) and/or under a provisional enforcement (execução provisória) or otherwise in the course of a Third Party Claim be paid to the Indemnitee (including with respect to Third Party Claims existing prior to the Closing Date), the Indemnitee shall be required to return such amount in full to the Indemnitor within 5 Business Days from the date it was released to and received by the Indemnitee.

10.9.  Sole Remedy. The Parties agree that, except as otherwise expressly provided in this Agreement, the indemnification right set forth in this Section 10 constitutes the sole and exclusive remedy for the Parties for purposes of indemnification of the Losses arising from, in connection with or as result of the acts set forth in Sections 10.1 and 10.2 above.

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10.10.  Reliance on Representations. Unless otherwise expressly provided herein, especially with respect to the provisions of Section 10.3, the Indemnitees’ rights to indemnification set forth in this Section 10 shall not be affected by virtue of any knowledge on the part of any Indemnitee of any untruth of any such representation or warranty or breach of any covenant or agreement expressly set forth in this Agreement, regardless of whether such knowledge was obtained through the investigation by any Indemnitee or through disclosure by the other Party or any of the Companies or another Person, and regardless of whether such knowledge was obtained before, at, or after the date hereof.

11.  Term and Termination

11.1.  Term. This Agreement shall come into force on the date hereof and shall remain in full force and effect until all of the obligations set forth herein have been complied with or otherwise terminated in accordance with Section 11.2.

11.2.  Termination Events. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated prior to the Closing Date:

(a)  By any of the Parties upon written notice to the other Party if (i) the other Party or any of the Companies becomes insolvent, bankrupt or is subject to a in or out of court recovery process, as applicable; and/or (ii) any of the Conditions Precedent is not satisfied or waived by the Long Stop Date provided, that the right to terminate this Agreement pursuant to this Section 11.2(a)shall not be available to any Party whose actions in breach of this Agreement or failure to take action in breach of this Agreement have been a material cause of the failure of the Closing to have occurred by the Long Stop Date or resulted in any of the conditions set forth in Section 3 having failed to be satisfied prior to such date;

(b)  By Buyers upon written notice to Seller if (i) any of Buyers’ Conditions Precedent is not satisfied or waived by the Long Stop Date; and/or (ii) if Seller or the Company breach any of their covenants or other agreements contained in this Agreement, and which breach (1) would result in a failure of the condition set forth in Section 3.2(c), and (2) cannot be or is not cured by the earlier of (x) the Long Stop Date, or (y) 30 days after the delivery of a written notice from Buyers in this regard;

(c)  By Seller upon written notice to Buyers if (i) any of Seller’s Conditions Precedent is not satisfied or waived by the Long Stop Date; and/or (ii) if Buyers breach any of their covenants or other agreements contained in this Agreement, and which breach (1) would result in a failure of the condition set forth in Section 3.3(b), and (2) cannot be or is not cured by the earlier of (x) the Long Stop Date, or (y) 30 days after the delivery of a written notice from Seller in this regard;

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(d)  By any of the Parties upon written notice to the other, if any Governmental Authority shall have issued a Law or Order enjoining, restraining or otherwise prohibiting the Investment and/or Share Purchase and Sale and such Law or Order has not been definitely suspended or reversed up and until the Long Stop Date; provided that (i) any Order that represents a Non-Material Restrictions shall only authorize the termination of this Agreement pursuant to this Section 11.2(d) if none of the measures set forth in Section 5.1.3 are taken to revert the relevant Order; and (ii) the Party seeking to terminate this Agreement pursuant to this Section 11.2(d) shall have used reasonable best efforts to remove such Order or other Claim; and/or

(e)  By mutual written consent of the Parties.

11.2.1.  Notwithstanding anything to the contrary contained herein, nothing herein shall prevent any of the Companies from taking or failing to take any COVID-19 Response, and no such COVID-19 Response shall be deemed to violate or breach this Agreement in any way or serve as a basis for Buyers to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied.

11.3.  Effect of Termination. If this Agreement is terminated pursuant to Section 11.2, all further obligations of the Parties under this Agreement shall terminate, except that the covenants of Sections 9.1 (Confidentiality), 10 (Indemnification), 12 (General Provisions), and 13 (Applicable Law; Execution; Dispute Resolution) and any of the Parties’ rights, Claims and obligations with respect to any prior breach of or failure to comply with this Agreement shall survive any termination of this Agreement and the non-breaching Party shall be entitled to pursue any and all legally available remedies and to seek the recovery of all Losses of any kind incurred by the non-breaching Party.

11.4.  Termination Fee. In consideration for the risks, costs and expenses (including costs of opportunity) assumed by the Parties as a result of the provisions herein:

(a)  In event this Agreement is terminated pursuant to items (b)(ii) or (c)(ii) of Section 11.2 (including a breach of Section 3.4) by failure of any Party to comply with its obligations hereunder, the defaulting Party shall be obligated to pay to the other Party (“Non-Defaulting Party”), within 5 Business Days as of the notice of Non-Defaulting Party to that end, a non-compensatory penalty equal to XXX XX,XXX,XXX.XX, as converted in BRL by the PTAX exchange rate determined based on the arithmetic average between the selling and purchase exchange rate for close of business for the 5 Business Days immediately prior to such termination, as published by the Brazilian Central Bank in its website. For the avoidance of doubt, (i) breach of representations and warranties, (ii) best/commercial efforts obligations (provide such efforts were undertaken), and/or (iii) non-fulfillment of obligations which fulfillment is contingent upon third-parties actions and such actions were not performed by said third-parties, shall not trigger the fee set forth in Section 11.4(a); or

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(b)  XX XXXXX XXXX XXXXXXXXX XX XXXXXXXXXX XXX XX XXX XXX-XXXXXXXXXX, XXX XXX XXXXXX – XXXXXXXXX XXX XXXXXXX XX XXXXXX XXX /XX XXXXX XXX XXXXXX XX XXX XXXXXXXXX XXXXXXXXX, XX XXXX XX X XXXXXX XX XXX XXXXXX’ XXXXXXX XXXXXXXXXX XXXXX XXXXXXXX X.X.X, X.X.X.X XXX/XX X.X.X (XxXXXX XX XXXXXX XX XXXXXXXX XX XXXXXX XXX/XX XXX XXXXXXXXX, XX XXX XXXXXX XX XXX XXXXXXXXX XXXXXXX XXX XXXXXXXX XXX XXXXXXXX XXXXXXXXX, XX XXXXXXXX XX XX XXXXXXXXX XXXXXXXXX’X XXXXXXX XXX/XX XX XXXXXXXXX XX XXX XX XXX XXXXXXXXX XX XXXX XXXXXXXXX, XXX XXXXXXXXXXXXX XXXXXXXXXXX XX XXXX XXX-XXXXXXXXXX, XX XX XXXX XX XXXXXX XX XXXXXXX XX XXXXXXX X.X.X), XX XXX XXXXXXXXX XXXX XXXXXXXXX XXXXXXXXXXX XXXXX XX XXX XXXX XXXX XXXX, XXXXXX XXXXX XX XXXXXXXXX XX XXX XX XXXXXX, XXXXXX X XXXXXXXX XXXX XX XX XXX XXXXXX XX XXXXXX XX XXXX XXX, X XXX-XXXXXXXXXXXX XXXXXXX XXXXX XX XXX XX,XXX,XXX.XX, XX XXXXXXXXX XX XXX XX XXX XXXX XxXXXXXX XXXX XXXXXXXXXX XXXXX XX XXX XXXXXXXXXX XXXXXXX XXXXXXX XXX XXXXXXX XXX XXXXXXXX XxXXXXXX XXXX XXX XXXXX XX XXXXXXXX XXX XXX X XXXXXXXX XXXX XXXXXXXXXXX XXXXX XX XXXX XXXXXXXXXXX, XX XXXXXXXXX XX XXX XXXXXXXXX XXXXXXX XXXX XX XXX XXXXXXX.

12.  General Provisions

12.1.  Notices. All notices, notifications, and other communications related to this Agreement shall be made in writing, in English, and delivered to the receiving Party either by hand or by registered mail (and, in addition, always by e-mail with return receipt), and addressed as follows or to such other addresses as may from time to time be notifies by any of the Parties or by the Company:

(a)  [If to any of the Buyers and/or the Guarantors:
XXXXXXX: XX/XXX XXXXX XXXXX X, XXXX XXXXX, XXX XXXXXXXXX XX (XXXXXXX), XXXXX XXXX, XXXXXXXXX XXXX, XXXXXXX, XXXXXXX XXXXX, XXXXXXXX
X-XXXX: XXXXX.XXXXXXXXXX.XXX
XXXX.: XX. XXXXX XXXX

XXXX XXXX XX:

XXXXXX XXXXX, XXXXX XXXXX, XXXXXX XX. X XXXXXXX XXXXXXXXX
XXXXXXX: XX. XXXXXXX XXXXXXX XX XXXX, XXX, XXX XXXXX – XX, XXX XXXXX-XXX
X-XXXX: XXXXXXXXXXXXXXXXXXXX.XXX.XX; XXX XXXXXXXXX.XXXXXXXXXXXXXXXXXXXX.XXX.XX
XXXX.: XXXXXXXX XXXXXXXX; XXX XXXXXXXXX XX XXXXXXX XXXXX XXXXXXXX

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(b)  [If to Seller:
XXXXXXX: XXXXXXX XXXXXXXXXX XXXX XXXXXXX, Xº XXXX, XXX XXXXX, XXXX XXXXX XXX XXXXX-XXX, XXX XXXXX/XX
X-XXXX: XXXXX.XXXXXXXXXXXXX.XXX.XX; XXX XXXXX.XXXXXXXXXXX.XXX.XX
XXXX.: XXXXX XXXXXXXXX XX XXXXXXX XXX XXXXX XXXXXXXXX XXXXX

XXXX XXXX XX:

XXX XXXXXXXXX
XXXXXXX: XXXXXXX XXXX. XXXXXXXXX XXXXXXXXXX, Xº. XXXX, XXº XXXXX, XXXXX XXXX, XXX XXXXX/XX, XXX XXXXX-XXX
X-XXXX: XXXXXXXXXXX.XXX.XX; XXXXXXXXXXXXX.XXX.XX; XXX XXXXXXXXXXXX.XXX.XX
XXXX.: XXXX XXXXXXX XXXXXX, XXXXXX XXXXX XXX XXXXX XXXXX

(c)  [If to the Company and/or any of the Intervening Companies:
XXXXXXX: XXXXXXX XXXXXXXXXX XXXX XXXXXXX XX. XXXX, XXXX XXXXX, XXXX X, XXXX XXXXX, XXX XXXXX-XXX, XXX XXXXX/XX
X-XXXX: XXXX.XXXXXXXXXxXXXXX.XXX; XXX XXXXXXX.XXXXXXxXXXXX.XXX
XXXX.: XXXX XXXXXXXX XXXXXXX XXX XXXXXXX XXXX

With copy to: Buyers and Seller

12.1.1.  Any notice served by hand shall be deemed to have been served upon delivery, any notice served by e-mail shall be deemed to have been served upon confirmation of receipt; and any notice served by prepaid registered mail shall be deemed to have been served upon receipt.

12.1.2.  In case of any change of address or contact information, if the new information is not notified by the Party concerned to the other, all notices sent based on the previous information shall be deemed to have been duly served.

12.1.3.  From this date until the expiration of all of the Parties’ obligations hereunder, (i) each of IVS, IVPCL and IVP hereby irrevocably appoints and authorizes TIP to serve as Buyers and Guarantors’ representative from this date until the expiration of all of the Parties’ obligations hereunder, and authorizes TIP to receive, on behalf of each of the Buyers and of the Guarantors, notices, including legal notices and service of process, in connection with this Agreement; and (ii) each of Intervening Companies hereby irrevocably appoints and authorizes the Company to serve as the Intervening Companies’ representative from this date until the expiration of all of the Parties’ obligations hereunder, and authorizes the Company to receive, on behalf of each of the Intervening Companies, notices, including legal notices and service of process, in connection with this Agreement.

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12.2.  Late Payment. Should any Party fail to make payment of any amount owed under this Agreement in a timely manner, the amount owed and unpaid shall be subject to indexation in accordance with the variation in the Index, at the smallest interval permitted by Law, together with interest at a rate of 1% per month, calculated pro rata die, from the date on which the amount became due and payable to the date on which the amount is effectively paid, and a late-payment fine of 3% of the amount owed.

12.3.  Costs and Expenses. Unless otherwise provided for under this Agreement, each Party shall bear its own costs and expenses (including costs and expenses related to legal and other advisers) incurred by reason of this Agreement or the obligations provided for hereunder.

12.4.  No waiver. Failure by either of the Parties to demand timely performance of this Agreement or of any of its provisions, at any time during the term of this Agreement, shall not in any way affect the validity of this Agreement or any part of it, and shall not constitute a precedent, amendment, or novation of its provisions, or waiver of the right of the Party to demand performance of the provisions of this Agreement at any time.

12.5.  Severability. Should any one or more of the provisions, terms, covenants or restrictions of this Agreement be found, by a court of competent jurisdiction or other authority, invalid, void or ineffective under applicable Law, the validity and effectiveness of the remaining provisions shall not be affected and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and, with respect to the provisions found to be invalid or ineffective, the Parties shall negotiate, in good faith, to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.6.  Amendment. This Agreement may be amended only by written instrument executed by the Parties.

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12.7.  Assignment; Binding Effect. This Agreement is binding on, inures to the benefit of, and is enforceable by each of the Parties and their respective heirs, successors and assigns of all kinds. Neither this Agreement nor any of the rights and obligations hereunder may be assigned to any other Persons unless expressly permitted under this Agreement or with the prior written of the other Party. Notwithstanding the above, prior to the Closing Date, Buyers (but not any of the Guarantors) shall request Seller to approve the assignment of any or all of their rights and obligations hereunder to one or more Buyers’ Affiliate (such approval not to be unreasonably withheld or delayed) and provided, in any case, that (i) such Affiliate’s capital composition and Control is the same as the assignors, vis-à-vis its ultimate shareholding by IVPCL, (ii) Buyers and the Guarantors shall remain jointly and severely liable with the assignee with respect to all obligations hereof, and (iii) after Closing the Company shall be directly Controlled and more than 50% of its corporate capital owned by a Brazilian Affiliate of the Buyer. Any attempted assignment or transfer without the prior written consent of the other Party shall be null and without effect.

12.8.  Cooperation. Each of the Parties agrees to cooperate with the other and to do all things, and to execute or deliver, or cause to be executed and delivered, all documents that may be reasonably necessary or convenient for performance of the Parties’ obligations hereunder and the achievement of the purposes of this Agreement.

12.9.  Entire Agreement. This Agreement constitutes the entire agreement between the Parties and the Company with respect to the subject matter hereof, and replaces any and all prior understandings and agreements, either written or oral, with respect to the subject matter of this Agreement.

12.10.  Representatives. Unless otherwise expressly provided for in this Agreement, neither Party, nor the Company, shall be deemed to represent the other for any purpose, and neither Party, nor the Company, shall have the power, authority or capacity, as representative or otherwise, to represent, act on behalf of, bind or in any other way create or assume obligations in the name of the other Party.

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12.11.  Conflicts; Privileges. It is acknowledged by each of the Parties hereto that Seller, the Companies and certain of their Affiliates have retained XXX – XXXXXXX, XXXXXXXX X XXXXXX (“XXX”) XXX XXXXXXXXXX XXX (“XXX”)  to act as their counsels in connection with the transactions contemplated hereby and that XXX XXX XXX have not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other Party to this Agreement or Person has the status of a client of XXX XXX XXX for conflict of interest or any other purposes as a result thereof. Buyers hereby agree that, in the event that a dispute arises between Buyers or any of their Affiliates (including, after the Closing, the Companies) and Seller, or any of its Affiliates (including, prior to the Closing, the Companies), XXX XXX/XX XXX may represent Seller or any such Affiliate in such dispute even though the interests of Seller or such Affiliate may be directly adverse to Buyers or any of its Affiliates (including, after the Closing, the Companies) and even though XXX XXX XXX may have represented the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Buyers or the Companies, Buyers and the Company hereby waive, on behalf of themselves and each of their Affiliates, (a) any claim they have or may have that XXX XXX XXX have a conflict of interest in connection with or is otherwise prohibited from engaging in such representation, (b) agree that, in the event that a dispute arises after the Closing between Buyers or any of their Affiliates (including, after the Closing, the Companies) and Seller, XXX XXX/XX XXX may represent any such party in such dispute even though the interest of any such party may be directly adverse to Buyers or any of their Affiliates (including after the Closing, the Companies), and even though XXX XXX XXX may have represented the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Buyers or the Companies. Buyers further agrees that, (i) as to all communications between XXX XXX XXX and Seller that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Seller and may be controlled by Seller and shall not pass to or be claimed by Buyers or the Companies, and (ii) as to all communications between XXX XXX XXX and the Companies, or among XXX XXX XXX, any of the Companies and/or Seller, that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to evidentiary privilege belong to Seller and may be controlled by Seller and shall not pass to or be claimed by Buyers or the Companies. Buyers agree to take, and to cause their Affiliates to take, all steps necessary to implement the intent of this Section 12.11. The Parties hereto further agree that XXX XXX XXX and their partners and Employees are third party beneficiaries of this Section 12.11.

12.12.  Intervening Parties. The Guarantors, the Company and the Intervening Companies hereby agree and consent unconditionally and irrevocably to the terms and conditions of this Agreement.

12.13.  Electronic Signature. The Parties, the Intervening Companies, the Guarantors and the two witnesses identified below, agree that this Agreement may be signed electronically, in accordance with DocuSign, AdobeSign or similar authentication procedures, even if such procedures do not use a digital certificate issued with the ICP-Brasil standard, which the Parties, the Intervening Companies, the Guarantors and the witnesses recognize the legality, validity and legitimacy to legally constitute rights and obligations among themselves, as authorizes by article 10, §2, of the Brazilian Provisional Measure No. 2200-2. The Parties, the Intervening Companies, the Guarantors and the witnesses also agree that the electronic signature of this Agreement in the terms provided above does not prejudice its feasibility, and should be considered, for all legal purposes, an extrajudicial enforcement order.

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12.13.1.  All Parties shall execute this Agreement in a span of no more than 2 consecutive days. If the signing process takes place within such 2 consecutive days’ time span, references to “this date” or “date hereof” in this Agreement shall be understood as referring to the day in which the Agreement was executed by the first Party. If the signing process by all Parties does not take place within such 2 consecutive days, the signature by any of the Parties shall be considered void.

13.  Applicable Law; Execution; Dispute Resolution

13.1.  Applicable Law. This Agreement and the rights of the Parties and of the Company hereunder shall be governed by, and interpreted and performed in accordance with, the Laws of the Federative Republic of Brazil.

13.2.  Specific Performance. The Parties undertake always to comply with, formalize, and perform their obligations hereunder strictly in accordance with the terms and conditions of this Agreement. The Parties hereby acknowledge and agree that all obligations assumed or arising hereunder are subject to specific performance, in addition to the payment of damages for any Loss that may be suffered by reason of breach of obligations under this Agreement. The Parties do not waive any action or measure (including Claims) that they may have at any time. The Parties expressly agree and bind themselves to specific performance of their obligations, and to accept and comply with injunctive and other orders to that effect.

13.3.  Execution Proceedings. This Agreement, which is executed in the presence of two witnesses, is deemed as an extrajudicial title for the purposes of commencement of enforcement proceedings as provided for under article 585, II, of the Brazilian Code of Civil Procedure.

13.4.  Arbitration. Any conflict, controversy or claim arising out of or relating to this Agreement, including (a) the interpretation of the provisions of this Agreement, and/or (b) the performance of obligations established under this Agreement, and/or (c) the breach of any of the terms and conditions hereunder that is not resolved by amicable negotiations between the Parties shall be finally resolved by arbitration in accordance with the provisions of this Agreement (“Arbitration”).

13.4.1.  The Arbitration shall be administered by the Center for Arbitration and Mediation of the Chamber of Commerce Brazil-Canada – CAM-CCBC (“Chamber”) and conducted in accordance with the Chamber’s rules in effect at the time that the request for arbitration is filed (“Arbitration Rules”) and with Brazilian Law No. 9,307/96.

13.4.2.  The Arbitral Tribunal shall be composed of three arbitrators (“Arbitral Tribunal”), one appointed by the claimant, another one appointed by the respondent, and the third one, who shall act as president of the Arbitral Tribunal, appointed by the other two arbitrators in accordance with the Arbitration Rules. If any of the three arbitrators is not appointed within the time prescribed in the Arbitration Rules, then the President of the Chamber shall appoint such arbitrator(s) in accordance with the Arbitration Rules. Any controversy related to the appointment of arbitrators by the parties and/or the appointment of the third arbitrator shall be settled by the Chamber. The Parties hereby jointly waive the applicability of the Arbitration Rules’ provisions that limit their choice of co-arbitrators, or the co-arbitrators’ choice of the president of the Arbitral Tribunal, to the Chamber’s roster of arbitrators. In case there are multiple parties, whether as claimant or as respondent, the multiple claimants, jointly, and/or the multiple respondents, jointly, as the case may be, shall appoint one arbitrator. In such event, if the claimants and/or respondents fail to jointly appoint an arbitrator, the Chamber shall appoint all the members of the Arbitral Tribunal and appoint one of them to act as president.

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13.4.3.  The Arbitration shall be conducted in English, but exhibits attached to the Parties’ submissions may be submitted either in Portuguese or in English. The City and State of São Paulo, Brazil, shall be the seat of arbitration, where the arbitral award shall be deemed to be rendered. The arbitrators shall decide the merits of the Arbitration on the basis of applicable Brazilian Law, and shall not decide ex aequo et bono.

13.4.4.  The Parties agree to make their reasonable best efforts to attain a quick, economical, and fair resolution for any dispute submitted to Arbitration.

13.4.5.  Any order or award rendered by the Arbitral Tribunal shall be final and binding on the Parties and their successors and assignees, and may be entered and enforced in any court having jurisdiction over the relevant party and/or any of its assets.

13.4.6.  All costs and expenses of the arbitral proceedings shall be borne by the Parties equally. Each Party shall bear all costs and expenses involved in preparing and presenting its case, including of its own counsel, experts and witnesses. The arbitral award shall allocate to the losing Party, or to both Parties in the proportion of their relative failure on their claims and counterclaims, the arbitration costs and expenses, including non-contractual attorneys’ fees (honorários de sucumbência). Other expenses as contractual attorneys’ fees, experts’ fees, general expenses and any other costs incurred by the Parties to defend its case shall not be reimbursed.

13.4.7.  The Parties shall preserve the confidentiality of all aspects of the Arbitration (including, but not limited to its existence, the parties’ allegations and statements, third-party statements, evidence and documents presented, as well as any decisions rendered by the Arbitral Tribunal) and shall not disclose any information made known or documents produced in the Arbitration not otherwise in the public domain, any evidence or materials created for the purpose of the Arbitration, or any order or award issued or rendered in or arising from the Arbitration, except, and to the extent that disclosure is required (i) by Law or regulation; or (ii) to obtain advice or counsel from their legal, regulatory, financial, accounting or similar advisors. Any and all controversies related to the confidentiality obligations set forth herein shall be finally settled by the Arbitral Tribunal.

13.4.8.  Notwithstanding the provisions of this Section 13.4, and exclusively for the purposes of obtaining interim and conservatory measures prior to the constitution of the Arbitral Tribunal, the Parties may file a request with the courts. Any interim relief granted by the courts shall be promptly communicated by the requesting party to the Chamber. Once constituted, the Arbitral Tribunal shall have the power to uphold, modify or overturn any such relief.

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13.4.9.  Without prejudice to this arbitration agreement, the courts of São Paulo, State of São Paulo shall have exclusive jurisdiction for any judicial request related to (i) the commencement of the arbitration, as per art. 7 of Brazilian Law No. 9,307/96; (ii) urgent measures, as per art. 22-A of Brazilian Law No. 9,307/96; (iii) the enforcement of extrajudicial enforcement title, without prejudice to the creditor’s prerogative pursuant to art. 516, sole paragraph, of Brazilian Law 13.105/2015; (iv) the enforcement of arbitral awards, without prejudice to the creditor’s prerogative pursuant to art. 516, sole paragraph, of Brazilian Law 13.105/2015; and (v) the annulment of the arbitral award, as per art. 32 of Brazilian Law No. 9,307/96; and (vi) any other disputes that pursuant to the Brazilian law cannot be submitted to arbitration due to the nature of the rights involved in said disputes. The filing of any judicial request admitted by or compatible with Brazilian Law No. 9,307/96 shall not be construed as a waiver to arbitration.

13.5.  Intervening Parties. Each the Guarantors, the Company and the Intervening Companies expressly binds itself to this arbitration clause for all purposes provided for in this Agreement and in Law.

IN WITNESS WHEREOF, the Parties, with the intervention of the consenting interveners, execute this Agreement in the presence of the two undersigned witnesses.

São Paulo, August 15, 2021.

[Remainder of the page intentionally left blank. Signature pages as follows]

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[Signature page 01 of 02 of the Share Purchase Agreement entered into by and between Ultrapar Participações S.A., Tereftálicos Indústria e Participações Ltda., Indorama Ventures Spain Sociedad Limitada and, as consenting interveners, Oxiteno S.A. – Indústria e Comércio, Oxiteno USA, LLC, Oxiteno Mexico S.A., de C.V. and Oxiteno Uruguay S.A., and as consenting interveners and guarantors Indorama Ventures Polímeros S.A. and Indorama Ventures Public Company Limited, on August 15, 2021.]

_____________________________________________________________ Ultrapar Participações S.A. XX: XXXXXXXXX XXXXXXXX XXXXXX XXXXXX XXX XXXXXXX XX XXXXXXX XXXXXXXXXX
_____________________________________________________________ Oxiteno S.A. – Indústria e Comércio XX: XXXX XXXXXXXX XXXXXXX XXX XXXXXXX XXXX
_____________________________________________________________ Oxiteno USA, LLC XX: XXXX XXXXXXXX XXXXXXX XXX XXXXXXX XXXX
_____________________________________________________________ OXITENO MEXICO S.A., DE C.V. XX: XXXX XXXXXXXX XXXXXXX XXX XXXXXXX XXXX
_____________________________________________________________ OXITENO URUGUAY S.A. XX: XXXX XXXXXXXX XXXXXXX XXX XXXXXXX XXXX

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[Signature page 02 of 02 of the Share Purchase Agreement entered into by and between Ultrapar Participações S.A., Tereftálicos Indústria e Participações Ltda., Indorama Ventures Spain Sociedad Limitada and, as consenting interveners, Oxiteno S.A. – Indústria e Comércio, Oxiteno USA, LLC, Oxiteno Mexico S.A., de C.V. and Oxiteno Uruguay S.A., and as consenting interveners and guarantors Indorama Ventures Polímeros S.A. and Indorama Ventures Public Company Limited, on August 15, 2021.]

_____________________________________________________________ TEREFTÁLICOS INDÚSTRIA E PARTICIPAÇÕES LTDA. XX: XXXXXXX XXXXX XXXXX XXX XXXX XXXX XX XXXXXXX XXXXXXXX
_____________________________________________________________ INDORAMA VENTURES SPAIN SOCIEDAD LIMITADA XX: XXXXX XXXXXXX XXXXX
_____________________________________________________________ INDORAMA VENTURES POLÍMEROS S.A. XX: XXXXXXX XXXXX XXXXX XXX XXXX XXXX XX XXXXXXX XXXXXXXX
_____________________________________________________________ INDORAMA VENTURES PUBLIC COMPANY LIMITED XX: XXXXXX XXXXX XXX XXXXXX XXXXX XXXXXXXXXXXX

Witnesses:

1.___________________________________ Name: Andre Junqueira de Azevedo CPF: 257.957.228-71 Id.: 23.434.952-9	2.___________________________________ Name: Luiz Fernando Corrêa de Carvalho Júnior CPF: 212628528-62 Id.: 19129960

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Relação de Anexos – VIVALDI

Price Adjustment Schedule

Schedule 1.1 - Definitions

Schedule 2.3 – Company’s Bank Account

Schedule 2.5(a) – Seller’s Bank Account

Schedule 2.6.4(b) – Buyer’s Bank Accounts

Schedule 3.1(b) – Corporate Reorganization

Schedule 3.1(d) – Governmental Authorities and Antitrust Approvals

Schedule 3.2(d) – Material Consents

Schedule 4.4.1 – Available New Shares’ subscription Bulletin

Schedule 5.2(e) – Conduct of Business – Replaceable Guarantees and Surety Insurance Policies

Schedule 5.2(f) – Conduct of Business – Insurance Policies that may be terminated

Schedule 5.2.2(e) – Conduct of Business – Permitted Transactions

Schedule 5.2.2(r) – Conduct of Business – Related Parties

Schedule 5.2.2.1 – Exchange Rates – Conduct of Business Provisions

Schedule 5.4(a) – Benefit Plans to be terminated

Schedule 5.4(b) – Benefit Plans to be terminated which shall be transfered to the Company

Schedule 5.7 – Free Lease Agreements to be extended

Schedule 5.10 – Related Party Agreements to be terminated

Schedule 5.10.1(a) – Financial agreements to be settled, paid and discharged

Schedule 5.10.1(b) – Financial agreements that may be prepaid, settled, discharged and terminated

Schedule 6.2(i) – IVL Subscription Price Receipt

Schedule 6.2(j) – IVL Upfront Purchase Price Receipt

Schedule 7.4(b) – Companies’ Capital Stock

Schedule 7.4(c)(i) – Legal entities owned by the Company

Schedule 7.4(c)(ii) – Legal entities in which the Company will cease to hold any equity interest

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Schedule 7.4(e) – Agreements related the Companies’ Equity

Schedule 7.4.1 – Included Subsidiaries

Schedule 7.7 – Compliance with Antitrust Laws

Schedule 7.10 – Material Contracts

Schedule 7.10.1 – Material Contracts matters

Schedule 7.10.2(i) – Agreements between Related Parties

Schedule 7.10.2(ii) – Arm’s Length Agreements between Related Parties

Schedule 7.11 – Insurance related Claims

Schedule 7.13 – List of Owned Real Property

Schedule 7.13.2 – Owned Real Properties’ Rights

Schedule 7.13.3 – Owned Real Properties’ Title or Possession Matters

Schedule 7.13.4 – Owned Real Properties’ Construction Licenses and Permits

Schedule 7.13.5 – Rural Lands and Properties

Schedule 7.13.9 – Companies’ Leased Real Property

Schedule 7.14 – Scheduled Intellectual Property

Schedule 7.16 – Taxes

Schedule 7.16.1 – Tax Benefits

Schedule 7.18 – Labor and Employment matters

Schedule 7.18.1(i) – Company Plans

Schedule 7.18.2 – Oxiteno US Company Plans changing restrictions

Schedule 7.18.10 – Collective Labor Agreements

Schedule 7.19 – Environmental Matters

Schedule 7.20 – Claims

Schedule 7.21.1 – Closing Bonus Payment

Schedule 7.22 – Guarantees and Collaterals

Schedule 7.23 – Data Protection

Schedule 7.24 – CARES Act Matters

Schedule 7.27 – Seller’s Representations and Warrantis - Exchange Rates

Schedule 9.2 – Guidelines for Announcements

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Schedule 9.3 – Guarantees to the Benefit of the Company

Schedule 9.4 – Supervening Assets

Schedule 9.5(i) – Conditions for IT carve-out

Schedule 9.5(ii) – Transition Support

Schedule 9.5(iii) – Lease Agreement

Schedule 9.6 – Post-Closing Governmental Authorizations

Schedule A – Characteristics of the Shares

Schedule P-1 – Permitted Liens

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